UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

V2X, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

V2X, Inc.
2024 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

V2X | TRUSTED WHEREVER THE MISSION LEADS

March 20, 2024
V2X, Inc.
7901 Jones Branch Drive
Suite 700
McLean, VA 22102
Dear Fellow Shareholders:
You are cordially invited to attend the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) of V2X, Inc. (“V2X” or the “Company”), which will be held at 8:00 a.m. Eastern Time on May 9, 2024. Our 2024 Annual Meeting will be a virtual meeting conducted solely online and can be attended by visiting www.virtualshareholdermeeting.com/VVX2024. A virtual meeting will allow all shareholders who desire to attend and vote at our 2024 Annual Meeting to do so safely and securely. Details regarding how to attend the meeting online and the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting and 2024 Proxy Statement (“Proxy Statement”).
We have elected to take advantage of the U.S. Securities and Exchange Commission’s rule that allows us to furnish our proxy materials to our shareholders over the Internet. We believe electronic delivery will expedite the distribution of materials and, by printing and mailing a smaller volume, will reduce the environmental impact of our 2024 Annual Meeting materials and help lower our costs.
On or about March 20, 2024, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) will be mailed to our shareholders. The Notice of Internet Availability will contain instructions on how to access our proxy materials online, including the 2024 Proxy Statement and the Company’s 2023 Annual Report to shareholders. You will not receive a printed copy of these materials unless you specifically request one.
Your vote is important. You may vote your shares in advance of the meeting via the Internet, by telephone, by mail, or by attending and voting online at the 2024 Annual Meeting. Please refer to the section “How do I vote” in the accompanying Proxy Statement for detailed voting instructions. Whether or not you plan to attend the 2024 Annual Meeting, please vote as soon as possible.
On behalf of the Company, we extend our appreciation of your continued support.
Sincerely,
CHARLES L. PROW
PRESIDENT AND CHIEF EXECUTIVE OFFICER
MARY L. HOWELL
NON-EXECUTIVE CHAIRMAN OF
THE BOARD OF DIRECTORS

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS
LOCATION DETAILS
TIME: 8:00 a.m. Eastern Time, on Thursday, May 9, 2024
PLACE: Virtual meeting at www.virtualshareholdermeeting.com/VVX2024
ITEMS OF BUSINESS
ITEM 1 To elect four Class I Directors as members of the Board of Directors of V2X (the “Board of Directors” or the “Board”) for a three-year term, each as named in the accompanying Proxy Statement.
ITEM 2 To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2024.
ITEM 3 To approve, on an advisory basis, the compensation paid to our named executive officers, as described herein.
ITEM 4 To transact such other business as may properly come before the meeting or any adjournments, postponements or continuations of the meeting.
WHO CAN VOTE?
You can vote if you were a shareholder at the close of business on March 12, 2024, the record date for the 2024 Annual Meeting.
ANNUAL REPORT TO SHAREHOLDERS AND ANNUAL REPORT ON FORM 10-K
Our Annual Report to Shareholders, which includes the 2023 Annual Report on Form 10-K (the “2023 Annual Report”), is being furnished along with this Proxy Statement to shareholders of record.
MAILING OR AVAILABILITY DATE

Beginning on or about March 20, 2024, this Notice of the 2024 Annual Meeting, the 2024 Proxy Statement, and the 2023 Annual Report are being mailed or made available, as the case may be, to shareholders of record on March 12, 2024.

ABOUT PROXY VOTING

Your vote is important. Proxy voting permits shareholders unable to attend the 2024 Annual Meeting to vote their shares through a proxy. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. If you do not provide instructions on how to vote, the proxies will vote as recommended by the Board of Directors. Most shareholders will not receive paper copies of our proxy materials and can vote their shares by following the Internet voting instructions provided on the Notice of Internet Availability. If you are a registered owner and requested a paper copy of the proxy materials, you can vote your shares by completing and returning your proxy card or by following the Internet or telephone voting instructions provided on the proxy card. Beneficial owners who received or requested a paper copy of the proxy materials can vote their shares by completing and returning their voting instruction form or by following the Internet or telephone voting instructions provided on the voting instruction form. You can change or revoke your proxy at any time prior to the 2024 Annual Meeting by following the instructions on page 6 of this Proxy Statement and on the proxy card.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting to be held on Thursday, May 9, 2024 at 8:00 a.m. Eastern Time. The Company’s 2024 Proxy Statement, 2023 Annual Report and this Notice of 2024 Annual Meeting are available online at www.proxyvote.com.
If you want to receive a paper or email copy of these documents, you must request a copy. There is no charge to you for requesting a copy. Please make your request for a copy as instructed in this Proxy Statement on or before April 20, 2024 to facilitate timely delivery.
By order of the Board of Directors,
KEVIN T. BOYLE
SENIOR VICE PRESIDENT, CHIEF LEGAL OFFICER, GENERAL COUNSEL AND
CORPORATE SECRETARY
March 20, 2024

OUR ENVIRONMENTAL, SOCIAL, AND GOVERNANCE PROGRAM
At V2X, our Environmental, Social, and Governance (“ESG”) program forms an important part of our corporate values and long-standing business priorities. Our ESG programs reflect our current understanding of the goals and requirements of our stakeholders, and the relevant laws, regulations, and standards under which we operate.
Our Board standing committees oversee various aspects of our ESG program and our progress toward achieving our ESG aspirations:
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The Nominating and Governance Committee oversees our ESG programs, including environmental and health and safety matters.

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The Compensation and Human Capital Committee receives reports from management on diversity, equity and inclusion efforts and initiatives.

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The Audit Committee oversees the company’s compliance program, including our Code of Conduct and ethics program, and reviews the cybersecurity program and cyber risk assessment.

With support from our Board, we formalized our ESG governance framework to better support our ESG program, including an executive leadership oversight and a Steering Committee, comprised of cross-functional leaders, to implement ESG initiatives and policies. In October 2023 we published our first ESG report providing an overview of our 2022 ESG initiatives and describing our journey to formalize our ESG strategy. For our ESG report, refer to our website at: https://gov2x.com/corporate-responsibility/.
An ESG prioritization assessment is essential to determine the ESG topics that are most important to our business and stakeholders. In early 2023, we engaged stakeholders across the Company, including management and leadership, and incorporated the perspectives of our communities, customers, employees, investors and suppliers using internal proxies to identify 11 high-priority ESG topics.

HIGH-PRIORITY ESG TOPICS

Environmental	Social	Governance
• Environmental compliance	• Employee health, safety and well-being • Talent attraction, development and employee engagement • Diversity, equity and inclusion • Human rights and labor practices • Sustainable procurement • Community impact	• Service quality and excellence • Corporate governance • Cybersecurity, data security and privacy • Ethics and compliance

SELECTED ESG ACCOMPLISHMENTS AND INITIATIVES IN 2023

Environmental	• Deployed a comprehensive survey to evaluate environmental, health, and safety performance among suppliers and subcontractors.
	• Developed internally a complex tool to track various environmental aspects across our enterprise and assess their potential impact on operations.
	• Initiated an evaluation process to assess compliance with emerging regulatory requirements pertaining to greenhouse gas emissions.
Social	• Conducted employee engagement surveys focused on topics related to ethics and diversity, equity and inclusion.
	• Recognized by DiversityInc as a “Top Company for Veterans,” by VETS Indexes as a “4 Star Employer,” by Military Times as a “Best for Vets Employer,” and by the National Organization on Disability as a “Leading Disability Employer.” We were also named a “Military Spouse Friendly Employer” in 2023.
	• Obtained recertification to the International Stability Operations Association Women, Peace and Security program for 2023 through 2024.
Governance	• Observed second annual Corporate Ethics and Compliance Week.
	• Hired Chief Information Security Officer to oversee the governance, risk, and compliance aspects of our information security capabilities.

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V2X QUICK FACTS
2024 ANNUAL MEETING OF SHAREHOLDERS INFORMATION
DATE	May 9, 2024	CORPORATE WEBSITE	https://www.gov2x.com
TIME	8:00 a.m. Eastern Time	INVESTOR RELATIONS WEBSITE	https://investors.gov2x.com/overview/
LOCATION	Virtual at: www.virtualshareholdermeeting.com/VVX2024	ANNUAL REPORT ON FORM 10-K	https://investors.gov2x.com/financials/sec-filings/
RECORD DATE	March 12, 2024	CODE OF CONDUCT	https://investors.gov2x.com/governance/governance-documents/
TRANSFER AGENT	Computershare Trust Company, N.A.
CORPORATE HEADQUARTERS	7901 Jones Branch Drive Suite 700 McLean, Virginia 22102
2024 ANNUAL MEETING OF SHAREHOLDERS
AGENDA ITEMS TO BE VOTED ON	MANAGEMENT RECOMMENDATION
ITEM 1. ELECTION OF DIRECTORS
To elect Class I Directors: −Dino M. Cusumano −Lee E. Evangelakos −Charles L. Prow −Phillip C. Widman	FOR EACH CLASS I DIRECTOR NOMINEE
ITEM 2. RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2024.	FOR
ITEM 3. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
To approve, on an advisory basis, the compensation of our named executive officers, as described in the 2024 Proxy Statement.	FOR

DIRECTORS STANDING FOR ELECTION	INDEPENDENT	COMMITTEE ASSIGNMENT(S)
Dino M. Cusumano	NO	N/A
Lee E. Evangelakos	NO	Member of the Nominating and Governance Committee
Charles L. Prow	NO	N/A
Phillip C. Widman	YES	Chair of the Compensation and Human Capital Committee and Member of the Audit Committee
NUMBER OF 2023 BOARD AND COMMITTEE MEETINGS
Board	12
Audit Committee	8
Compensation and Human Capital Committee	9
Nominating and Governance Committee	6
Strategy Committee	4
INDEPENDENT NON-EXECUTIVE CHAIRMAN

Mary L. Howell
2023 ANNUAL DIRECTOR COMPENSATION AND OWNERSHIP GUIDELINES
Cash Retainer	$90,000
Restricted Stock Units	$150,000
Audit Committee Chair – Incremental Compensation	$20,000 Cash Retainer
Compensation and Human Capital Committee Chair – Incremental Compensation	$17,500 Cash Retainer
Nominating and Governance Committee Chair – Incremental Compensation	$15,000 Cash Retainer
Non-Executive Chairman – Incremental Compensation	$50,000 Cash Retainer and $50,000 in Restricted Stock Unit
Director Share Ownership Guidelines	5X the Annual Cash Retainer Amount
BOARD SIZE

11 Directors

KEY PRINCIPLES AND PRACTICES
Independent Chairman (“Non-Executive Chairman” or “Chairman”) of our Board of Directors (“Board” or “Board of Directors”).
Majority vote standard in uncontested elections.

Restriction on the number of boards of publicly-traded companies on which members of our Board (each a “Director”) may serve to avoid overboarding, including the number of boards on which a Director who is a chief executive officer may serve. See “Information About the Board of Directors and Other Matters — Corporate Governance Principles” below.

Annual evaluations of the Board and its standing committees (each a “Committee”).

Risk oversight by the Board and Audit Committee, and consideration by the Compensation and Human Capital Committee (the “Compensation Committee”) of enterprise risk factors in establishing executive compensation design and objectives.

Compensation substantially tied to performance.
No excessive perquisites.
No tax gross-ups on perquisites or in connection with a change in control. Tax protection may be provided for amounts associated with relocation.
Policy against hedging, pledging or speculating in Company stock.
Share ownership guidelines for Directors and officers.
Compensation “clawback” and “recoupment” policies.
No poison pill.
Regular executive sessions of the Board and each Committee without management present.

Board regularly reviews Board composition as well as Committee structure through its Nominating and Governance Committee. As part of this review, in 2023, the Board dissolved the Strategy Committee having found it more efficient to have the Board oversee the Company’s strategic planning.

Annual review by the Board of the Company’s Corporate Governance Principles (the “Corporate Governance Principles”) and by the Committees of their respective charters.
WE DO…
Use an independent compensation consultant.
Pay for performance.
Maintain meaningful stock ownership guidelines for Directors and officers.
Mitigate compensation risk through oversight by the Compensation Committee of the design and objectives of our executive compensation programs.

Maintain “double trigger” change in control provisions in our equity award agreements and our equity incentive plan that require both consummation of a change in control transaction and termination of employment for accelerated vesting.

Provide for a minimum vesting period of one year for employee equity grants, and generally provide in our employee award agreements for vesting in equal annual installments over a three-year period for our restricted stock units.

Enable the Board to seek recoupment of performance-based compensation, including cash and equity-based compensation, from an employee that has engaged in gross negligence, intentional misconduct, fraud, theft or embezzlement, and to seek clawback, from Section 16 Officers (defined below), of compensation in the event of a material accounting restatement of the Company’s financial results, irrespective of fraud or misconduct, pursuant to the policy.

WE DO NOT…
Reprice stock options.
Provide tax gross-ups for perquisites or in connection with a change in control; however, tax protection may be provided for costs associated with relocation.
Guarantee minimum bonus payments.
Provide for automatic base salary increases.
Have fixed-term employment arrangements with our named executive officers. All named executive officers are at-will employees.
Provide a traditional pension plan.

2024 PROXY STATEMENT

INFORMATION ABOUT THIS PROXY STATEMENT AND VOTING
Your vote is very important to us. For this reason, the Board of Directors is furnishing this proxy statement (the “Proxy Statement”) in connection with the solicitation of proxies to vote on matters to be submitted at our 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) or at any adjournments, postponements or continuations thereof. The Notice of the 2024 Annual Meeting, this Proxy Statement, the accompanying proxy card and our Annual Report to Shareholders, which includes the 2023 Annual Report on Form 10-K (the “2023 Annual Report”), were first sent or given on or about March 20, 2024 to shareholders of record as of the close of business on March 12, 2024 (the “Record Date”).
In this Proxy Statement, unless the context requires otherwise, any of the “Company,” “V2X,” “we,” “us” and “our” refers to V2X, Inc. and its subsidiaries. References throughout this Proxy Statement to “common stock” mean the common stock, par value $0.01 per share, of V2X, unless the context requires otherwise. References and links to websites and other information contained in the Proxy Statement are not provided as active hyperlinks, and the information contained in or accessed through these hyperlinks shall not be incorporated into, or form a part of, this Proxy Statement.
WHY DID I RECEIVE THESE PROXY MATERIALS?
Beginning on or about March 20, 2024, this Proxy Statement is being mailed or made available, as the case may be, to shareholders who were V2X shareholders as of the Record Date, as part of the Board of Directors’ solicitation of proxies for the 2024 Annual Meeting or any adjournments, postponements or continuations thereof.
WHY ARE YOU HOLDING A VIRTUAL ANNUAL MEETING?
Our 2024 Annual Meeting will be held solely in a virtual format, which will be conducted via a live webcast. A virtual meeting will enable all shareholders, irrespective of their size or resources, to safely and securely attend and vote at the 2024 Annual Meeting, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. We also believe that the online meeting platform we have selected will enable shareholders to participate in the meeting as they would at an in-person meeting.
WHO IS ENTITLED TO VOTE?
You can vote if you owned shares of the Company’s common stock as of the Record Date.
IS A LIST OF SHAREHOLDERS AVAILABLE?
The names of shareholders of record entitled to vote at the 2024 Annual Meeting will be available to shareholders at least five business days prior to our 2024 Annual Meeting at our principal executive offices located at 7901 Jones Branch Drive, Suite 700, McLean, Virginia 22102 during normal business hours. The list will also be available to shareholders at www.virtualshareholdermeeting.com/VVX2024 during the 2024 Annual Meeting.
WHAT ITEMS OF BUSINESS WILL I BE VOTING ON?
You are voting on the following items of business:

To elect four Class I Directors as members of the Board of Directors for a three-year term, each as named in this Proxy Statement.

To ratify the appointment of RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for 2024.

To approve, on an advisory basis, the compensation paid to our named executive officers, as described herein.

To transact such other business as may properly come before the meeting or any adjournments, postponements or continuations thereof.

As of the date of this Proxy Statement, the Board of Directors is not aware of any business other than as described in this Proxy Statement that will be presented for a vote at the 2024 Annual Meeting.
HOW DO I VOTE?
You can either vote via the web portal at the 2024 Annual Meeting or in advance of the 2024 Annual Meeting, whether or not you attend the 2024 Annual Meeting. If you are a registered owner, the proxy card or Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) will explain how to vote your shares. Alternatively, if you hold shares through a brokerage firm, trustee, bank, or other financial intermediary or nominee, which is known as holding shares in “street name,” you will receive either a Notice of Internet Availability or a voting instruction form from that broker, trustee, bank or other financial intermediary or nominee, each of which we refer to as an “intermediary.” The notice or form, as applicable, will explain how to direct the voting of your shares through the intermediary, including the ability to provide voting instructions via the Internet or by telephone.
WHAT IS THE DIFFERENCE BETWEEN A REGISTERED OWNER AND A BENEFICIAL OWNER?
If the shares you own are registered in your name directly with Computershare Trust Company, N.A., our transfer agent, you are the registered owner and the “shareholder of record.” If the shares you own are held in street name, you are considered the “beneficial owner” because someone else holds the shares on your behalf.
WHAT ARE THE PROXY VOTING PROCEDURES?
Your vote is important. After reviewing this Proxy Statement, please vote your shares right away to make sure that your shares are represented at the 2024 Annual Meeting. Please follow the voting instructions on the Notice of Internet Availability, proxy card (if you are a shareholder of record) or on the voting instruction form (if you are a beneficial owner). You may vote:

BY INTERNET	BY TELEPHONE (FROM U.S.)	BY MAIL
WHY DOES THE BOARD SOLICIT PROXIES FROM SHAREHOLDERS?
Since it is impractical for all shareholders to attend the 2024 Annual Meeting and vote at the meeting, the Board of Directors recommends that you appoint the two people named on the accompanying proxy card to act as your proxies at the 2024 Annual Meeting.
HOW DO THE PROXIES VOTE?
The proxies vote your shares in accordance with your voting instructions. If you appoint the proxies but do not provide voting instructions, they will vote your shares as recommended by the Board of Directors. If any other matters not described in this Proxy Statement are properly brought before the meeting for a vote, the proxies will use their discretion in deciding how to vote on those matters.
HOW MANY VOTES DO I HAVE?
You have one vote for every share of common stock that you owned on the Record Date.
HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THE PROPOSALS?
The Board of Directors recommends that you vote:
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“FOR” the election of each of the Class I Director nominees of the Board of Directors (Item 1);

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“FOR” the ratification of the appointment of RSM as the Company’s independent registered public accounting firm for 2024 (Item 2); and

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“FOR” the approval on an advisory basis of the compensation of our named executive officers (Item 3).

WHAT IF I CHANGE MY MIND?
Shareholders of Record: You can revoke your proxy at any time before it is exercised by mailing a new proxy card with a later date or casting a new vote via the Internet or by telephone, as applicable. You can also send a written revocation to the Corporate Secretary of the Company (“Corporate Secretary”) at the V2X Corporate Headquarters, 7901 Jones Branch Drive, Suite 700, McLean, Virginia 22102. If you virtually attend the 2024 Annual Meeting, you may vote via the virtual meeting platform and this vote will supersede your previously submitted proxy.
Beneficial Owners: You must contact your intermediary holding your shares and follow its instructions for changing your vote.
WHAT IS A “BROKER NON-VOTE”?
The New York Stock Exchange (“NYSE”) has rules that govern brokers who have record ownership of listed company stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). A broker may cast a vote on behalf of a beneficial owner from whom the broker has not received instructions with regard to discretionary matters but not non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters to which the broker has not received instructions from the beneficial owner is referred to as a “broker non-vote.” Under current NYSE interpretations, agenda Item 2, the ratification of RSM as the Company’s independent registered public accounting firm, is considered a discretionary item so your broker has discretion to vote your shares regarding Item 2 in the absence of your voting instructions. Your broker does not have discretion to vote your shares regarding Items 1 and 3, each of which is considered a non-discretionary item.
Under Indiana law, the law of the state where the Company is incorporated, broker non-votes and abstentions are counted to determine whether there is a quorum present, but broker non-votes and abstentions will have no effect on the outcome of the proposals.
HOW MANY VOTES ARE REQUIRED TO ELECT DIRECTORS OR APPROVE A PROPOSAL?
The Amended and Restated Articles of Incorporation of the Company, as currently in effect (the “Articles”) and the Second Amended and Restated By-Laws of the Company (the “By-Laws”) provide that in uncontested elections, Directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election (that is, the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee). Accordingly, broker non-votes and abstentions will not have any effect on the election of a Director. Cumulative voting in the election of Directors is not permitted.
Items 2 and 3 are advisory in nature and non-binding on the Company. Items 2 and 3 will be considered to have passed if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not be counted as votes cast either for or against these proposals, and accordingly will not have any effect on the outcome of the proposals.
WHAT HAPPENS IF A DIRECTOR NOMINEE FAILS TO RECEIVE A MAJORITY OF THE VOTES CAST IN AN UNCONTESTED ELECTION?
Our By-Laws provide that in uncontested elections, any Director nominee who fails to be elected by a majority of the votes cast, but who also is a Director at the time, shall promptly provide a written resignation, as a holdover Director, to the Chairman of the Board or the Corporate Secretary. The Nominating and Governance Committee of the Board of Directors (the “Nominating and Governance Committee”), or the equivalent committee then in existence, shall promptly consider the resignation and all relevant facts and circumstances concerning any vote and the best interests of the Company and its shareholders and make a recommendation to the Board regarding whether to accept or reject the tendered resignation or whether other action should be taken. The Board will act on the Nominating and Governance
Committee’s recommendation no later than its next regularly scheduled Board meeting or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision.
HOW MANY SHARES OF V2X COMMON STOCK ARE OUTSTANDING?
As of the Record Date, 31,452,693 shares of common stock were outstanding and entitled to vote at the 2024 Annual Meeting.
HOW DO I ATTEND THE 2024 ANNUAL MEETING OF SHAREHOLDERS?
Shareholders who wish to attend our virtual 2024 Annual Meeting must log into the virtual meeting platform at
www.virtualshareholdermeeting.com/VVX2024 beginning at 7:45 a.m. Eastern Time on May 9, 2024.
To be admitted to the meeting as a shareholder of record, you must enter the 16-digit control number found on your proxy card or notice. You may vote your shares or ask questions during the meeting by following the instructions available on the virtual meeting platform. Questions must comply with the 2024 Annual Meeting procedures and be pertinent to the Company, our shareholders, and the meeting matters. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. Persons without a control number may attend the 2024 Annual Meeting as guests, but will not have the option to vote their shares or ask questions.
The virtual meeting platform is fully supported across browsers (Firefox, Chrome, Microsoft Edge, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of the applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the 2024 Annual Meeting.
Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. A replay of the webcast will be available on the Investor Relations page of the Company’s website at https://investors.gov2x.com/overview/default.aspx until May 9, 2025.
In the event of a technical malfunction or other significant problem that disrupts the 2024 Annual Meeting, the chairman of the meeting may adjourn, recess or expedite the 2024 Annual Meeting or take such other action as the chairman determines in light of the circumstances. If you have difficulty accessing the 2024 Annual Meeting, please call 844-986-0822 (U.S.) or 303-562-9302 (international) and technicians will be available to assist you. Please note that these numbers will be active beginning thirty minutes prior to the start of the 2024 Annual Meeting.
HOW DO I ASK QUESTIONS AT THE VIRTUAL 2024 ANNUAL MEETING?
Shareholders who log into the virtual meeting platform using the 16-digit control number found on their Notice of Internet Availability, proxy card or voting instruction form may ask questions beginning fifteen minutes before commencement or during the virtual 2024 Annual Meeting by typing their question into the “Ask a Question” box located on the bottom left side of the webcast screen. A representative from V2X will review the questions and direct them to the appropriate individual at the Company to address them.
HOW MANY HOLDERS OF V2X OUTSTANDING SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING OF SHAREHOLDERS?
In order to conduct business at the 2024 Annual Meeting, it is necessary to have a quorum. The presence in person or by proxy of holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business at the 2024 Annual Meeting. Abstentions and broker non-votes will be considered present for quorum purposes.
WHO COUNTS THE VOTES? IS MY VOTE CONFIDENTIAL?
Votes will be counted by the Inspector of Election appointed for the 2024 Annual Meeting. The Inspector of Election monitors the voting and certifies the confidentiality of the votes of shareholders.
WHO WILL SOLICIT PROXIES?
Our Directors, officers and other regular employees may solicit proxies. In addition, we have appointed Okapi Partners LLC to help with the solicitation effort. These persons and Okapi Partners LLC may solicit proxies in person, by mail, by telephone or other electronic communication. Our Directors, officers and other employees will not receive any additional compensation for these activities.
WHO WILL PAY FOR THE COSTS OF THIS PROXY SOLICITATION?
We will pay the full cost of soliciting proxies. We expect to pay Okapi Partners LLC a fee of approximately $10,000 plus reimbursement of expenses to assist with the solicitation, and we will reimburse intermediaries for their costs in sending proxy materials to beneficial owners.
HOW CAN I SUBMIT A PROPOSAL OR NOMINATE A DIRECTOR FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS?
Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), establishes the eligibility requirements and the procedures that must be followed for a shareholder proposal to be included in a public company’s proxy materials. If you want us to consider including a shareholder proposal in next year’s proxy statement, you must deliver such proposal, in writing, to our Corporate Secretary at our principal executive offices on or before November 20, 2024 and comply with applicable eligibility requirements and procedures.
Any other matters, including director nominations, proposed to be submitted for consideration at the 2025 annual meeting of shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 under the Exchange Act) must be given in writing to our Corporate Secretary and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date we first sent or made these proxy materials available to shareholders.
Therefore, to be presented at our 2025 annual meeting of shareholders, such a proposal must be received on or after November 20, 2024 but not later than December 20, 2024. The proposal must contain specific information required by our By-Laws, which are on file with the U.S. Securities and Exchange Commission (“SEC”) and may be obtained from our Corporate Secretary upon written request. In addition, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice in writing to our Corporate Secretary at our principal executive offices that sets forth the information required by Rule 14a-19 of the Exchange Act on or before March 10, 2025 in accordance with Rule 14a-19 of the Exchange Act.
The notice and nomination must meet all other qualifications and requirements of the Company’s Corporate Governance Principles, By-Laws and Regulation 14A of the Exchange Act. A director nominee will be evaluated by the Nominating and Governance Committee using the same standards as it uses for all other Director nominees.
These standards are discussed in further detail under “Information About the Board of Directors and Other Matters — Director Selection, Composition and Diversity” below. You can request a copy of the nomination requirements from our Corporate Secretary.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING OF SHAREHOLDERS?
We will announce preliminary voting results at the 2024 Annual Meeting and will publish final results in a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the 2024 Annual Meeting.
HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies.
We will deliver only one copy of the proxy materials to multiple shareholders sharing an address unless we have received contrary instructions from one or more of those shareholders. We will, upon written or oral request, promptly deliver a separate copy of the proxy materials to a shareholder at a shared address to which single copies of the documents were delivered. You can make such request by writing to: Corporate Secretary, V2X, Inc., 7901 Jones Branch Drive, Suite 700, McLean, Virginia 22102 or by calling 571-481-2000. Shareholders wishing to receive separate copies of the proxy materials in the future or shareholders sharing an address wishing to receive a single copy of proxy materials in the future may also contact our Corporate Secretary as described above. Copies of our 2023 Annual Report, filed with the SEC, are also available without charge to shareholders upon written request to the Corporate Secretary.
Some brokers also household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be sending householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker.
We also make available, free of charge on our website (https://investors.gov2x.com/financials/sec-filings/) all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q, and 8-K.
INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability with instructions for accessing the proxy materials, including our Proxy Statement and the 2023 Annual Report, and voting via the Internet. The Notice of Internet Availability also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.
SHARE OWNERSHIP GUIDELINES
The Board of Directors has established share ownership guidelines for our current officers defined in Rule 16a-1(f) of the Exchange Act as determined by the Board (“Section 16 Officers”) and for our Directors who are compensated for their service on our Board and its Committees (“Compensated Directors”). Directors elected as Vertex Holdco designees (as defined below) do not receive director compensation and are not subject to these guidelines. The share ownership guidelines are designed to link our Section 16 Officers’ and Compensated Directors’ financial interests with those of our shareholders.
The share ownership guidelines require share ownership levels at five times the annual cash retainer amount for the Compensated Directors. The guidelines also provide for share ownership levels based on a multiple of annual base salary for our Section 16 Officers depending on their position, as follows:
Chief Executive Officer	5 X Annual Base Salary
Chief Financial Officer	3 X Annual Base Salary
Select Senior Vice Presidents	2 X Annual Base Salary
Select Corporate Vice Presidents	1 X Annual Base Salary
Shares of common stock and unvested restricted stock units (“RSUs”) count toward satisfying the ownership guidelines. Shares underlying unvested performance-based stock units (“PSUs”) and vested or unvested stock options do not count toward satisfying the ownership guidelines.
Compensated Directors have the later of five years from their election as a director, or any increase in their annual retainer amount, to meet the required ownership threshold of the guidelines. Section 16 Officers have the later of five years from the date they became subject to the guidelines, or from the date of their promotion within the salary level covered by the guidelines, to meet the required ownership threshold of the guidelines.
Compensated Directors and Section 16 Officers are not permitted to sell Company stock that results in them falling out of compliance with the share ownership guidelines. The Compensation Committee reviews the share ownership guidelines to align the guidelines with current market trends and the status of the ownership compliance on an annual basis. As of March 12, 2024, all of our Compensated Directors and our named executive officers were in compliance with our share ownership guidelines or would be in compliance taking into account the applicable five-year transition period.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows, as of March 12, 2024, the beneficial ownership of V2X common stock, and rights and options exercisable within 60 days of that date (May 11, 2024) by each Director or Director nominee, by each of the named executive officers in the Summary Compensation Table, and by all Directors, Director nominees and current executive officers as a group, as well as each person known to us to beneficially own more than 5% of our outstanding common stock.
Each person or entity has reported sole voting and investment power with respect to the shares beneficially owned by that person or entity, except as otherwise indicated. The percentages below for the beneficial owners holding more than 5% are based on the number of shares of our common stock issued and outstanding as of March 12, 2024, and are based solely on the most recent Schedule 13D or 13G filings with the SEC on behalf of such persons.
There were 31,452,693 shares of V2X common stock outstanding on March 12, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT
	Amount and Nature of Beneficial Ownership(1)				Additional Economic Ownership Information
Name and Address of Beneficial Owner	Shares Owned(2)	Right to Acquire(3)	Total Shares Beneficially Owned	Percent Beneficially Owned	Total RSUs	Total Unvested Options
5% Shareholders
Vertex Aerospace Holdco LLC(4)	18,967,286	—	18,967,286	60.3%	—	—
FMR LLC(5)	2,508,334	—	2,508,334	8.0%	—	—
Directors, Director Nominees and Named Executive Officers(10)
Mary L. Howell	31,635	4,675	36,310	*	4,675	—
Dino M. Cusumano(4)	—	—	—	*	—	—
Abbas O. Elegba	—	—	—	*	—	—
Lee E. Evangelakos	—	—	—	*	—	—
Melvin F. Parker	15,393	3,506	18,899	*	3,506	—
Eric M. Pillmore	34,885	3,506	38,391	*	3,506	—
Joel M. Rotroff	—	—	—	*	—	—
Neil D. Snyder	—	—	—	*	—	—
Stephen L. Waechter(6)	38,395	3,506	41,901	*	3,506	—
Phillip C. Widman(7)	36,395	3,506	39,901	*	3,506	—
Charles L. Prow(8)	97,629	21,898	119,527	*	84,574	—
Shawn M. Mural	500	—	500	*	26,328	—
Susan D. Lynch(9)	17,012	—	17,012	*	6,770	—
Susan L. Deagle(9)	18,522	5,618	24,140	*	—	—
Kenneth W. Shreves	11,846	—	11,846	*	15,772	—
William W. Beard(9)	71,939	—	71,939	*	—	—
All Directors, Director nominees and current executive officers as a group (17 persons)	307,433	40,597	348,030	1.1%	185,809	—

*
Less than 1% of the outstanding shares of common stock.

(1)
None of the Directors, Director nominees, or named executive officers has pledged V2X shares as security.

(2)
Includes shares for which the named person has sole voting and investment power or shared voting and investment power. Excludes shares that may be acquired through stock option exercises or the vesting of RSUs or PSUs.

(3)
Includes certain stock options and RSUs. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 12, 2024 and RSUs that will become vested within 60 days of March 12, 2024 are deemed outstanding and beneficially owned by the person holding such options or RSUs for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

(4)
As reported on a Schedule 13D/A filed on September 15, 2022, represents (i) 18,500,001 shares of common stock held directly by Vertex Aerospace Holdco LLC (“Vertex Holdco”) and indirectly by American Industrial Partners Capital Fund VI, L.P. (“AIP Fund VI”) and AIPCF VI Vertex Aerospace Funding LP (“Vertex Funding”), (ii) 375,420 shares owned directly by Lightship Capital LLC (“Lightship”) and (iii) 91,865 shares of common stock over which Vertex Holdco holds an irrevocable proxy that entitles it to vote the shares with respect to certain matters, pursuant to the Shareholders Agreement (as defined below). Each of Vertex Holdco, AIP Fund VI, Vertex Funding, and Lightship is under common control of AIPCF VI, LLC (“AIP GP” and together with Vertex Holdco, AIP Fund VI, Vertex Funding, and Lightship, the “AIP Fund Entities”).
Mr. Cusumano is a senior managing member of AIP GP. Any action by AIP GP with respect to these shares, including voting and dispositive decisions, requires a unanimous vote of the managing members of AIP GP. Accordingly, Mr. Cusumano and the other managing members of AIP GP may be deemed to share voting and dispositive power with respect to the shares held by the AIP Fund Entities. Each of Mr. Cusumano and the other managing members of AIP GP disclaim beneficial ownership of the shares of common stock held by the AIP Fund Entities. Mr. Cusumano serves as a member of our Board. Vertex Holdco, AIP Fund VI, and Vertex Funding have shared voting power with respect to 18,591,866 shares of common stock, shared dispositive power with respect to 18,500,001 shares of common stock, and sole voting power and sole dispositive power with respect to 0 shares of common stock. AIP GP has shared voting power with respect to 18,967,286 shares of common stock and shared dispositive power with respect to 18,875,421 shares of common stock, and sole voting power and sole dispositive power with respect to 0 shares of common stock. Lightship has shared voting power and shared dispositive power with respect to 375,420 shares of common stock, and sole voting power and sole dispositive power with respect to 0 shares of common stock. The address of the AIP Fund Entities is c/o American Industrial Partners, 450 Lexington Avenue, 40th Floor, New York, New York 10017.
(5)
As reported on a Schedule 13G/A filed on February 9, 2024, FMR LLC has sole voting power with respect to 2,507,440 shares of common stock, sole dispositive power with respect to 2,508,334 shares of common stock, and shared voting power and shared dispositive power with respect to 0 shares of common stock. Abigail P. Johnson is a director, the Chairman and the Chief Executive Officer of FMR LLC. Abigail P. Johnson has sole dispositive power with respect to 2,508,334 shares of common stock and sole voting power, shared voting power, and shared dispositive power with respect to 0 shares of common stock. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(6)
Includes 12,000 shares held by the Stephen L. Waechter Living Trust, of which Mr. Waechter is a trustee.

(7)
Includes 10,000 shares held in a revocable living trust, of which Mr. Widman is the sole trustee.

(8)
Includes 82,507 shares held by the Angela K. Prow Revocable Living Trust, of which Mr. Prow is a trustee.

(9)
Reflects ownership upon departure from the Company.

(10)
The address of each of the Directors and named executive officers listed is c/o V2X, Inc., 7901 Jones Branch Drive, Suite 700, McLean, Virginia 22102.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that the Company’s executive officers and Directors, and any persons beneficially owning more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC within specified time periods. To the Company’s knowledge, based upon a review of the copies of the reports furnished to the Company and written representations by Directors and executive officers that no other reports were required, all Directors, executive officers and persons beneficially owning more than 10% of our common stock timely filed reports required under Section 16(a) of the Exchange Act for the year ended December 31, 2023.
PROPOSALS TO BE VOTED ON AT THE 2024 ANNUAL MEETING
OF SHAREHOLDERS
PROPOSAL 1
ELECTION OF DIRECTORS
Election of Four Class I Director Nominees for a Term of Three Years
Our Articles provide for a classified Board of Directors divided into three designated classes, Class I, Class II and Class III, each serving staggered three-year terms. Our Board is composed of eleven (11) members, and at each annual meeting of shareholders, the successors to the class of directors whose terms expire are elected to serve three-year terms. Directors elected at an annual meeting of shareholders to succeed those Directors whose terms expire are of the same class as the Directors they succeed.

The term of our Class I Directors expires at the 2024 Annual Meeting. The Class I Directors being nominated for a three-year term are Dino M. Cusumano, Lee E. Evangelakos, Charles L. Prow and Phillip C. Widman. The terms of the Class II and Class III Directors will expire at the 2025 and 2026 annual meeting of shareholders, respectively.
The election of Directors requires the affirmative vote of a majority of the votes cast by the shares entitled to vote in the election at the 2024 Annual Meeting. Accordingly, abstentions and broker non-votes will not have any effect on the election of a Director.
On July 5, 2022, Vectrus, Inc. (“Vectrus”) completed its merger with Vertex Aerospace Services Holding Corp. (“Vertex”), forming V2X (the “Vertex Transaction” or “Merger”). In connection with the Vertex Transaction, the Company entered into a shareholders agreement (the “Shareholders Agreement”) with Vertex Aerospace Holdco LLC, a Delaware limited liability company (“Vertex Holdco”) an affiliate of American Industrial Partners Capital Fund VI, LP, and certain other former stockholders of Vertex who became shareholders of the Company (collectively, the “Former Vertex Stockholders”) that, among other things, provides Vertex Holdco and its affiliates to which shares of Company common stock are transferred by a Former Vertex Stockholder (collectively, the “Vertex Holdco Parties”) with director nomination and committee designation rights. Pursuant to the Shareholders Agreement, for so long as the Former Vertex Stockholders collectively beneficially own 25% or more of the outstanding common stock of the Company (such period, the “Appointment Period”), our Board of Directors will be comprised of 11 members and the Vertex Holdco Parties will be entitled to designate for nomination and election to the Board of Directors a number of individuals corresponding to the ownership thresholds set forth in the Shareholders Agreement. In addition, the Vertex Holdco Parties and the Company will take whatever action may be reasonably necessary, if any, to cause the Company to comply with the SEC rules and applicable listing standards then in effect if the Company ceases to qualify as a “controlled company.”
Beginning at the 2024 Annual Meeting, each Former Vertex Stockholder will be entitled to vote its shares of common stock in its sole discretion for one Vertex Holdco nominee (assuming an 11-member Board of Directors of the Company) and for all other nominees who are not Vertex Holdco designees, in the case of an uncontested election, must vote in the same manner as, and in the same proportion to, all shares voted by the Company’s shareholders (excluding all Former Vertex Stockholders), or, in the case of a contested election, at such Former Vertex Stockholder’s option, either in accordance with the recommendation of the Nominating and Governance Committee or in the same manner as, and in the same proportion to, all shares voted by, the Company’s shareholders (excluding all Former Vertex Stockholders). For additional information, see “Related Person Transactions — Shareholders Agreement” below.
The full Board of Directors has considered and nominated four Class I nominees, Dino M. Cusumano, Lee E. Evangelakos, Charles L. Prow and Phillip C. Widman, for election as Directors at the 2024 Annual Meeting, to serve for a three-year term ending at the 2027 annual meeting of shareholders.
The figure below illustrates the key experience, qualifications, and skills of the majority of our Directors, including our Director nominees. The figure does not encompass all of the experience, qualifications, attributes, and skills of our Directors, but rather indicates specific areas of importance to the Board of Directors.

The Nominating and Governance Committee evaluates the current composition of the Board and determines the desired board experience, skills and attributes to achieve a robust and diverse Board of Directors. The Nominating and Governance Committee seeks to have a Board of Directors with diverse backgrounds and perspectives and when searching for a new Director, the Company includes in its initial list of qualified candidates those candidates who reflect diverse backgrounds and experiences, including diversity of gender and race or ethnicity.
Information regarding our Board diversity is shown below, based on voluntary, self-identification information provided by our Directors and Director nominees.
We currently have two women on our Board, including our Non-Executive Chairman of the Board. The Board reviews and assesses Board composition, including consideration of the level of representation of women on the Board. Should vacancies occur, the Board expects, through the selection process as soon as reasonably practicable, to identify suitable female candidates who can bring diverse perspectives to meet the Company’s strategic goals and objectives. Our Nominating and Governance Committee Chairman is a veteran and is racially diverse.
The qualifications and attributes considered by the Board when selecting each of these Directors for nomination are described under the heading “Qualifications” in the respective Director’s biography below. Each of the Class I nominees is currently serving as a Director and has agreed to continue to serve if elected until the earlier of his or her retirement, resignation or death. If unforeseen circumstances arise before the 2024 Annual Meeting and a nominee becomes unable to serve, the Board of Directors could reduce the size of the Board or nominate another candidate for election. If the Board of Directors nominates another candidate, the proxies could use their discretion to vote for that nominee.

Biographies of Director Nominees
Below is a summary of biographical and committee information as of the date of this Proxy Statement for each of our Director nominees.
DINO M. CUSUMANO
AGE	49
DIRECTOR SINCE	2022

COMMITTEE ASSIGNMENTS
None.
QUALIFICATIONS
Mr. Cusumano has extensive experience in the finance industry, and specifically in mergers and acquisitions and capital markets. Mr. Cusumano has also served as a director of other public companies.
Mr. Cusumano joined AIP, LLC (“American Industrial Partners”) in 2000, where he currently serves as a General Partner. Prior to American Industrial Partners, he served in the investment banking department of J.P. Morgan & Co. Inc. from 1998 to 2000, where he worked on merger and acquisition and capital raising transactions primarily in the industrial sector. He is a CFA charter holder. Mr. Cusumano has served since January 2017 as a director of REV Group, Inc. (NYSE: REVG), where he also chairs its compensation committee. He graduated from the University of Notre Dame, where he received a Bachelor’s degree in Business Administration with a concentration in Finance with honors.
LEE E. EVANGELAKOS
AGE	34
DIRECTOR SINCE	2022

COMMITTEE ASSIGNMENTS
Nominating and Governance Committee, Member
QUALIFICATIONS
Ms. Evangelakos has extensive experience in finance, business and computer science.
Ms. Evangelakos joined American Industrial Partners in 2018, where she currently serves as a Partner. Prior to American Industrial Partners, she worked at Microsoft as a software developer from 2011 to 2014 and at Applied Predictive Technologies as a business consultant, from 2014 to 2016. Ms. Evangelakos graduated from Harvard College where she received a Bachelor’s degree in Computer Science, from Massachusetts Institute of Technology with a Master’s degree in Civil Engineering, and from the Sloan School of Management at Massachusetts Institute of Technology with a Master of Business Administration.
CHARLES L. PROW
AGE	64
DIRECTOR SINCE	2016

COMMITTEE ASSIGNMENTS
None.
QUALIFICATIONS

Mr. Prow has an extensive leadership experience in global government services organizations and expertise involving information technology and the development of complex strategic solutions for a wide range of government customers.

Mr. Prow has served as our President and Chief Executive Officer since December 2016. Mr. Prow has over 30 years of information technology and federal services experience, including leadership positions at IBM Corporation, PricewaterhouseCoopers, and Coopers & Lybrand. During his career, he has run large global government services organizations, delivering solutions to a wide array of Department of Defense and other government customers. Previously, Mr. Prow served in multiple roles with IBM Corporation, including from 2014 to 2015 as General Manager, Global Government Industry and from 2007 to 2013 as General Manager, US Public Sector Global Business Services. He currently serves on the board of directors for the Professional Services Council, Christian Brothers High School — St. Louis Missouri and International Research and Exchange Board (IREX). Mr. Prow graduated from Northwest Missouri State University where he received a Bachelor of Science degree in Management and Data Processing.

PHILLIP C. WIDMAN
AGE	69
DIRECTOR SINCE	2014

COMMITTEE ASSIGNMENTS
Compensation and Human Capital Committee, Chair; Audit Committee, Member
QUALIFICATIONS

Mr. Widman has extensive experience in finance and management and has experience serving as a chief financial officer and senior executive of several companies. Mr. Widman has also served as a director of other public companies, including as chair of several audit committees.

Mr. Widman served as Senior Vice President and Chief Financial Officer of Terex Corporation from 2002 to his retirement in 2013. From 2001 to 2002, he was an independent consultant, and from 1998 to 2001, he served as Executive Vice President and Chief Financial Officer of Philip Services Corporation. Mr. Widman has served since January 2010 as a director of Sturm, Ruger & Co., Inc. (NYSE: RGR), where he is the chairman of the risk committee and a member of the compensation and capital policy committees, and since 2014 as a director of ENVIRI Corporation (NYSE: NVRI), where he is a member of the audit committee and the governance committee. Mr. Widman graduated from University of Michigan where he received a Bachelor of Business Administration degree and from Eastern Michigan University with a Master of Business Administration.
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ELECTION OF EACH OF THE FOUR PROPOSED CLASS I NOMINEES LISTED ABOVE TO THE V2X BOARD OF DIRECTORS.
BIOGRAPHIES OF CONTINUING DIRECTORS
CLASS II — DIRECTORS WHOSE TERMS EXPIRE IN 2025
MARY L. HOWELL
AGE	71
DIRECTOR SINCE	2014

COMMITTEE ASSIGNMENTS
None.
QUALIFICATIONS
Ms. Howell has extensive leadership experience in business management and has also served as a director of other public companies in the aerospace and defense industry.
Ms. Howell serves as our Non-Executive Chairman. She has also served as Chief Executive Officer of Howell Strategy Group, an international consulting firm, since 2010. Ms. Howell served as Executive Vice President of Textron Inc. from 1995 to 2009. She also served on Textron’s Management Committee, which had responsibility for running the overall business. Ms. Howell has served since 2019 as a director of Astec Industries, Inc. (NASDAQ: ASTE), where she also is a member of the compensation committee and chairs the nominating and corporate governance committee. She formerly served as a director of Esterline Corporation, where she served as lead director from 2016 to April 2019. She is actively involved on foreign policy issues and serves as a lifetime director of the Atlantic Council. In 2008, Ms. Howell received the Charles Ruch Semper Fidelis Award and in 2010 became an Honorary Marine. Ms. Howell graduated from the University of Massachusetts at Amherst where she received a Bachelor of Science degree.

ERIC M. PILLMORE
AGE	70
DIRECTOR SINCE	2014

COMMITTEE ASSIGNMENTS
Audit Committee, Member and Compensation and Human Capital Committee, Member
QUALIFICATIONS

Mr. Pillmore has extensive experience in corporate governance and finance, which includes advising boards of both private and public companies on corporate governance and serving as chief financial officer of several companies. Mr. Pillmore has served in the military.

Mr. Pillmore has served as Managing General Partner of Amore Limited Partnership and as President of Pillmore Consulting, LLC since 2008. From 2010 to 2014, Mr. Pillmore served as senior advisor to the Center for Corporate Governance of Deloitte LLP, which provides board governance services to global clients. Mr. Pillmore was Senior Vice President of Corporate Governance of Tyco International Corporation from 2002 to 2007. He also spent 17 years with General Electric Company and four years as a naval officer. Mr. Pillmore is currently the board chair and a director of the Colson Center. He graduated from the University of New Mexico where he received a Bachelor’s degree in Business Administration and from Villanova University with a Master of Business Administration.
JOEL M. ROTROFF
AGE	42
DIRECTOR SINCE	2022

COMMITTEE ASSIGNMENTS
Compensation and Human Capital Committee, Member
QUALIFICATIONS
Mr. Rotroff has extensive experience in finance and business management and also serves as a director of several private companies, in addition to his public company board service.
Mr. Rotroff joined American Industrial Partners in 2012, where he currently serves as a Partner. From 2018 to 2022, Mr. Rotroff served as President of Vertex Aerospace Services Corp. Prior to American Industrial Partners, Mr. Rotroff served as an analyst and associate at Baird Private Equity from 2006 to 2010. Prior to Baird, he worked in the healthcare group in the investment banking division of Piper Jaffray & Co. from 2005 to 2006. Mr. Rotroff has served since 2017 as a director of REV Group, Inc. (NYSE: REVG) and as a member of its nominating and corporate governance committee. Mr. Rotroff graduated from the University of Wisconsin with honors and distinction, where he received a Bachelor’s degree in Biomedical Engineering, from Duke University, with a Master of Engineering, and from Northwestern University — Kellogg School of Management with a Master of Business Administration.
NEIL D. SNYDER
AGE	51
DIRECTOR SINCE	2022

COMMITTEE ASSIGNMENTS
Nominating and Governance Committee, Member; and Compensation and Human Capital Committee, Member
QUALIFICATIONS
Mr. Snyder has extensive experience in finance, strategy and business development, and has experience serving in executive positions at several companies.
Mr. Snyder joined American Industrial Partners in 2020, where he currently serves as a Partner. Prior to joining American Industrial Partners, in 2019, Mr. Snyder served as Chief Financial Officer of Gardner Denver, now part of Ingersoll Rand, and as Senior Vice President of Strategy, Business Development and Planning from 2016 to 2019. He served Capital Safety, Inc. (now part of 3M) as President of EMEA from 2013 to 2014 and as Vice President, Head of Financial Planning & Analysis from 2012 to 2016. Previously, Mr. Snyder held various executive roles at United Technologies Corporation from 2007 to 2012, Hewlett-Packard Company from 2002 to 2006, and Ernst & Young LLP from 1997 to 2002. Mr. Snyder is a Certified Public Accountant. He graduated from University of Southern California where he received a Bachelor’s degree in Accounting and from Northwestern University — Kellogg School of Management with a Master of Business Administration.

CLASS III — DIRECTORS WHOSE TERMS EXPIRE IN 2026
ABBAS O. ELEGBA
AGE	44
DIRECTOR SINCE	2023

COMMITTEE ASSIGNMENTS
None.
QUALIFICATIONS
Mr. Elegba has extensive experience in finance, business and capital markets and has served in the military.
Mr. Elegba joined American Industrial Partners in 2020, where he currently serves as a Partner. Prior to joining American Industrial Partners, he served as a director in the Financial Sponsors group of Deutsche Bank from 2012 to 2020. Prior to that, Mr. Elegba served eight years in the United States Army, completing his military career as a Captain in the Army Corps of Engineers. Mr. Elegba is a former corporate member of the Council on Foreign Relations, a 2022 veteran fellow at the Hoover Institution at Stanford University, and a member of the American Council on Germany. Mr. Elegba graduated from the United States Military Academy at West Point with a Bachelor of Science in Engineering Management and from the University of Virginia, Darden School of Business with a Master of Business Administration.
MELVIN F. PARKER
AGE	56
DIRECTOR SINCE	2014

COMMITTEE ASSIGNMENTS
Nominating and Governance Committee, Chair and Audit Committee, Member
QUALIFICATIONS
Mr. Parker has extensive experience in management and leadership as a senior executive for a number of public companies and has served in the military.
Mr. Parker has served as President and Chief Executive Officer of Take The Limits Off, LLC, a leadership development, executive coaching and business consulting firm since 2017. From 2016 to 2017, Mr. Parker served as Managing Director for North America for Aggreko plc, the leading global provider of modular, mobile power and adjacent product solutions. From 2015 to 2016, he served as the Senior Vice President and General Manager for Residential and Commercial Energy Solutions at Enphase Energy, Inc., a global energy technology company. Mr. Parker also served as President of North America for the Brink’s Company and before joining Brink’s he served in leadership positions at Dell, Inc. Mr. Parker is a decorated combat veteran and graduate of the U.S. Army Ranger and Airborne School. He served with distinction in the 82nd Airborne Division at Fort Bragg, North Carolina. He currently serves as a director of Coinstar, LLC, and as director on the board of Team Red White and Blue, a veteran service organization. He is also a member of the Executive Leadership Council and was named to the Savoy Top 100 Most Influential Blacks in Corporate America for 2012 to 2014. Mr. Parker graduated from the United States Military Academy at West Point where he received a Bachelor’s degree in Computer Science.
STEPHEN L. WAECHTER
AGE	73
DIRECTOR SINCE	2014

COMMITTEE ASSIGNMENTS
Audit Committee, Chair; Nominating and Governance Committee, Member
QUALIFICATIONS

Mr. Waechter has extensive experience in finance, merger and acquisitions and leadership and has held executive positions at several government contractors and other public companies. Mr. Waechter has also served as a director of several private companies and as an audit committee chair of a public company.

Mr. Waechter served as Vice President of Business Operations and Chief Financial Officer of ARINC Incorporated, a provider of communications, engineering and integration solutions for commercial, defense and government customers worldwide from 2008 until his retirement in 2014. He served as Executive Vice President and Chief Financial Officer of CACI International, Inc., one of the largest government information technology contractors from 1999 to 2007. Before joining CACI, Mr. Waechter served as Chief Financial Officer for a number of high-technology companies including Government Technology Services, Inc., Vincam Human Resources, Inc. and Applied Bioscience International. Mr. Waechter’s early career includes 19 years at General Electric. Mr. Waechter served as chairman of the board of directors of Social & Scientific Systems, Inc. from 2018 to 2019 and chair of its audit committee from 2013 to 2017. He served as chairman of the board of directors of

CareFirst, Inc. from 2016 to 2021, where he also served as the chair of the executive committee, strategic planning committee and nominating committee, and as chair of the audit committee from 2013 to 2015. He was previously a member of the board of trustees of Christian Brothers University. Mr. Waechter graduated from Christian Brothers College where he received a Bachelor’s degree in History and from Xavier University with a Master of Business Administration.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024
Under the charter of the Audit Committee of the Board of Directors (the “Audit Committee”), the Audit Committee is directly responsible for the appointment, compensation, retention, termination, audit and oversight work of the independent auditor in preparing or issuing an audit report or performing other audit, review or attest services for the Company. As such, shareholder ratification is not required for appointing RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Such appointment is being submitted to shareholders for ratification with a view toward soliciting the opinion of shareholders, which will be taken into consideration in future deliberations. Although shareholder ratification is not required by our organizational documents, or applicable law, the Board believes that it is a sound corporate governance practice to seek shareholder ratification of the appointment of RSM.
If our shareholders fail to ratify this appointment, the Audit Committee may reconsider its selection; however, it is under no obligation to engage a different independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of the Company and its shareholders. We expect that representatives of RSM will virtually attend the 2024 Annual Meeting. Representatives of RSM may respond to appropriate questions from shareholders at the meeting or make a statement, if requested. RSM is a registered public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee also reviewed the terms and conditions of RSM’s engagement letter. The Audit Committee discussed these considerations as well as RSM’s fees and services with RSM and our management.
CHANGE IN CERTIFYING ACCOUNTANT
On August 5, 2022, the Audit Committee dismissed Deloitte & Touche LLP (“Deloitte”) and appointed RSM as the Company’s independent registered public accounting firm, effective August 9, 2022.
The audit report of Deloitte on the financial statements of the Company as of and for the year ended December 31, 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal year ended December 31, 2021 and the subsequent interim periods through April 1, 2022 and July 1, 2022, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference in connection with their opinion to the subject matter of the disagreement.
During the fiscal year ended December 31, 2021 and the subsequent interim periods through April 1, 2022 and July 1, 2022, neither the Company, nor anyone on its behalf, has consulted RSM with respect to:
(i)
the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that RSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)
any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
RSM served as the independent registered public accounting for the fiscal years ended December 31, 2023 and 2022. For fiscal years 2023 and 2022, we paid RSM fees totaling $3,364,449 and $3,178,875, respectively, which represents fees billed to us by RSM and their respective affiliates.

Fiscal Year Ended December 31
	2023 ($)	2022 ($)
Audit Fees(1)	3,356,729	2,898,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	7,720	280,875
All Other Fees(4)	—	—
Total	3,364,449	3,178,875

(1)
Fees for audit services billed in 2023 and 2022 consisted of:

•
Audit of our annual consolidated financial statements;

•
Audit of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002;

•
Reviews of our quarterly financial statements; and

•
Statutory required audits.

(2)
No fees were billed to V2X for audit-related services in 2023 and 2022.

(3)
Fees for tax services billed in 2023 and 2022 consisted of tax compliance services.

(4)
No fees were billed to V2X for all other services in 2023 and 2022.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
The Audit Committee has adopted the Audit Services, Audit Related and Non-Audit Services Policy relating to Independent Auditors (the “Pre-Approval Policy”) to delineate circumstances where our independent registered public accounting firm or its affiliates may perform audit services, audit related services and non-audit services and where such services require approval. The Pre-Approval Policy is reviewed and reaffirmed on a regular basis to help ensure compliance with applicable rules.
The Pre-Approval Policy permits the independent registered public accounting firm to provide certain services under a threshold fee amount without requiring the Audit Committee’s pre-approval. The specific categories of audit services, audit-related services and tax services that RSM may provide without further pre-approval, subject to the applicable fee cap, include, among others, the following:
1.
Professional services rendered for the audits of our consolidated financial statements, reviews of our quarterly consolidated financial statements and statutory audits, certain audit and attest services, and consultations related to accounting standards;

2.
Employee benefit plan independent audits and preparation of tax returns for certain employee benefit plans; and

3.
Tax compliance and certain tax planning services.

The Audit Committee must pre-approve any audit services, excluding the annual audit services engagement and audit of employee benefit plans, audit related services and non-audit services in the event they exceed the applicable threshold amount. However, if such billable fees are expected to be below a specified threshold, the Chair of Audit Committee may approve the fees and report to the full Audit Committee at its next regularly scheduled meeting. The Pre-Approval Policy also provides for the Audit Committee to review the fees paid or committed to the independent registered public accounting firm at least on an annual basis and additionally as required. The Audit Committee pre-approved all services that RSM provided from its appointment as our independent registered public accounting firm through December 31, 2023.
The Audit Committee requires, where practical, that all non-audit services be first placed for competitive bid prior to selection of a service provider.
We may not engage RSM to provide the services described below:
1.
Bookkeeping or other services related to the accounting records or financial statements of the Company;

2.
Financial information systems design and implementation;

3.
Appraisal or valuation services, fairness opinions, or contribution-in-kind reports (subject to allowable exceptions under SEC independence rules);

4.
Actuarial services;

5.
Internal audit services;

6.
Management functions or human resources services;

7.
Broker-dealer, investment adviser or investment banking services; or

8.
Legal services and other expert services unrelated to the audit.

Employees of RSM who are senior manager level or above, or lead or concurring partners or other significant audit partners and who have had any involvement with us in the independent audit, may not be employed by us in any capacity for a period of two years after the termination of their activities on our account.
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.

PROPOSAL 3
NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in this Proxy Statement a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. The text of the resolution in respect of Proposal 3 is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion, is hereby APPROVED.”
At our 2023 annual meeting, our shareholders overwhelmingly approved our named executive officer compensation, with approximately 93% of the votes cast in favor of the proposal. We value this endorsement by our shareholders and believe that the outcome demonstrates the support of our shareholders for our compensation programs.
In considering their vote, shareholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented under “Compensation Discussion and Analysis” below.
In particular, shareholders should note that the Compensation Committee bases its executive compensation decisions on the following key objectives:
•
align executive and shareholder interests by providing incentives linked to our revenue, new business, adjusted earnings before interest, taxes, depreciation and amortization, days sales outstanding, and individual goals, as well as total shareholder return relative to the Aerospace and Defense companies in the S&P 1500 Index;

•
achieve long-term shareholder value creation without undue business risk;

•
create a link between an executive’s compensation and his or her individual contribution and performance;

•
attract, motivate and retain talented industry leaders, recognizing the extremely competitive nature of the industry in which we operate; and

•
maintain compensation programs and practices that are competitive with and comparable to the compensation programs and practices of peer companies in the industry in which we operate and other comparable companies.

While the results of the vote are not binding on the Board of Directors and are only advisory in nature, the Board of Directors intends to carefully consider the results of the vote. The Board of Directors has adopted a policy providing for an annual advisory vote on executive compensation. Unless the Board of Directors modifies this policy, the next advisory vote on executive compensation will occur at the 2025 annual meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY
COMPENSATION PLANS
The following table sets forth information concerning the shares of common stock that may be issued under equity compensation plans as of December 31, 2023.
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (millions)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (millions)
Equity Compensation Plans Approved by Security Holders	.04(1)	22.93(2)	.9(3)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	.04	22.93	.9

(1)
The weighted-average remaining contractual life of the total number of outstanding options was 2.94 years as disclosed in Note 16 to the Consolidated Financial Statements in the Company’s 2023 Annual Report on Form 10-K. V2X has RSU and PSU awards outstanding covering 1.067 million shares as of December 31, 2023. When added to the .04 million options outstanding, V2X has awards outstanding as of December 31, 2023 covering a total of 1.107 million shares.

(2)
The weighted-average exercise price pertains only to .04 million outstanding options and excludes outstanding RSUs and PSUs (which do not have an exercise price).

(3)
As of December 31, 2023, the number of shares of common stock available for future issuance under the Second Amendment and Restatement of the V2X, Inc. 2014 Omnibus Incentive Plan (effective as of October 27, 2022) (the “2014 Omnibus Plan”), with respect to options and RSU and PSU awards was approximately .9 million shares, which is set forth in the table.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND OTHER
MATTERS
STRUCTURE OF THE BOARD OF DIRECTORS
Our Articles provide that the Board of Directors is divided into three classes that are as nearly equal in number as possible. The current terms of the Class I Directors expire at the 2024 Annual Meeting, and the current terms of the Class II and Class III Directors will expire at the annual meeting of shareholders in 2025 and 2026, respectively, and in each case, when any successor has been duly elected and qualified. Upon the expiration of each term, Directors will subsequently serve three-year terms if they are renominated and reelected. The Class I Directors nominated for a three-year term are Dino M. Cusumano, Lee E. Evangelakos, Charles L. Prow and Phillip C. Widman. The Class II Directors are Mary L. Howell, Eric M. Pillmore, Joel M. Rotroff and Neil D. Snyder. The Class III Directors are Abbas Elegba, Jr., Melvin F. Parker and Stephen L. Waechter.
On May 4, 2023, John “Ed” Boyington, Jr. submitted to the Board notice of his resignation from his position as a Class III Director of the Board, effective May 5, 2023. Mr. Boyington resigned for personal reasons and not as a result of any disagreement with the Company on any matter relating to its operations, policies or practices. Pursuant to the terms of the Shareholders Agreement and at the request of Vertex Holdco Parties, on May 8, 2023, the Board appointed Mr. Abbas O. Elegba as a Class III Director to fill the vacancy on the Board created by Mr. Boyington’s resignation for a term expiring at the 2026 annual meeting of shareholders.
During the Appointment Period, as defined in the Shareholders Agreement, our Board of Directors will remain comprised of 11 members and the Vertex Holdco Parties will be entitled to designate for nomination and election to the Board of Directors a number of individuals corresponding to the ownership thresholds set forth in the Shareholders Agreement.
Additionally, until the Company’s 2024 Annual Meeting, the Shareholders Agreement requires each Former Vertex Stockholder to vote its shares of common stock (1) for the Vertex Holdco designees and (2) with respect to any nominees who are not Vertex Holdco designees, as recommended by the Nominating and Governance Committee. Beginning at the 2024 Annual Meeting, each Former Vertex Stockholder will vote its shares of common stock in its sole discretion for one Vertex Holdco nominee (assuming an 11-member Board of Directors of the Company) and for all other nominees who are not Vertex Holdco designees, in the case of an uncontested election, in the same manner as, and in the same proportion to, all shares voted by the Company’s shareholders (excluding all Former Vertex Stockholders), or, in the case of a contested election, at such Former Vertex Stockholder’s option, either in accordance with the recommendation of the Nominating and Governance Committee or in the same manner as, and in the same proportion to, all shares voted by, the Company’s shareholders (excluding all Former Vertex Stockholders). For additional information, see “Related Person Transactions — Shareholders Agreement” below.
The Nominating and Governance Committee and the Board of Directors regularly review our corporate governance practices to ensure that such practices, including the procedures for the election of Directors, remain in the best interests of the Company, its shareholders and other relevant constituencies. The Board of Directors believes that its classified structure, which was implemented in 2014 when the Company became an independent, publicly traded company, provides important governance benefits, including stability and continuity in the leadership of the business and affairs of the Company. A classified board also allows the Company to focus on its long-term growth strategies and commitment to long-term shareholder value. The Board also recognizes the benefit of providing our shareholders an opportunity to vote on the performance of all our Directors on an annual basis. However, after careful consideration, the Board believes that, at this time, the Company will continue to benefit from the classified board structure but will continue to review this structure periodically for appropriateness. The Company has opted out of the Indiana mandatory classified board structure requirements.
We are “controlled” by the Vertex Holdco Parties and as a result, are a “controlled company” under NYSE rules. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (i) that a majority of our Board of Directors consist of independent directors, as independence is defined in Rule 10A-3 of the Exchange Act and under the listing standards, (ii) that our Board of Directors have a compensation committee comprised solely of independent directors and (iii) that our Board of Directors have a nominating committee comprised solely of independent directors.

We currently utilize these exemptions. As a result, we do not have a majority of independent Directors on our Board of Directors, nor do we have a Compensation Committee or Nominating and Governance Committee comprised solely of independent directors. In the event that we cease to be a “controlled company” and our shares continue to be listed on the NYSE, we will be required to comply with these provisions within the applicable transition periods. These exemptions do not modify the independence requirements for our Audit Committee, and we comply with the applicable requirements of the SEC and the NYSE with respect to our Audit Committee.
During 2023, the Board of Directors held a total of 12 meetings. Additionally in 2023, 8 meetings of the Audit Committee, 6 meetings of the Nominating and Governance Committee, 9 meetings of the Compensation Committee and 4 meetings of the Strategy Committee of the Board (“Strategy Committee”) were held. In 2023, all Directors attended at least 75% of the aggregate of all meetings of the Board and Committees on which they served during the period served. In conjunction with the regular meetings, those Directors who are not employees of V2X met in executive session (without management) at each of the regularly scheduled Board meetings during the year. The Non-Executive Chairman presides over these executive sessions of the Board. Our Corporate Governance Principles provide that all Directors are expected to make every effort to attend the annual meeting of shareholders. All Directors attended the 2023 annual meeting of shareholders.
DIRECTOR INDEPENDENCE
Under NYSE rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, NYSE rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominations committees must be independent. As discussed above, we have availed ourselves of the “controlled company” exemption and, as a result, although we have an independent Audit Committee, we do not have a majority of independent Directors on our Board of Directors, nor is each member of our Compensation Committee and Nominating and Governance Committee independent.
The Board annually determines the independence of each of our Directors and nominees in accordance with the Corporate Governance Principles, which follow the NYSE definition of “independent.” Under NYSE rules, a director is independent only if our Board of Directors makes an affirmative determination that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Directors has determined that Ms. Howell, Mr. Parker, Mr. Pillmore, Mr. Waechter and Mr. Widman are “independent directors” as that term is defined under NYSE rules. The Board of Directors has determined that Mr. Cusumano, Mr. Elegba, Ms. Evangelakos, Mr. Prow, Mr. Rotroff and Mr. Snyder are not “independent directors” as that term is defined under NYSE rules. Board of Directors members Mr. Elegba, Mr. Rotroff and Mr. Snyder, and Board of Directors members and nominees Mr. Cusumano and Ms. Evangelakos are Vertex Holdco designees. Mr. Cusumano is a General Partner, and Mr. Elegba, Ms. Evangelakos, Mr. Rotroff and Mr. Snyder are Partners at American Industrial Partners, an affiliate of the Company. Mr. Prow is the Company’s President and Chief Executive Officer.
The Audit Committee charter and rules of the NYSE and SEC require that members of the Audit Committee also satisfy separate independence tests, namely that they (i) not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company including its subsidiaries other than their Directors’ compensation, and (ii) not be an affiliated person of the Company. The Board of Directors has determined that Mr. Parker, Mr. Pillmore, Mr. Waechter and Mr. Widman satisfy these separate independence tests. Accordingly, the Audit Committee remains composed entirely of members who are independent under these rules.
The Nominating and Governance Committee annually reviews and considers all relevant facts and circumstances with respect to the independence of each Director, including the Class I Directors standing for election, prior to recommending selection as part of the slate of Directors presented to the shareholders for election at the Company’s annual meeting of shareholders. The Nominating and Governance Committee reviews its recommendations with the full Board, which separately considers and evaluates the independence of Directors standing for re-election using the standards described above. Each year, the Company’s Directors and executive officers complete questionnaires designed to elicit information about potential related person transactions. Additionally, Directors and executive officers must promptly advise the Corporate Secretary if there are any changes to the information previously provided.
RESPONSIBILITIES OF THE BOARD OF DIRECTORS
The Board of Directors is elected by the Company’s shareholders to oversee the actions and results of management. In discharging its responsibilities, the Board acts in the best interests of the Company and its shareholders. In this oversight role, the Board serves as the decision-making body of the Company, except for those matters reserved to or shared with the shareholders. The Board of Directors is responsible for assuring that, among other things:
•
the Company’s businesses are conducted in conformity with applicable laws and regulations;

•
the Company’s systems of financial reporting and internal controls are adequate;

•
there is continuity in the leadership of the Company;

•
management develops sound business strategies;

•
adequate capital and managerial resources are available to implement the business strategies;

•
there is appropriate overall oversight of the Company’s risk profile and management control; and

•
the assets of the Company and its subsidiaries are utilized most effectively and capital expenditures and appropriations are reviewed.

In connection with its responsibility for overseeing the affairs of the Company, the Board seeks to keep itself informed about the Company’s business and strategies.
On November 30, 2023, the Board dissolved the Strategy Committee having found it more efficient to have the Board directly oversee the Company’s strategic planning. The Board also elected to change the name of its compensation committee from “Compensation and Personnel Committee” to “Compensation and Human Capital Committee” to better reflect the committee’s broader oversight of human capital efforts and initiatives. Additionally, the Nominating and Governance Committee now oversees the development of the CEO succession plan for consideration by the Board in line with corporate best practices.
CORPORATE GOVERNANCE PRINCIPLES
The Board of Directors has adopted Corporate Governance Principles for the Company, which provide a general framework for the governance of the Company and are subject to the Shareholders Agreement. For additional information, see “Related Person Transactions — Shareholders Agreement” below. The Board of Directors is responsible for selecting the Chairman of the Board and the Chief Executive Officer in any way it considers in the best interests of the Company. Therefore, the Board does not have a policy on whether the role of Chairman of the Board and Chief Executive Officer should be separate or combined, and if it is to be separate, whether the Chairman of the Board should be selected from the independent Directors or should be a Company employee. The Chief Executive Officer and the Corporate Secretary, with input from the Chairman of the Board, establish the agenda for meetings of the Board of Directors. The Corporate Governance Principles further provide that Directors must be able to devote the requisite time for preparation and attendance at regularly scheduled Board of Directors and Board Committee meetings, as well as be able to participate in other matters necessary for good corporate governance.
To help ensure that Directors are able to fulfill their commitments to the Company, the Corporate Governance Principles provide that Directors who are chief executive officers of publicly-traded companies, including at V2X, may not serve on the board of directors of more than two public companies (including the V2X Board of Directors), and other Directors may not serve on more than four public company boards (including the V2X Board of Directors). Directors must notify the Corporate Secretary prior to accepting an invitation to join another board of a public or private company. Our Corporate Governance Principles provide that nominees must be 74 years old or younger at the time of nomination. The Corporate Governance Principles and committee charters are reviewed by the Board annually and posted on the Company’s website at https://investors.gov2x.com/governance/governance-documents/. A copy of the Corporate Governance Principles will be provided, free of charge, to any shareholder upon request to the Corporate Secretary.
LEADERSHIP STRUCTURE
The Board of Directors believes that the decision as to whether to combine or separate the Chief Executive Officer and Chairman of the Board positions will depend on the facts and circumstances facing the Company at a given time and could change over time. In today’s challenging economic and regulatory environment, Directors, more than ever, are required to spend a substantial amount of time and energy in successfully navigating a wide variety of issues and in guiding the policies and practices of the companies they oversee. Although we do not have a formal policy with respect to separation of the Chairman of the Board and Chief Executive Officer positions, we believe that separating these positions allows our President and Chief Executive Officer to focus on running the day-to-day operations of our Company while allowing our Chairman of the Board, who is an independent director, to devote her time to matters of Board oversight. The Board believes that its organizational structure provides a framework for it to provide independent leadership and engagement while ensuring appropriate insight into the operations and strategic issues of the Company. In addition, the Board believes that the Company’s current leadership structure contributes to the Board’s role in risk oversight of the Company.
COMMUNICATION WITH THE BOARD OF DIRECTORS
Interested parties, including shareholders, may contact the Non-Executive Chairman, all independent Directors as a group, the entire Board of Directors, a committee of the Board of Directors or an individual Director by submitting a letter to the desired recipient in a sealed envelope labeled “Non-Executive Chairman,” “Independent Directors,” “Board of Directors,” or with the name of the Board Committee or a specific Director. This sealed envelope should be placed in a larger envelope and mailed to: Corporate Secretary, V2X, Inc., 7901 Jones Branch Drive, Suite 700, McLean, Virginia 22102. The Corporate Secretary will forward the sealed envelope to the designated recipient. Junk mail, advertisements, resumes, spam and surveys will not be forwarded to the Board or Board members. Abusive, threatening or otherwise inappropriate materials will also not be forwarded.
SHAREHOLDER OUTREACH
Our Board believes it is important to maintain an open dialogue with the Company’s shareholders to understand their views on the Company, its strategy, governance, and compensation practices. The Company has a program to communicate with our top institutional investors on a variety of topics throughout the year to seek input and provide perspective on Company policies and practices and to ensure we are addressing any questions and concerns. These topics include financial performance and governance, agenda items for the Company’s annual meeting, and environmental, social, and governance matters.
We regularly engage with our investors through quarterly conference calls and webcasts that are posted to our investor relations website. During 2023, the Company’s senior leadership also engaged investors by presenting at several investor conferences (both in-person and virtually) and through one-on-one and group meetings. We regularly report our investors’ views and feedback to our Board of Directors.
BOARD AND COMMITTEE ROLES IN RISK OVERSIGHT
The Board through its Audit Committee is responsible for assuring that there is appropriate overall oversight of the Company’s risk profile and management control. In addition, each Director is expected to be sufficiently familiar with the risks faced by the Company. The Audit Committee provides oversight review on the adequacy and effectiveness of the Company’s overall risk assessment and risk management process and receives reports with respect to the Company’s risk profile and risk management controls, including risk mitigation processes. The Audit Committee’s risk oversight responsibilities also includes reviews of the Company’s cyber security program and cyber risk assessment. The Audit Committee reviews reports relating to the cybersecurity program, including on cyber incident response processes as well as on emerging cybersecurity developments and threats. In addition, in accordance with regulatory requirements, the Audit Committee approves, at least annually, any decision of the Company to enter into uncleared swaps. The head of internal audit has responsibility for assessing, monitoring and auditing the Company’s global risk profile, reports directly to the Chair of the Audit Committee and reports on an administrative basis to the Chief Financial Officer. The Audit Committee and the Board of Directors monitor financial liquidity and financing risk. The Audit Committee also oversees the Company’s compliance program, including its Code of Conduct and ethics and compliance program with respect to legal and regulatory requirements.
The Nominating and Governance Committee provides oversight of environmental, social and governance matters, including safety and health matters, and reviews periodic reports from management on these matters. The Compensation Committee considers enterprise risk factors in establishing appropriate compensation design and objectives, and structures compensation so that unnecessary or excessive risk-taking behavior is discouraged, and behaviors correlated with long-term value creation are encouraged.
ANNUAL DIRECTOR EVALUATIONS
As required by our Corporate Governance Principles, the Board annually assesses its performance. In addition, each committee conducts an annual assessment of its performance pursuant to its charter. The Nominating and Governance Committee oversees and administers the annual performance evaluation process, including review and oversight of the appropriate methods, tools and questions used for conducting the evaluations of the performance of the Board and each Committee of the Board.
In 2023, the Board members completed detailed anonymous surveys that were used for the evaluation of both the Board as a whole and each Committee. The surveys were designed to provide information pertaining to the competencies, behaviors and effectiveness of the Board and the

Committees. The Nominating and Governance Committee reviewed survey questions and updated them, as appropriate, to address new, relevant topics. The Board and each Committee reviewed and discussed during executive sessions the specific results of the surveys and any actions needed based on this feedback. The Board discussed feedback with the Chief Executive Officer in an executive session of the Board. The Nominating and Governance Committee will continue to evaluate the appropriateness of the methods, tools, and questions for future annual evaluations.
DIRECTOR SELECTION,
COMPOSITION AND DIVERSITY
Directors of the Company must be persons of integrity, and, in the aggregate, should possess a broad range of personal characteristics, attributes and experiences appropriate for an effective Board. The Board defines diversity in an expansive manner to reflect the diversity of its customers and other stakeholders, including, without limitation, race, ethnicity, gender, sexual orientation, age, disability, history of military service, geography, and areas of expertise, and opinion. When searching for a new Director, the Company will include in its initial list of qualified candidates those candidates who reflect diverse backgrounds and experiences, including diversity of gender and race or ethnicity. In addition, the Corporate Governance Principles state that, as part of the membership criteria for new Board members, individuals should possess such attributes and experiences as are necessary to provide a broad range of personal characteristics including management skills, and technological, business and international experience. See “Proposal 1 — Election of Directors — Election of Four Class I Director Nominees for a Term of Three Years” above for our current Board diversity composition.
To be considered by the Nominating and Governance Committee as a Director candidate, a nominee at a minimum must meet the requirements set forth in the Corporate Governance Principles. Prior to recommending candidates for nomination as Directors, the Nominating and Governance Committee engages in a deliberative, evaluative process to ensure each candidate possesses the skills and attributes that individually and collectively will contribute to an effective Board of Directors. Biographical information for each candidate for election as a Director is evaluated and, if deemed necessary by the Nominating and Governance Committee, candidates for election participate in interviews with existing Board members and management. Director nominees must be willing to commit the requisite time for preparation and attendance at regularly scheduled Board and Committee meetings and participation in other matters necessary for good corporate governance. The Nominating and Governance Committee and the Board will continue to review future candidates based on a wide range of qualifications to ensure the highest caliber of directors continue to represent our Company.
The Nominating and Governance Committee may identify Director candidates through a variety of sources including search firms, personal references and business contacts. During the Appointment Period, as defined in the Shareholders Agreement, our Board of Directors will remain comprised of 11 members and the Vertex Holdco Parties will be entitled to designate for nomination and election to the Board of Directors a number of individuals corresponding to the ownership thresholds set forth in the Shareholders Agreement. The Nominating and Governance Committee will consider Director nominees recommended by shareholders for election to the Company’s Board who meet the qualification standards described above and the other requirements for nomination including those set forth in the Nominating and Governance Committee Charter, which is available at https://investors.gov2x.com/governance/governance-documents/.
The Nominating and Governance Committee also evaluates and makes recommendations to the Board of Directors concerning appointment of Directors to Board Committees, selection of Board Committee chairpersons, Committee member qualifications, Committee member appointment and removal, Committee structure and operations and proposal of the Board slate for election at the annual meeting of shareholders, consistent with criteria approved by the Board of Directors.
DIRECTOR COMPENSATION
Director compensation is determined by our Board of Directors with the assistance of the Nominating and Governance Committee and Pay Governance LLC (“Pay Governance” or the “Compensation Consultant”). Director compensation is reviewed on a periodic basis. In support of the Board’s review, Pay Governance compares components of our Director compensation with those of our compensation peer group described under “V2X Competitive Compensation” below. Mr. Prow, as a management director, and pursuant to the Shareholders Agreement, Directors elected as Vertex Holdco designees, do not receive Director compensation.
The total annual compensation level for each V2X Compensated Director is $240,000, comprised of $90,000 in cash and $150,000 in RSUs for each full-year of the Director’s tenure. The full-year tenure runs from the date of the annual meeting of shareholders to the day prior to the next annual meeting of shareholders. Additional incremental pay for the full-year tenure includes a cash payment for the Audit Committee Chair in the amount of $20,000, a cash payment of $17,500 for the Compensation Committee Chair and a cash payment of $15,000 for the Nominating and Governance Committee Chair. The Non-Executive Chairman of the Board receives an additional $100,000, comprised of $50,000 in cash and $50,000 in RSUs for the full-year tenure. The incremental payments for the committee chairs and the Non-Executive Chairman were based on the significant responsibilities involved with these positions and reflect current competitive peer data provided to the Board by the Compensation Consultant.
RSUs granted to Compensated Directors vest in full on the business day immediately prior to the next annual meeting date.

The table below summarizes the compensation received by our Directors for the year ended December 31, 2023.

DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Mary L. Howell(3)	139,548	199,997	339,545
Dino M. Cusumano(4)	N/A	N/A	N/A
Abbas O. Elegba(4)	N/A	N/A	N/A
Lee E. Evangelakos(4)	N/A	N/A	N/A
Melvin F. Parker(5)	104,548	149,987	254,535
Eric M. Pillmore	89,548	149,987	239,535
Joel M. Rotroff(4)	N/A	N/A	N/A
Neil D. Snyder(4)	N/A	N/A	N/A
Stephen L. Waechter(6)	109,548	149,987	259,535
Phillip C. Widman(7)	107,048	149,987	257,035
John “Ed” Boyington, Jr.(8)	27,247	—	27,247

(1)
Consists of the following, paid quarterly, as applicable: director annual cash retainer of 90,000 (a $5,000 increase effective May 4, 2023), incremental retainer for committee chairs and the annual Non-Executive Chairman retainer.

(2)
Represents the aggregate grant date fair value of RSUs, computed in accordance with Accounting Standards Codification issued by the Financial Accounting Standards Board Topic 718, labeled “Compensation — Stock Compensation” (“ASC Topic 718”). The grant date fair value for RSUs was $42.78 per unit, the closing price of V2X stock on the grant date, which was May 4, 2023. The assumptions used in calculating these amounts are incorporated herein by reference to Note 16 to the Consolidated Financial Statements in the Company’s 2023 Annual Report on Form 10-K.

(3)
Ms. Howell received a pro-rated incremental $50,000 cash retainer for her service as the Non-Executive Chairman.

(4)
The Vertex Holdco designees do not receive compensation for their service on the Board pursuant to the Shareholders Agreement.

(5)
Mr. Parker received a pro-rated incremental $15,000 cash retainer for his service as the Nominating and Governance Committee Chair.

(6)
Mr. Waechter received a pro-rated incremental $20,000 cash retainer for his service as the Audit Committee Chair.

(7)
Mr. Widman received a pro-rated incremental $17,500 cash retainer for his service as the Compensation Committee Chair.

(8)
Mr. Boyington received a pro-rated cash retainer for his service from January 7, 2023 through May 3, 2023.

RESTRICTED STOCK UNIT AWARDS OUTSTANDING AT 2023 FISCAL YEAR-END
The table below represents RSUs outstanding as of December 31, 2023 for our Compensated Directors who served during 2023.
Name	Restricted Stock Unit Awards
Mary L. Howell	4,675
Dino M. Cusumano(1)	N/A
Abbas Elegba(1)	N/A
Lee E. Evangelakos(1)	N/A
Melvin F. Parker	3,506
Eric M. Pillmore	3,506
Joel M. Rotroff(1)	N/A
Neil D. Snyder(1)	N/A
Stephen L. Waechter	3,506
Phillip C. Widman	3,506
John “Ed” Boyington, Jr.(2)	N/A

(1)
The Vertex Holdco designees do not receive compensation for their service on the Board of Directors pursuant to the Shareholders Agreement.

(2)
Mr. Boyington resigned from the Board of Directors on May 3, 2023. No RSUs were outstanding as of December 31, 2023.

All Compensated Directors then serving were granted RSUs on May 4, 2023 under the 2014 Omnibus Plan. For the equity component of the annual retainer, the number of RSUs was determined by dividing $150,000 by $42.78, the closing price per share of common stock on the grant date. The resulting number of RSUs was rounded to 3,506, the nearest whole number of units. Ms. Howell received additional RSUs equal to $50,000 for the equity component of the annual Non-Executive Chairman fee. The resulting number of RSUs for Ms. Howell was rounded to 4,675, the nearest whole number of units.
DIRECTOR EXPENSES
V2X reimburses Directors for all business-related expenses they incur for travel to and from Board of Directors, Committee and shareholder meetings. The Company also reimburses costs related to educational programs and related subscriptions for Directors and for other Company business-related expenses (including travel expenses of spouses if they are specifically invited to attend an event for appropriate business purposes). Director airfare is reimbursed at no greater than first-class travel rates.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation Committee during 2023 were Messrs. Pillmore, Widman, Rotroff, and Snyder, with Mr. Widman serving as chair. No member of the Compensation Committee was, during the fiscal year, an officer or employee, or formerly an officer or employee, of V2X or involved in any related person transactions requiring disclosure in this Proxy Statement.
No executive officer of V2X served as a:
•
Member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the Compensation Committee of V2X.

•
Director of another entity, one of whose executive officers served on the Compensation Committee of V2X; or

•
Member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a Director of V2X.

INDEMNIFICATION AND INSURANCE
Under its By-Laws, V2X indemnifies its Directors to the fullest extent permitted by law and maintains insurance to protect the Directors from liabilities, including certain instances where it could not otherwise indemnify them. The Company has also entered into indemnification agreements with its Directors, pursuant to which the Company has agreed to indemnify and hold harmless, to the fullest extent permitted by applicable law and the By-Laws, each Director against any and all expenses (including attorneys’ fees and related disbursements, appeal bonds and other out-of-pocket costs), judgments, fines, amounts paid in settlement, liabilities or losses actually and reasonably incurred by the Director by reason of the fact that he or she is or was a Director of the Company (or, at the request of the Company, as a director, officer, employee, fiduciary or other agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise), or by reason of any actual or alleged action or omission to act taken or omitted in such capacity. The indemnification agreements set forth certain procedures that will apply in the event of a claim for indemnification thereunder. In addition, the agreements provide for the advancement of expenses incurred by a Director, subject to certain exceptions, in connection with any action, suit or proceeding covered by the agreement.
POLICIES FOR APPROVING RELATED PERSON TRANSACTIONS
The Company and the Board have adopted formal written policies for evaluation of potential related person transactions, as that term is defined in the SEC’s rules for related person disclosure, which provide for review and pre-approval of transactions which may or are expected to exceed $120,000 involving Directors, executive officers, beneficial owners of five percent or more of the Company’s common stock or other securities and any immediate family of such persons. The Company’s policy generally groups transactions with related persons into two categories: (1) transactions requiring the approval of the Nominating and Governance Committee and (2) certain transactions, including ordinary course transactions below established financial thresholds, that are deemed pre-approved by the Nominating and Governance Committee. In reviewing related person transactions that are not deemed pre-approved, the Nominating and Governance Committee considers the relevant facts and circumstances, including:
•
Whether terms or conditions of the transaction are generally available to third parties under similar terms or conditions;

•
Levels of interest or benefit to the related person;

•
Availability of alternative suppliers or customers; and

•
Benefit to the Company.

The Nominating and Governance Committee is deemed to have pre-approved certain transactions identified in Item 404(a) of Regulation S-K that are not required to be disclosed even if the amount involved exceeds $120,000. In addition, any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director and/or beneficial owner of less than 10% of that company’s shares is deemed pre-approved; provided, however, that with respect to Directors, if a Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, such transaction shall be reviewed by the Nominating and Governance Committee and not be considered appropriate for automatic pre-approval. Regardless of whether a transaction is deemed pre-approved, all transactions in any amount are required to be reported to the Nominating and Governance Committee.
The Company’s Related Party Transaction Policy is posted on the Company’s website at: https://investors.gov2x.com/governance/ governance-documents/default.aspx. A copy of the Related Party Transaction Policy will be provided, free of charge, to any shareholder upon request to the Corporate Secretary.
RELATED PERSON TRANSACTIONS
Shareholders Agreement
Concurrently with the closing of the Vertex Transaction (the “Closing”), the Company entered into the Shareholders Agreement that, among other things, (1) provides Vertex Holdco Parties with Director nomination and committee designation rights, (2) governs how each Former Vertex Stockholder will vote its shares of common stock with respect to certain matters, (3) requires certain actions of the Company to be approved by the Vertex Holdco Parties, (4) provides the Vertex Holdco Parties with certain information rights, (5) limits certain acquisitions of common stock by the Vertex Holdco Parties, (6) restricts the ability of the Vertex Holdco Parties to solicit proxies in the election of Directors for such periods indicated therein, and (7) provides that the Company will elect to be a “controlled company” for purposes of applicable listing standards for so long as the Company qualifies to do so.
We provide an overview of the salient terms of the Shareholders Agreement below:
Director Appointment Rights
During the Appointment Period, the Board of Directors will be comprised of 11 members and the Vertex Holdco Parties will be entitled to designate for nomination and election to the Board of Directors a number of individuals corresponding to the ownership thresholds set forth in the Shareholders Agreement.
If the percentage of outstanding shares of common stock collectively beneficially owned by the Former Vertex Stockholders falls below one of the applicable ownership thresholds set forth in the Shareholders Agreement, then the Vertex Holdco Parties will provide written notice to the Company and, at the option of the Vertex Holdco Parties, (1) one Vertex Holdco designee will resign, effective no later than the next annual meeting, or (2) the Vertex Holdco Parties will not designate one Vertex Holdco designee that the Vertex Holdco Parties would otherwise have been entitled to designate at the next annual meeting. The Vertex Holdco Parties will cause Vertex Holdco designees on the Board of Directors to resign from the Board of Directors on the first date that the percentage of outstanding shares of common stock collectively beneficially owned by the Former Vertex Stockholders falls below 25% and the Vertex Holdco Parties will no longer be entitled to designate any directors to the Board of Directors.
Generally, if at any time the Former Vertex Stockholders’ percentage ownership of the outstanding common stock falls below a given ownership threshold, then the Vertex Holdco Parties’ right(s) with respect to such ownership threshold will fall away and no longer apply even if, after the applicable ownership threshold is crossed, the Former Vertex Stockholders acquire shares of common stock such that they own in excess of the relevant ownership threshold.
Committee Designation Rights
During the Appointment Period, each committee of the Board of Directors will consist of four members (unless otherwise approved by a majority of each of the Vertex Holdco and non-Vertex Holdco designees), at least two of which will not be Vertex Holdco designees. The Vertex Holdco Parties may designate (1) two Vertex Holdco designees to serve on each committee of the Board of Directors for so long as the Former Vertex Stockholders collectively beneficially own 34% or more of the outstanding shares of common stock and (2) one Vertex Holdco designee to serve on each committee of the Board of Directors for so long as at least one Vertex Holdco designee serves on the Board of Directors, in each case, subject to applicable listing standards and SEC rules.
During the Appointment Period, the Audit Committee will be composed entirely of members who are independent under the NYSE listing requirements.
Voting of Former Vertex Stockholders
Until the Company’s 2024 Annual Meeting, the Shareholders Agreement requires each Former Vertex Stockholder to vote its shares of common stock (1) for the Vertex Holdco designees and (2) with respect to any nominees who are not Vertex Holdco designees, as recommended by the Nominating and Governance Committee. Beginning at the 2024 Annual Meeting, each Former Vertex Stockholder will be entitled to vote its shares of common stock in its sole discretion for one Vertex Holdco nominee (assuming an 11-member Board of Directors of the Company) and for all other nominees who are not Vertex Holdco designees, in the case of an uncontested election, must vote in the same manner as, and in the same proportion to, all shares voted by the Company’s shareholders (excluding all Former Vertex Stockholders), or, in the case of a contested election, at such Former Vertex Stockholder’s option, either in accordance with the recommendation of the Nominating and Governance Committee or in the same manner as, and in the same proportion to, all shares voted by, the Company’s shareholders (excluding all Former Vertex Stockholders).
The Shareholders Agreement requires the Company to take all necessary action to cause the Company’s 2024 Annual Meeting to be held on or about May 6, 2024, or an earlier date. The Shareholders Agreement also provides that the Former Vertex Stockholders may vote their shares in their discretion on any proposal or resolution that is not an election of Directors.
Company Actions
Pursuant to the Shareholders Agreement, for so long as the Former Vertex Stockholders collectively beneficially own 34% or more of the outstanding shares of common stock, the Company will not, without the consent of the Vertex Holdco Parties holding a majority of the shares of common stock then held by the Vertex Holdco Parties, take certain actions, including: (1) issuing capital stock or stock equivalents representing, on a preceding 36-month basis, greater than 10% of the outstanding common stock, excluding common stock or stock equivalents issued in connection with an acquisition approved by a majority of the Board of Directors;

(2) redeeming, acquiring or otherwise purchasing capital stock of the Company in excess of $50.0 million, individually or in the aggregate, during any fiscal year; (3) repealing, amending or modifying the Company’s organizational documents (subject to certain clarifications); (4) declaring or paying any dividend or distribution on a non-pro rata basis or in excess of $25.0 million in the aggregate during any fiscal year; (5) entering into certain transactions (e.g., mergers, spinoffs, acquisitions); (6) agreeing to make any capital expenditures in excess of $50.0 million, individually or in the aggregate, during any fiscal year; (7) incurring Indebtedness as defined in the merger agreement dated as of March 7, 2022 (the “Merger Agreement”) (excluding any incurrence under the Company’s existing credit facilities or any ordinary course of business incurrence under the Company’s existing asset-based loan or revolving credit facility) that causes the Company’s total net leverage ratio to exceed 4.5; (8) terminating the Company’s Chief Executive Officer or Chief Financial Officer; (9) hiring a replacement Chief Executive Officer or Chief Financial Officer; or (10) designating a director to the Company’s Board of Directors in a manner contrary to the designation rights of the Vertex Holdco Parties under the Shareholders Agreement.
Information Rights
During the Appointment Period, the Vertex Holdco Parties are entitled to certain information rights.
Stock Acquisition Restrictions
Unless approved by a majority of the Company’s Board of Directors who are not Vertex Holdco designees, the Vertex Holdco Parties cannot, directly or indirectly, acquire or offer to acquire shares of common stock that would result, after such acquisition, in the Vertex Holdco Parties beneficially owning more than 62.5% of the outstanding shares of common stock.
Standstill
During the Appointment Period, except with respect to any Vertex Holdco nominee, the Vertex Holdco Parties cannot, and will cause their affiliates that the Vertex Holdco Parties have provided confidential information about the Company not to, directly or indirectly, (1) make or participate in any solicitation of proxies (as such terms are used in the proxy rules of the SEC) to vote or deliver a written consent with respect to, or seek to advise or influence any person or entity’s voting with respect to, any common stock (except on behalf of the Company), (2) make any public request or proposal to amend the standstill provision of the Shareholders Agreement, or (3) take any action that would reasonably be expected to result in the Company having to make a public announcement regarding the foregoing, publicly announce any intention to do the foregoing or enter into any discussions or arrangement to do the foregoing, unless, in each case, approved by a majority of the Company’s Board of Directors who are not Vertex Holdco designees.
Controlled Company
Pursuant to the Shareholders Agreement, the Vertex Holdco Parties and the Company will take whatever action may be reasonably necessary, if any, to cause the Company to comply with SEC rules and applicable listing standards then in effect if the Company ceases to qualify as a “controlled company.”
Registration Rights Agreement
At the Closing, the Company entered into a registration rights agreement with Former Vertex Stockholders (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company granted the holders of registrable securities that are party to the Registration Rights Agreement certain registration rights with respect to such registrable securities.
As required by the Registration Rights Agreement, the Company filed on September 1, 2022 a resale shelf registration statement on Form S-3 registering all of the registrable securities held by the Former Vertex Stockholders. Following such filing, the Company is required to use its commercially reasonable efforts to have the resale shelf registration statement declared effective by the SEC as soon as reasonably practicable and to maintain such effectiveness continuously until such a time as there are no longer any registrable securities.
Subject to certain limitations set forth in the Registration Rights Agreement, the Former Vertex Stockholders will have the right to require the Company to use its commercially reasonable efforts to effectuate an underwritten public offering of the registrable securities.
The Registration Rights Agreement grants each Former Vertex Stockholder “piggyback” registration rights. Subject to certain exceptions and limitations, if the Company proposes to sell shares of common stock in an underwritten public offering or registers such shares with the SEC, either for its own account or for the account of other stockholders, each Former Vertex Stockholder will be entitled to include certain of its registrable securities in such offering or registration.
The Registration Rights Agreement provides that the Company must pay all registration expenses (other than the underwriting discounts and commissions) in connection with the resale shelf registration statement and any related underwritten offerings. The Registration Rights Agreement contains customary indemnification and contribution provisions.
Management Services Agreement
At the Closing, the Company entered into a management services agreement (the “Management Services Agreement”) with American Industrial Partners pursuant to which American Industrial Partners will provide general management, financial and other corporate advisory services to the Company and its subsidiaries from time to time as mutually agreed upon and documented under a statement of work. The Management Services Agreement provides for the Company to reimburse American Industrial Partners for its reasonable, documented and customary out-of-pocket expenses incurred in the ordinary course while performing such services, and to indemnify American Industrial Partners for certain matters related to the provision of services, but does not require the Company to pay any management or transaction fees or other compensation to American Industrial Partners. During 2023, we did not request or render any services under this agreement.
Transition Services Agreement
As part of the Merger, V2X acquired certain contracts, including a Transition Services Agreement (“TSA”) with Crestview Aerospace LLC (“Crestview”), which was previously divested to AIP Fund VI. For the years ended December 31, 2022 and 2023, the Company recorded $2.3 million and $2.8 million, respectively, of income related to the services provided under this TSA with Crestview.
CHARITABLE CONTRIBUTION CONFLICT OF INTEREST POLICY
The Company and the Board adopted a Charitable Contribution Conflict of Interest Policy for Directors,
Director nominees and senior management. The policy requires approval by the Nominating and Governance Committee for donations by the Company to any nonprofit organization, charity or private foundation in an amount or having a value over $10,000 if any Director, Director nominee or any of their immediate family members serves as a director, trustee, executive, advisor, or in other capacities with the organization. In addition, such approval is required in the case of a donation over that limit to an entity by a Director, Director nominee or member of senior management where another Director or member of senior management is similarly associated with the organization. During 2023, there were no donations that required approval under this policy.
CODE OF CONDUCT
The Company has adopted the Code of Conduct which applies to all employees, including our President and Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, and to our Directors.
The Code of Conduct is posted on our website at: https://investors.gov2x.com/governance/
governance-documents/default.aspx.
The Company will disclose within four business days any substantive amendments to or waivers from the Code of Conduct for its Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, or persons performing similar functions, by posting such information on our website at https://www.gov2x.com rather than by filing a Form 8-K. In 2023, there were no substantive changes to or waivers of the Code of Conduct for the President and Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or persons performing similar functions. A copy of the Code of Conduct will be provided, free of charge, to any shareholder upon request to the Corporate Secretary.

COMMITTEES OF THE BOARD OF DIRECTORS
The table below sets forth the current membership of each of our Committees and identifies each committee chair as of the date of this Proxy Statement.
DIRECTOR	AUDIT	COMPENSATION AND HUMAN CAPITAL	NOMINATING AND GOVERNANCE
Mary L. Howell
Dino M. Cusumano
Abbas O. Elegba
Lee E. Evangelakos			●
Melvin F. Parker	●		●*
Eric M. Pillmore	●	●
Charles L. Prow
Joel M. Rotroff		●
Neil D. Snyder		●	●
Stephen L. Waechter	●*		●
Phillip C. Widman	●	●*
* = Committee Chair

AUDIT COMMITTEE
MEMBERS:
Stephen L. Waechter, Chair
Melvin F. Parker
Eric M. Pillmore
Phillip C. Widman
Meetings in 2023: 8
AUDIT COMMITTEE
PRIMARY RESPONSIBILITIES
Among other matters, the Audit Committee:
•
appoints our independent registered public accounting firm;

•
determines the independent auditor’s qualifications and independence;

•
reviews and discusses with management and the independent auditor, the financial statements of the Company, including discussion of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” to be included in annual and quarterly filings with the SEC;

•
reviews and discusses with management and the independent auditor the Company’s financial results and other disclosures to be included in the Company’s earnings reports;

•
provides oversight of the internal audit function;

•
discusses with management and the independent auditor the quality and adequacy of the Company’s internal controls and their effectiveness and meets regularly and privately with the head of the internal audit function;

•
pre-approves the retention of the independent auditor for audit-related and permitted non-audit services;

•
reviews significant findings or unsatisfactory internal audit reports or audit problems or difficulties encountered by the independent auditor;

•
reviews the adequacy and effectiveness of the Company’s overall risk assessment and risk management process, including the Company’s cyber security program and cyber risk assessment;

•
reviews and considers the Company’s financial reserves;

•
reviews major issues or judgments regarding accounting principles and financial statement presentations;

•
establishes policies regarding the Company’s employment and retention of current or former employees of the independent auditor;

•
reviews and approves procedures for receipt, retention and treatment of complaints concerning accounting, internal accounting controls or auditing matters received by the Company and establishes procedures for the confidential, anonymous submission of complaints to the Audit Committee;

•
establishes levels for payment by the Company of fees to the independent auditor, any advisors retained by the Audit Committee and ordinary administrative expenses of the Audit Committee;

•
reviews and discusses with management the status of the Company’s disclosure controls and related certifications;

•
oversees the Company’s compliance program, including its Code of Conduct and ethics program, and reviews any proposed waivers of the Code of Conduct for directors and officers as appropriate;

•
prepares the Report of the Audit Committee for the Company’s Proxy Statement; and

•
reviews and assess the committee’s performance and reviews its charter on an annual basis.

COMPENSATION COMMITTEE
MEMBERS:
Phillip C. Widman, Chair
Eric M. Pillmore
Joel M. Rotroff
Neil D. Snyder
Meetings in 2023: 9
COMPENSATION COMMITTEE PRIMARY RESPONSIBILITIES
Among other matters, the Compensation Committee:
•
approves, administers and oversees executive compensation and benefit programs including incentive plans, equity-based awards and executive severance policies or plans;

•
considers enterprise risk and other risk factors with respect to compensation design and objectives;

•
sets annual performance goals and objectives for the Chief Executive Officer (“CEO”), evaluates CEO performance and approves individual compensation actions for the CEO, Section 16 Officers and other executive direct reports of the CEO;

•
reviews the Company’s human capital and people strategy plans for achieving long-term performance and growth objectives;

•
evaluates and oversees leadership development and succession planning for senior management positions other than the CEO;

•
reviews, adopts, and amends clawback or recoupment policies as appropriate or as required by law;

•
reviews and approves the Compensation Discussion and Analysis, and prepares the Compensation Committee Report, to be included in the Company’s annual proxy statement; and

•
reviews and assess the committee’s performance and reviews its charter on an annual basis.

Detail regarding the processes and procedures used to determine executive compensation is found under “Compensation Discussion and Analysis” below.
NOMINATING AND GOVERNANCE COMMITTEE
MEMBERS:
Melvin F. Parker, Chair
Lee E. Evangelakos
Neil D. Snyder
Stephen L. Waechter
Meetings in 2023: 6
NOMINATING AND GOVERNANCE COMMITTEE PRIMARY RESPONSIBILITIES
Among other matters, the Nominating and Governance Committee:
•
reviews and recommends to the full Board for its review and approval matters and agenda items relating to the Company’s annual meeting of shareholders;

•
reviews the Company’s business continuity and disaster recovery programs and plans;

•
determines desired Director experience, skills and attributes and conducts searches for prospective board members whose experiences, skills and attributes reflect those desired for the Board of Directors;

•
identifies, evaluates and propose nominees for election to the Board of Directors;

•
considers shareholder nominees for election to the Board;

•
makes recommendations to the Board of Directors concerning the appointment of Directors to Board Committees, the selection of the Chairman of the Board and the selection of Board committee chairs;

•
reviews and approves senior management requests for approval to accept membership on the boards of other companies and organizations;

•
reviews periodic reports from management on, and provides oversight of, environmental, social and governance matters, including safety and health matters;

•
oversees the development of a CEO succession plan for consideration by the Board;

•
reviews and assess the Company’s director and officer insurance and indemnification;

•
provides oversight of director education matters and the director orientation process;

•
reviews all board committee charters; and

•
reviews and assess the committee’s performance and reviews its charter on an annual basis.

REPORT OF THE AUDIT
COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.
ROLE OF THE AUDIT COMMITTEE
The Audit Committee provides oversight on matters relating to the Company’s financial reporting process, seeks to ensure that the Company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes.
The Audit Committee has oversight responsibility for confirming the scope and monitoring the progress and results of audits conducted by the Company’s internal auditors and the independent auditors. The Audit Committee discussed with the Company’s internal auditors and RSM the plans for their respective audits. The Audit Committee met with the internal auditors and RSM, with and without management present, and discussed their evaluation of the Company’s internal controls and the Company’s financial reporting.
The Company’s management has primary responsibility for the financial statements, including the Company’s system of disclosure and internal controls. The Audit Committee may investigate any matter brought to its attention. In that regard, the Audit Committee has full access to all books, records, facilities and personnel of the Company and the Audit Committee may retain outside counsel, auditors or other independent experts to assist the Committee in performing its responsibilities. Any individual may also bring matters to the Audit Committee confidentially or on an anonymous basis, by submitting the matter in a sealed envelope addressed to the “Audit Committee” to the Corporate Secretary who then forwards the sealed envelope to the Audit Committee. Junk mail, advertisements, resumes, spam and surveys will not be forwarded. Abusive, threatening or otherwise inappropriate materials will also not be forwarded.
AUDIT COMMITTEE CHARTER
The Board of Directors has adopted a written charter for the Audit Committee, which the Board of Directors and the Audit Committee review, and at least annually update and reaffirm. The Audit Committee Charter sets out the purpose, membership and organization, and key responsibilities of the Audit Committee.
COMPOSITION OF THE AUDIT COMMITTEE
The Audit Committee is composed of four members of the Company’s Board. The Board of Directors has determined that each Audit Committee member meets the independence standards set out in the requirements of the NYSE currently in effect, including the Audit Committee independence requirements of Rule 10A-3 of the Exchange Act. All members of the Audit Committee, in the business judgment of the full Board of Directors, are financially literate. Although the Board of Directors determined that more than one member of the Board of Directors satisfies the requirements under SEC rules of an audit committee financial expert, the Board of Directors has identified Stephen L. Waechter as the Company’s audit committee financial expert.
REGULAR REVIEW OF FINANCIAL STATEMENTS
The Audit Committee reviewed and discussed the Company’s audited financial statements with management. The Audit Committee, management, and RSM reviewed and discussed the Company’s unaudited financial statements before the release of each quarterly earnings report and filing of the
Company’s Form 10-Qs. The Audit Committee, management and RSM reviewed and discussed the Company’s audited financial statements before the release of the annual earnings report and filing of the Company’s Form 10-K.
COMMUNICATIONS WITH RSM
The Audit Committee has discussed with RSM the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee met privately with RSM six times during 2023.
INDEPENDENCE OF RSM
RSM is directly accountable to the Audit Committee. The Audit Committee has received the written disclosures and the letter from RSM required by applicable requirements of the PCAOB regarding RSM’s communications with the Audit Committee concerning independence and has discussed with RSM their independence from management and the Company, any disclosed relationships and the impact of those relationships on RSM’s independence.
RECOMMENDATION REGARDING ANNUAL REPORT ON FORM 10-K
In performing its oversight function with regard to the 2023 financial statements, the Audit Committee relied on financial statements and information prepared by the Company’s management. It also relied on information provided by the internal audit staff as well as RSM. The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2023. Based on these discussions, and the information received and reviewed, the Audit Committee recommended to the Company’s Board of Directors and the Board of Directors has approved including the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm.

This report is furnished by the members of the Audit Committee.
Stephen L. Waechter, Chair
Melvin F. Parker
Eric M. Pillmore
Phillip C. Widman
COMPENSATION COMMITTEE REPORT
The following Report of the Compensation Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.
The Compensation Committee approves and oversees administration of the Company’s executive compensation and benefit programs including incentive plans, equity-based awards and executive severance policies or plans. The Compensation Committee evaluates and oversees leadership development and succession planning for senior management positions other than the CEO. The Compensation Committee’s primary objective is to establish a competitive executive compensation program designed to attract, retain and motivate executives and to link executive compensation to business performance and shareholder return, without excessive enterprise risk. The Compensation
Committee considers appropriate risk factors in structuring compensation to discourage unnecessary or excessive risk-taking behaviors and encourage long-term value creation.
RECOMMENDATION REGARDING COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the “Compensation Discussion and Analysis” be included in the Company’s Annual Report on Form 10-K for 2023 and this Proxy Statement.
This report is furnished by the members of the Compensation Committee.
Phillip C. Widman, Chair
Eric M. Pillmore
Joel M. Rotroff
Neil D. Snyder
Copies of the Committee charters are available on the Company’s website at:
https://investors.gov2x.com/governance/governance-documents/. The Company will provide, free of charge, a copy of a Committee charter to any shareholder, upon request to the Corporate Secretary.

COMPENSATION DISCUSSION AND ANALYSIS
INTRODUCTION

The Compensation Committee is responsible for establishing our executive compensation philosophy and approving, administering, and overseeing our executive compensation program. The Compensation Committee reviews and approves the compensation to be paid to our CEO, our other named executive officers (together with the CEO, the “NEOs”), our other Section 16 Officers and executive direct reports of the CEO. At our 2023 annual meeting, our shareholders overwhelmingly approved our NEOs’ compensation, with approximately 93% of the votes cast in favor of the say-on-pay proposal.
EXECUTIVE SUMMARY
2023 NAMED EXECUTIVE OFFICERS
Our NEOs for 2023 were:
•
Charles L. Prow, President and Chief Executive Officer

•
Shawn M. Mural, Senior Vice President (“SVP”) and Chief Financial Officer

•
Susan D. Lynch, Former SVP and Chief Financial Officer (“Former Chief Financial Officer”)*

•
Susan L. Deagle, SVP and Chief Growth and Client Service Officer**

•
Kenneth W. Shreves, SVP, Global Mission Solutions

•
William W. Beard, SVP, Aerospace Solutions**

*
Ms. Lynch’s employment with the Company ended as of September 28, 2023.

**
Each of Ms. Deagle’s and Mr. Beard’s employment with the Company ended as of January 12, 2024.

2023 COMPANY HIGHLIGHTS
•
2023 revenue of $3.963 billion, representing 8% year-over-year pro forma revenue growth1

•
2023 operating income of $124.4 million

•
Backlog grew to $12.8 billion, providing more than three years of top line visibility

•
Strong net cash provided by operating activities of $188.0 million

•
Cash generation enabled net debt reduction of $137.1 million

•
Enhanced capital structure through a lower cost credit facility with greater liquidity

•
Continued revenue growth in the Pacific due to growth on existing programs and new business supporting client initiatives and priorities in the region

•
Awarded and supported a critical operations and logistics effort for the Department of State in the Middle East

•
Awarded several key wins for new work, including a $440 million contract for Naval Test Wing Pacific and first substantial foreign military sales win valued at approximately $400 million

•
Published inaugural ESG report

•
Recognized as a “Top Company for Veterans” by DiversityInc

COMPENSATION PHILOSOPHY
The Compensation Committee has implemented a pay for performance philosophy that supports V2X’s business strategy within the principles of competitiveness and consistent alignment with long-term value creation. Our philosophy encourages individual and group behaviors that balance risk and reward while supporting sustained growth and earnings performance. A substantial portion of executive compensation is

1
Pro forma revenue, defined as the combined results of our operations as if the Merger had occurred on January 1, 2021, is useful to management and investors in evaluating our operating performance and our ongoing operations.

tied to the Company’s business, financial and share price performance and our compensation philosophy is informed by the practices of V2X’s industry and peers. We continuously seek to align our compensation program with best practices. The Compensation Committee oversees appropriate compensation policies to ensure that they attract, motivate and retain our executives in the industry in which we operate.
PAY FOR PERFORMANCE
We link a large portion of our NEOs’ compensation to performance. Our NEOs’ 2023 compensation was comprised of base salary, V2X Annual Incentive Plan (“AIP”) awards and long-term incentive awards, consisting of PSUs and RSUs. We elected to move our 2023 long-term incentive awards from 2022 cash-settled performance awards to share-settled performance awards to more closely align compensation with shareholders’ interests. As discussed in more detail under “Long-Term Incentive Program —  Performance Stock Unit Component” below, the PSUs align pay with performance by providing a long-term incentive linked to the Company’s total shareholder return (“TSR”) performance relative to the Aerospace and Defense companies in the S&P 1500 over a three-year performance period.
The 2023 AIP provided a cash payout if certain financial metrics, including total revenue, new business wins, earnings before interest, taxes, depreciation and amortization, days sales outstanding and individual strategic achievements, were met. The Compensation Committee approved 2023 AIP payouts reflected overall achievement between 122.2% and 130.9% of target. The 2023 AIP performance goals, targets, results and actual payouts are discussed under “Compensation Program Objectives — Primary Compensation Components” below.
KEY GOVERNANCE POLICIES AND PRACTICES RELATED TO COMPENSATION:
WE DO:
• Use an independent Compensation Consultant selected and hired by the Compensation Committee.
• Pay for both corporate and individual performance.
• Mitigate compensation risk through oversight by the Compensation Committee of the design and objectives of our executive compensation programs.
• Utilize equity award agreements that require both consummation of a change in control transaction and termination of employment for accelerated vesting (“double trigger”).
• Conduct an annual say-on-pay vote.
• Have compensation clawback and recoupment policies that are also embedded in our equity incentive plan, our annual incentive plan and our award agreements.
• Have an anti-hedging and anti-pledging policy.
• Maintain meaningful stock ownership guidelines for V2X corporate officers and Directors.

•
Provide in our equity incentive plan for a minimum vesting period of one year for employee equity grants, and generally provide in our employee award agreements for vesting in equal annual installments over a three-year period for our RSU awards.

WE DO NOT:
• Reprice stock options.
• Guarantee minimum incentive payments.
• Provide excessive perquisites.
• Provide tax gross-ups for perquisites or in connection with payments made in the event of a change in control; however, tax assistance may be provided for costs associated with relocation.
• Provide for automatic base salary increases.
• Have fixed-term employment arrangements with our NEOs; all of our NEOs are at-will employees.
• Provide a traditional pension plan.

2023 COMPENSATION INFORMATION FOR NEOs
We strive to align total target compensation for our NEOs to the median of competitive ranges, assuming continued performance of the Company and the executives. The Compensation Committee supports this approach, based on the individual NEO’s experience in their roles, their strong performance and the business conditions impacting the Company. The Compensation Committee, along with the Compensation Consultant (discussed below), annually reviews current market compensation of our NEOs.
The Compensation Committee reviewed and assessed the performance of the NEOs for 2023 and will continue to review and assess their performance and authorize compensation actions it believes are appropriate and commensurate with relevant competitive data, the Company’s business environment and its compensation philosophy.
For 2023, the Compensation Committee approved base salary increases, effective March 11, 2023, for Messrs. Prow, Shreves and Beard, and Mses. Lynch and Deagle, as follows:
•
Charles L. Prow: An annual base salary increase of 11.8% was approved, bringing his base salary to $950,000.

•
Susan D. Lynch: An annual base salary increase of 10.0% was approved, bringing her base salary to $550,000.

•
Susan L. Deagle: An annual base salary increase of 10.5% was approved, bringing her base salary to $525,000.

•
Kenneth W. Shreves: An annual base salary increase of 12.5% was approved, bringing his base salary to $450,000.

•
William W. Beard: An annual base salary increase of 29.7% was approved, bringing his base salary to $450,000.

The Compensation Committee approved the base salary increases following a review of market competitive survey data, as well as the individual’s relevant experience and contributions to the Company. These base salary increases, the first after the completion of the Merger, were made to more closely align the executive’s compensation with the median of the competitive market.
In connection with Mr. Mural’s commencement of employment with the Company on October 2, 2023, the Compensation Committee approved his initial base salary of $700,000, as well as his target AIP award and target long-term incentive award, following a review of market competitive survey data.
The table below sets out the NEOs’ 2023 final annual base salary rate, target annual incentive award and target long-term incentive awards as determined by the Compensation Committee.
BASE SALARY AND TARGET INCENTIVE COMPENSATION
Name and Principal Position	2023 Base Salary ($)	Target 2023 Annual AIP Award (% of Base Salary)(1)	Target 2023 Long-Term Incentive Award ($)
Charles L. Prow President and Chief Executive Officer	950,000	110%	3,500,000
Shawn M. Mural SVP and Chief Financial Officer	700,000	80%	750,000
Susan D. Lynch(2) Former Chief Financial Officer	550,000	75%	800,000
Susan L. Deagle(2) SVP and Chief Growth and Client Service Officer	525,000	75%	800,000
Kenneth W. Shreves SVP, Global Mission Solutions	450,000	65%	550,000
William W. Beard(2) SVP, Aerospace Solutions	450,000	65%	550,000

(1)
This column reflects the target AIP award as a percentage of base salary for each NEO for 2023. The approved AIP formula for 2023 was based on performance measures and goals that would pay 100% of target for 100% achievement of the approved goals. The final 2023 AIP payments are discussed in more detail under “2023 AIP Awards Paid in 2024” below.

(2)
Ms. Lynch’s employment with the Company ended as of September 28, 2023. Each of Ms. Deagle’s and Mr. Beard’s employment with the Company ended as of January 12, 2024.

V2X COMPETITIVE COMPENSATION
In reviewing compensation for the NEOs for 2023, the Compensation Committee compared compensation provided by other publicly traded companies, which we refer to as our “compensation peer group”. The compensation peer group companies we selected are similar to us in industry, business model, revenue and/or market capitalization. The Compensation Committee periodically reviews the companies in the compensation peer group and makes changes it determines are appropriate based on changes to our business or to the attributes of companies in the group.
Fiscal 2023 Compensation Peer Group
AAR Corp.	Hexcel Corporation	SAIC
AeroVironment, Inc.	Howmet Aerospace, Inc.	Teledyne Technologies, Inc.
Axon Enterprise, Inc.	Huntington Ingalls Industries, Inc.	TransDigm Group, Inc.
Booz Allen Hamilton	Kaman Corporation	Triumph Group, Inc.
CACI International Inc.	Mercury Systems, Inc.	VSE Corporation
Curtiss-Wright Corporation	Moog, Inc.
INDEPENDENT COMPENSATION CONSULTANT
In 2023, the Compensation Committee continued to retain Pay Governance as its independent Compensation Consultant to assist the Committee in fulfilling its responsibilities under its charter, the material terms of which are described under “Compensation Committee Primary Responsibilities” above. The Compensation Consultant provided objective expert analyses, assessments, research and recommendations for executive compensation programs, incentives, perquisites and compensation standards. In this capacity, the Compensation Consultant provided services that related solely to work performed for and at the direction of the Compensation Committee, including analysis of material prepared by V2X’s human resources, finance and legal departments for the Compensation Committee’s review. The Compensation Consultant attended seven of the nine meetings held by the Compensation Committee during 2023 and provided no other services to V2X during 2023 other than those for and at the direction of the Compensation Committee (or, in the case of Director compensation, for the Nominating and Governance Committee).
The Compensation Committee is directly responsible for the appointment, compensation, and oversight of the Compensation Consultant. The Compensation Committee has the sole authority to retain and terminate the services of its advisors and consultants, including Pay Governance.
In connection with the engagement of the Compensation Consultant, the Compensation Committee considered various factors bearing on the independence of the Compensation Consultant, including, but not limited to, the following:
•
Provision of other services to V2X by the Compensation Consultant;

•
Business or personal relationships of the Compensation Consultant with members of the Compensation Committee or with executive officers;

•
The Compensation Consultant’s policies and procedures to prevent conflicts of interest;

•
Ownership of V2X common stock by the Compensation Consultant’s engagement leader; and

•
The relative amount of fees received by the Compensation Consultant from V2X.

The Compensation Committee determined the Compensation Consultant was independent and had no conflicts of interest with the Company or the Board of Directors.

During 2023, V2X’s human resources, finance and legal functions supported the work of the Compensation Committee, provided information, answered questions, and responded to requests from the Compensation Consultant.
OUR COMPENSATION CYCLE
The Compensation Committee reviews compensation in detail during the first quarter of each year. This review includes:
•
Annual performance reviews for the prior year;

•
Consideration of increases in base salary;

•
Determination of AIP awards earned for the prior year and establishment of target awards for the current year; and

•
Determination of long-term incentive target awards, including RSUs and PSUs for the current year.

The award date for long-term incentive awards is determined by the Compensation Committee and is typically in March, following the February meeting of the Compensation Committee. Target PSU awards reflect a three-year performance period beginning on January 1 of the year in which the Compensation Committee approves the award as described below.

COMPENSATION PROGRAM OBJECTIVES
COMPENSATION OBJECTIVES, PRINCIPLES AND APPROACHES
The V2X compensation program objectives, principles and approaches reflect the Company’s business needs and strategy, as detailed below:
OBJECTIVE	GENERAL PRINCIPLE	APPROACH
Attract, incentivize and retain talented and experienced leaders.	Design an executive compensation program to attract, incentivize and retain high performing executives.
Target total direct compensation approximating the 50th percentile of competitive practice. Review current competitive market compensation to structure NEO compensation toward the competitive median of general industry companies, as adjusted for revenue size.

Align at-risk compensation with corporate and individual performance.	Align the measures of performance in our compensation programs with measures key to the success of our business. If our business succeeds, our shareholders will benefit.	Provide incentive opportunities based on corporate and individual performance to drive shareholder value.
Align at-risk compensation with levels of executive responsibility.	As executives advance in the Company, the proportion of at-risk pay relative to fixed pay increases.	Structure NEO compensation so that a substantial portion of compensation is at-risk for executives with greater levels of responsibility.
PRIMARY COMPENSATION COMPONENTS
The primary compensation components for the NEOs are depicted below.
BASE SALARY — Base salary comprises the fixed component of total compensation. Salary is a competitive component of pay that is aligned with the NEO’s position, experience, and criticality of the required competencies. It is not an at-risk element of compensation.

ANNUAL AIP AWARDS — The Compensation Committee is responsible for the administration of the AIP awards, which were based on the achievement of certain corporate metrics and individual strategic achievements. All AIP awards for 2023 were granted under the 2014 Omnibus Plan.
LONG-TERM INCENTIVE AWARDS — The Compensation Committee is responsible for the administration of long-term incentive awards, which are comprised of RSU and PSU awards.
ANNUAL INCENTIVE PLAN AWARDS
The Compensation Committee identified the corporate metrics below that most closely predict the Company’s operating performance in 2023 for the AIP awards.
•
TOTAL REVENUE:   Total revenue reflects successful recognition of contracted revenue, recompetes and emphasizes growth through new revenue streams.

•
NEW BUSINESS WINS:   Winning new business is a critical focus for our Company, and includes any new business contract award notification, recompetes, contract extensions and add-on work to existing contracts, each occurring during the calendar year.

•
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“Adjusted EBITDA”):   Adjusted EBITDA is an operating performance metric that is useful to management and investors in evaluating our operating performance and to provide a tool for evaluating our ongoing operations. This financial measure is defined as operating income, adjusted to exclude depreciation and amortization of intangible assets, and items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items that impact current results but are not related to our ongoing operations, such as M&A, integration and related costs.

•
DAYS SALES OUTSTANDING (“DSO”):   DSO is an important operating efficiency metric that measures the number of days it takes to turn accounts receivable into cash. DSO is calculated using a five-point average of the DSO for the fourth quarter of the prior year and each of the four quarters of the performance year. This financial measure excludes the net impact of the sale of certain accounts receivables through the Company’s Master Accounts Receivable Purchase Agreement (“MARPA Facility”).

•
INDIVIDUAL STRATEGIC ACHIEVEMENTS:   The use of individual goals balances the executive’s shared responsibility to achieve corporate goals with the desire to motivate the executive to achieve goals within the individual’s specific area of responsibility. The individual goals also reinforce the importance of certain key objectives within the individual’s specific area of responsibility and allow the Compensation Committee to differentiate compensation among these executives based on their individual performance. It also strengthens the executive’s accountability. Details on NEOs’ individual goals are discussed under “Individual Strategic Achievements for 2023” below.

The table below sets forth each of the 2023 AIP metric and their respective performance percentage.
2023 AIP METRICS	PERFORMANCE PERCENTAGE
Total Revenue	10%
New Business Wins	10%
Adjusted EBITDA	50%
DSO	20%
Individual Strategic Achievements*	10%

(*)
The Compensation Committee did not assign a specific weighting to any of the individual goals within this metric, but reviewed each executive’s performance against his or her individual goals in the aggregate.

For 2023, 90% of the awards were based on the achievement of the foregoing corporate metrics and 10% of the awards were based on the individual strategic achievements. These corporate metrics are also depicted in the pie chart below, and the table that follows illustrates minimum, target and maximum payments for each category of the performance metric:

	Total Revenue*			New Business Wins*			Adjusted EBITDA*			DSO			Individual Strategic Achievements
	Min	Tgt	Max	Min	Tgt	Max	Min	Tgt	Max	Min	Tgt	Max	Min	Tgt	Max
Performance Percentage of Target	92%	100%	110%	40%	100%	180%	85%	100%	115%	94.7%	100%	109.2%	0%	100%	200%
Payout Percentage of Target	50%	100%	200%	25%	100%	200%	50%	100%	200%	33.3%	100%	200%	0%	100%	200%

(*)
For performance results between the minimum and maximum thresholds, the performance percentage achieved for that metric was calculated on a non-linear slope pre-approved by the Compensation Committee for the performance year. Actual payout percentages for each metric could range from zero to 200% of target.

2023 AIP AWARDS PAID IN 2024
The performance and payout percentages for each component of the AIP award were as follows:
Metric (all $ amounts in millions, except DSO)	Performance Target at 100.0% Payment and Weighting(1)		2023 Performance	Performance Percentage of Target	Payout Percentage of Target(1)	Weighted Attainment
Total Revenue	$3,825.0	10.0%	$3,963.1	103.6%	136.1%	13.6%
New Business Wins	$517.0	10.0%	$944.3	182.6%	200.0%	20.0%
Adjusted EBITDA	$295.0	50.0%	$293.9	99.6%	98.7%	49.4%
DSO	71.0	20.0%	67.5	105.2%	158.3%	31.7%
Individual Strategic Achievements (discussed below)		10.0%		100.0%	100.0%	10.0%

(1)
Attainment of all the 2023 AIP performance goals at target would result in a payout of 100% of target.

The following table provides the calculation of the 2023 AIP awards paid to the NEOs with respect to 2023 performance. Please note that the sum of components may differ from actual award amounts due to rounding.
Name	Base Salary (a)($)	Annual Incentive Target as a Percent of Base Salary (b)(1)	Total Revenue Percent Achieved	New Business Wins Percent Achieved	Adjusted EBITDA Percent Achieved	DSO Percent Achieved	Individual Strategic Achievements Percent Achieved(2)	Approved Total Performance Percent Payout (c)	Actual 2023 AIP Awards (a)x(b)x (c)($)
Charles L. Prow	950,000	110	13.6	20.0	49.4	31.7	10	124.7	1,303,115
Shawn M. Mural(3)	700,000	80	13.6	20.0	49.4	31.7	10	124.7	174,580
Susan D. Lynch(4)	550,000	75	—	—	—	—	—	—	—

Name	Base Salary (a)($)	Annual Incentive Target as a Percent of Base Salary (b)(1)	Total Revenue Percent Achieved	New Business Wins Percent Achieved	Adjusted EBITDA Percent Achieved	DSO Percent Achieved	Individual Strategic Achievements Percent Achieved(2)	Approved Total Performance Percent Payout (c)	Actual 2023 AIP Awards (a)x(b)x (c)($)
Susan L. Deagle	525,000	75	13.6	20.0	49.4	31.7	10	124.7	491,069
Kenneth W. Shreves	450,000	65	13.6	20.0	49.4	31.7	16.2	130.9	382,985
William W. Beard	450,000	65	13.6	20.0	49.4	31.7	7.5	122.2	357,453

(1)
This column reflects the target percent of base salary approved for each NEO for his or her 2023 annual incentive award. The approved formula for 2023 was based on performance measures and goals that would pay 100% of target for 100% achievement of the approved goals.

(2)
The Compensation Committee evaluated the extent to which the NEOs achieved their individual strategic achievements as described under “Individual Strategic Achievements for 2023” below.

(3)
The amount for Mr. Mural reflects a pro-rated value based on the number of months employed in 2023.

(4)
Ms. Lynch received a payment based on her target award per the Lynch Separation Agreement (as described below).

NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE INDICATORS
We describe below our non-GAAP financial measures and key performance indicators used as our performance metrics for our 2023 AIP.
“New Business Wins” measures any new business contract award notification, recompetes, contract extensions and add-on work to existing contracts, each occurring during the calendar year.
“Adjusted EBITDA” is a non-GAAP measure and is defined as operating income, adjusted to exclude depreciation and amortization of intangible assets, and items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items that impact current results but are not related to our ongoing operations, such as M&A, integration and related costs.
“DSO” is defined as reported DSO, adjusted to exclude the impact of the sale of certain accounts receivables through the Company’s MARPA Facility.
Individual Strategic Achievements for 2023
The Compensation Committee evaluated the individual NEOs’ strategic accomplishments and achievements as described below to determine their individual performance.
Charles L. Prow
In evaluating Mr. Prow’s performance, the Compensation Committee considered the following key factors:
•
Met or exceeded annual financial goals for the Company

•
Streamlined the organization, recruited key executive leaders, further shaping the top leadership team

•
Continued the post-Merger integration as well as the alignment of sales and execution processes

•
Increased engagement with investors, refined the V2X messaging

•
Maintained a high level of client interaction

Shawn M. Mural
In evaluating Mr. Mural’s performance, the Compensation Committee considered the following key factors:
•
Successfully implemented a simplified financial structure to position for better efficiencies

•
Successfully assessed and addressed talent needs within the Finance business advisory

•
Enhanced management systems to improve performance and agility in the business

Susan L. Deagle
In evaluating Ms. Deagle’s performance, the Compensation Committee considered the following key factors:
•
Successfully engaged new and existing clients laying the foundation for new sales and growth areas

•
Drove strong backlog and bid submission to position V2X for further organic growth

•
Led operations to an overall 8% year-over-year pro forma revenue growth with notable growth in INDOPACOM and CENTCOM programs

Kenneth W. Shreves
In evaluating Mr. Shreves’ performance, the Compensation Committee considered the following key factors:
•
Successfully led the integrated Global Mission and Training Solutions business

•
Exceeded all quantitative performance goals to include $266 million on contract growth

•
Successfully supported new business growth through overseas expansion and new clients

•
Supported new sell through growth model by delivering 5G and other technical capabilities to clients

William W. Beard
In evaluating Mr. Beard’s performance, the Compensation Committee considered the following key factors:
•
Successfully led team to design and field a defense platform for a new client

•
Drove notable growth with Navy customer and ramp-up of Naval Test Wing Pacific

•
Maintained high levels of client engagement to improve client satisfaction

LONG-TERM INCENTIVE PROGRAM
2023 LONG-TERM INCENTIVE AWARDS
Long-term incentive awards are intended to directly tie long-term compensation to long-term value creation and shareholder return. The 2023 long-term incentive program comprised of RSU and PSU awards for each NEO. The Compensation Committee set vesting terms for RSUs informed by the Compensation Consultant’s review and guidance regarding current competitive practice and its assessment of appropriate vesting terms and conditions for V2X. In determining the total long-term incentive award for each NEO, the Committee also considered individual performance.
In 2023, the Compensation Committee awarded two PSU awards. One was based on the attainment of TSR performance measures relative to Aerospace and Defense companies in the S&P 1500 Index, including a portion based on TSR performance relative to the entire index and a portion based on TSR performance relative to those companies within the index with annual revenues less than $10 billion (“PSU Group 1 Award”). The second was based on the achievement of certain stock price targets and the attainment of TSR performance measures relative to Aerospace and Defense companies in the S&P 1500 Index (“PSU Group 2 Award”). The Compensation Committee weighted these 2023 long-term incentive awards as follows:

The 2023 long-term incentive awards for all NEOs, excluding Mr. Mural, were granted on March 10, 2023. Mr. Mural’s 2023 long-term incentive awards were granted on October 9, 2023, after he joined the Company on October 2, 2023. The closing price of our common stock as of each grant date was used to determine the number of RSUs granted. The number of awards granted on March 10, 2023 was based on $39.39, the closing price of V2X common stock on the grant date. The number of awards granted on October 9, 2023 was based on $54.76, the closing price of V2X common stock on the grant date.
The following table sets forth the value of long-term incentive award amounts for the NEOs granted during 2023, as determined by the Compensation Committee:
	RSU Award		PSU Group 1 and Group 2 Awards
Name	$ Value	# of Units	$ Value	# of Units
Charles L. Prow	1,750,000	44,428	4,125,000	95,735
Shawn M. Mural	624,976	11,413	691,624	13,688
Susan D. Lynch	400,000	10,155	970,000	22,469
Susan L. Deagle	400,000	10,155	922,500	21,443
Kenneth W. Shreves	275,000	6,981	583,750	13,651
William W. Beard	275,000	6,981	655,000	15,190
RESTRICTED STOCK UNIT COMPONENT
The Compensation Committee reviewed all proposed grants of RSUs to NEOs prior to their award, including awards based on performance, retention-based awards and awards contemplated for new employees as part of employment offers (as applicable). Grants of RSUs provide executives with stock ownership of unrestricted shares after the restrictions lapse. NEOs were granted RSU awards because, in the judgment of the Compensation Committee and based on management’s recommendations, these individuals were in positions most likely to assist in the achievement of the Company’s long-term value creation goals and to create increased shareholder value over time. RSUs granted in 2023 vest in one-third annual installments on the first, second and third anniversaries of the grant date.
PERFORMANCE STOCK UNIT COMPONENT
The two PSU awards granted in 2023 to the NEOs were performance-based equity awards that vest at the end of a three-year period based on the attainment of relative TSR performance and absolute stock price performance, as described below, so as to provide a balanced view of long-term performance.
PSU Group 1 Award:
A total of 50% of these PSU Group 1 Awards vest based on the Company’s TSR performance relative to the Aerospace and Defense companies in the S&P 1500 Index and the remaining 50% of these PSU Group 1 Awards vest based on the Company’s TSR performance relative to the Aerospace and Defense companies in the S&P 1500 Index with revenue of less than $10 billion, assuming employee’s continued service through vest date as follows (with vesting determined by linear interpolation for performance between the designated percentiles):
Company’s Relative TSR Performance	PSU Group 1 Award Vesting Factor
less than the 35th percentile	0%
at the 35th percentile	50%
at the 50th percentile	100%
at or above the 80th percentile	200%

The table below sets forth the PSU Group 1 Awards made to the NEOs in 2023.
Name	PSU Group 1 Target Award ($)	PSU Group 1 Target Award (# of Units)
Charles L. Prow	1,750,000	44,428
Shawn M. Mural	375,000	6,848
Susan D. Lynch	400,000	10,155
Susan L. Deagle	400,000	10,155
Kenneth W. Shreves	275,000	6,981
William W. Beard	275,000	6,981
The vesting factor for the PSU Group 1 Award is calculated for four performance periods (each of the 2023, 2024 and 2025 calendar years, as well as the three-year period beginning on January 1, 2023 and ending on December 31, 2025). The number of PSU Group 1 Award units that vest, if any, is equal to the product of (i) the average vesting factor as set forth in the applicable table above over the performance periods (i.e. the sum of the vesting factors for each performance period divided by four) and (ii) the number of target PSU Group 1 Award units for the applicable group.
PSU Group 2 Award:
As an integral part of the 2023 long-term incentive awards, the Compensation Committee approved the PSU Group 2 Award that vest based on stock price achievement and relative TSR performance. The number of PSU Group 2 Awards that become eligible to vest on December 31, 2025 will be determined based on the achievement of the per share average price target pursuant to the table set forth below.
Company Per Share Average*	PSU Group 2 Award Vesting Factor
less than $60	0%
$60	30%
$75	60%
$90 or Greater	80%

*
No interpolation between stock prices.

These PSU Group 2 Awards will only vest in full if (i) the per share average price target (as described above) is at least $90 and (ii) the Company’s average TSR performance relative to the Aerospace and Defense companies in the S&P 1500 Index with revenue less than $10 billion (determined by adding the Company’s applicable TSR percentile (the “TSR Ranking”) for each performance period and dividing the sum by four) is above the 50th percentile. The performance periods for purposes of the TSR Ranking calculation are each of the 2023, 2024 and 2025 calendar years and the three-year period beginning on January 1, 2023 and ending on December 31, 2025. The per share average price target is the average closing price of a share of our common stock during any thirty trading day period prior to (and including) December 31, 2025.
No retirement vesting conditions apply to PSU Group 2 Awards, as employment through December 31, 2025 is generally required to be eligible to receive any performance-vested shares. If a NEO’s employment terminates due to death or disability prior to December 31, 2025, the TSR Ranking will be determined based on the number of full and partial performance periods completed or commenced as of the date of such death or disability.

The table below sets forth the PSU Group 2 Awards made to the NEOs in 2023.
Name	PSU Group 2 Target Award ($)	PSU Group 2 Target Award (# of Units)
Charles L. Prow	2,375,000	51,307
Shawn M. Mural	316,624	6,840
Susan D. Lynch	570,000	12,314
Susan L. Deagle	522,500	11,288
Kenneth W. Shreves	308,750	6,670
William W. Beard	380,000	8,209
RELATIVE TSR AWARDS GRANTED IN 2021
Upon the Merger with Vertex in July 2022, the original three-year performance period for then-outstanding 2021 TSR awards held by Messrs. Prow and Shreves and Mses. Lynch and Deagle who were executive officers of the predecessor company Vectrus, were separated into two components in accordance with the pre-existing change in control provisions in the TSR agreements, which were triggered by the Merger. The first component was determined based on actual performance relative to Vectrus’ peers from January 1, 2022 through the Merger and the second component from the Merger through December 31, 2023 was deemed to be attained at target. The payment for the 2021 TSR awards was made in January 2024 at an overall attainment level of 49.77% of target. Vesting of these awards was not accelerated in connection with the Merger.
The payment for the 2021 TSR awards was made in cash to our NEOs in January 2024 at an overall attainment level of 49.77% of target award as follows:
Name	2021 Target Award ($)	Payout at 49.77% ($)
Charles L. Prow	1,050,000	522,585
Shawn M. Mural(1)	—	—
Susan D. Lynch(2)	225,000	111,983
Susan L. Deagle	195,000	97,052
Kenneth W. Shreves	125,000	62,213
William W. Beard(1)	—	—

(1)
Mr. Mural and Mr. Beard joined the Company after 2021, and did not receive a 2021 TSR Award payment.

(2)
Ms. Lynch received payment in October 2023 per the Lynch Separation Agreement (as described below).

POST-EMPLOYMENT COMPENSATION
The V2X 401(k) employer match contribution was 50% up to 8% of employee-elected deferrals based upon annual base compensation in 2023 and is 100% up to 4% of employee-elected deferrals based upon annual base compensation for 2024. All contributions are 100% vested after 3 years (25% after year 1, 50% after year 2 and 100% after year 3).
V2X also established and maintains a non-qualified, unfunded Vectrus Systems Corporation Excess Savings Plan to provide key employees an opportunity to earn benefits in excess of the benefits that may be earned under the Vectrus 401(k) Plan. This plan is discussed in more detail under “Non-Qualified Deferred Compensation” below.
SEVERANCE PLAN
ARRANGEMENTS
The plans discussed are described in more detail under “Payments Upon Termination or Change in Control” below. The severance plans apply to key V2X employees as defined by Section 409A of the Internal Revenue Code (the “Code”). The V2X severance plan arrangements are not considered in determining other elements of compensation. All of the NEOs were covered under the Company’s Senior Executive Severance Pay Plan and the Special Senior Executive Severance Pay Plan (which do not provide overlapping payments and benefits in the event of a qualifying termination).
SENIOR EXECUTIVE SEVERANCE PAY PLAN
The purpose of this plan is to provide a period of transition for senior executives if the Company terminates the senior executive’s employment without cause. Certain senior executives who are U.S. citizens or who are employed in the United States are covered by this plan.
Pursuant to the plan, severance payments are not required in instances where:
•
the executive terminates his or her own employment;

•
the executive’s employment is terminated for cause; or

•
if the executive accepts employment or refuses comparable employment with a purchaser in a divestiture situation.

All of the NEOs are covered under this plan.
SPECIAL SENIOR EXECUTIVE SEVERANCE PAY PLAN
This plan provides compensation in the case of a qualifying termination of employment in connection with an Acceleration Event (described under “Payments Upon Termination or Change in Control” below). The plan is structured to encourage executives to act in the best interests of shareholders by providing for certain compensation and retention benefits and payments, including change in control provisions, in the case of an Acceleration Event.
The purposes of these provisions are to:
•
provide for continuing cohesive operations as executives evaluate a transaction, which, without change in control protection, could be personally adverse to the executive;

•
keep executives focused on preserving value for shareholders;

•
retain key talent in the face of potential transactions; and

•
attract talented employees in the competitive marketplace.

As discussed above, this plan provides severance benefits for covered executives, including any NEO, whose employment was terminated by the Company without cause, or where the covered executive terminated his or her employment for good reason within two years after the occurrence of an Acceleration Event as described below (generally excluding a termination due to death or disability) or if the covered executive’s employment was terminated under certain circumstances in contemplation of an Acceleration Event that ultimately occurred.
The plan is designed to put the executive in the same position for a period of time from a compensation and benefits standpoint, as he or she would have been in without a termination related to the Acceleration Event. With respect to AIP awards, since the executive would no longer have the ability to influence the corporate objectives upon which the awards were based, the plan provides that any AIP awards be paid to the executive at target.
CHANGE IN CONTROL
ARRANGEMENTS
As described more fully under “Payments Upon Termination or Change in Control” below, the Compensation Committee has provided for treatment of short-term and long-term incentive plans, severance arrangements and the excess savings plan upon a change in control.

EMPLOYEE BENEFITS
V2X executives are eligible to participate in V2X’s broad-based employee benefits programs, including medical, dental, vision coverage, and other specified benefit plans according to the plan documents. As of 2024, Section 16 Officers are also provided access to executive health benefits which include executive physicals.
PERQUISITES FOR NEOs
V2X provides only those perquisites that it considers to be reasonable and consistent with competitive practice. The Compensation Committee continues to review benefits and perquisites to assure they are reasonable and consistent with competitive practice.
OTHER CONSIDERATIONS AND POLICIES
COMPENSATION CLAWBACK POLICY
The Board of Directors has adopted a recoupment policy that enables the Board to seek recoupment of performance-based compensation, including cash incentives and equity-based compensation, from an employee that has engaged in gross negligence, intentional misconduct, fraud, theft, or embezzlement.
The Board has also adopted a clawback policy that enables the Board to seek a clawback of compensation in the event of a material accounting restatement of the Company’s financial results, irrespective of fraud or misconduct, pursuant to the policy. The clawback policy applies to any Section 16 Officer, including our NEOs, which shall be deemed to include any individuals identified by the Company as executive officers pursuant to Item 401(b) of Regulation S-K. Both current and former executive officers are subject to the clawback policy. During fiscal year 2023, there were no events that triggered a right to a clawback or recoupment from any of our executive officers.
EQUITY GRANT POLICY —  CONSIDERATION OF MATERIAL NON-PUBLIC INFORMATION
V2X equity-based awards granted to NEOs, senior and other executives, and equity-based awards granted to Directors, are awarded and priced on the same date as the approval date or a subsequent date approved by the Compensation Committee for administrative reasons. V2X may also make equity-based grants in the case of the promotion of an existing employee or hiring of a new employee. These grants may be made at a time V2X is in possession of material non-public information related to the promotion or the hiring of a new employee or other matters, although we did not make equity-based grants in the form of stock options, stock appreciation rights or similar instruments with option-like features in 2023. V2X does not time its release of material non-public information for the purpose of affecting the value of executive compensation, and executive compensation decisions are not timed to the release of material non-public information.
CONSIDERATION OF TAX AND ACCOUNTING IMPACTS
Section 162(m) — Section 162(m) of the Code generally imposes a limit of $1,000,000 on the amount of compensation that V2X can deduct in any one year with respect to its “covered employees,” which includes the NEOs. While the Compensation Committee may take any limit on deductions into account in making its compensation determinations, the Compensation Committee may determine to award compensation that is not deductible, if deemed to be in the best interests of V2X.
Section 409A — Section 409A of the Code imposes an additional tax on service providers with respect to compensatory payments that are considered to be deferred compensation unless the arrangement meets certain requirements set forth in Section 409A of the Code and the related guidance thereunder. V2X plans are intended to comply with, or be exempt from, Section 409A of the Code, to the extent applicable.
Excise Taxes — V2X provides “best-net” provisions with respect to any “golden parachute” excise tax triggered by a change-in-control. Under these provisions, if payments triggered by a change-in-control would be subject to an excise tax, then either the payments would be reduced by the amount needed to avoid triggering the tax, or no reduction of payments would occur, depending on which alternative left the executive in the better after-tax position.
POLICIES AGAINST INSIDER TRADING AND HEDGING, PLEDGING, AND SPECULATION IN COMPANY STOCK
V2X has a policy that prohibits employees (including the NEOs) and Directors from engaging in transactions involving V2X stock while in possession of material nonpublic information. This policy also applies to certain family members and related parties. Directors and covered officers must receive specific written approval from the V2X SVP, Chief Legal Officer, General Counsel and Corporate Secretary or Deputy General Counsel, Corporate prior to engaging in any transaction, including entering into a Rule 10b5-1 Plan, involving V2X securities.
In addition, V2X has a policy that prohibits executives at the level of Corporate Vice President and above (including the NEOs) and Directors from directly or indirectly engaging in any kind of speculation involving V2X stock or any hedging transaction that could reduce or limit economic risk with respect to their holdings, ownership or interest in securities of V2X, including RSUs or other equity-based compensation. Prohibited transactions include the purchase of financial instruments, including short sales, forward contracts, equity swaps, collars, puts, calls or other derivative securities that are speculative in nature or designed to hedge or offset a decrease in market value of any V2X equity security.
BUSINESS RISK AND COMPENSATION
Compensation across the enterprise is structured so that unnecessary or excessive risk-taking behavior is discouraged. Total compensation for senior officers is heavily weighted toward long-term compensation consistent with the V2X compensation philosophy, which is focused on long-term value creation. This focus on long-term compensation discourages behaviors that encourage short-term risks. The CEO and the SVP and Chief Financial Officer attend those portions of the Compensation Committee meetings at which plan features and design configurations of annual and long-term incentive plans are considered and approved.
Overall enterprise risk is reviewed and considered at the Committee and Board meetings, providing additional important information to the Compensation Committee. This risk assessment is conducted annually during the course of review of our compensation programs. V2X management and the Compensation Committee concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive risk-taking behavior. As a result, we do not believe that risks relating to our compensation programs are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed management’s summary on the review and assessment of such compensation programs and approved these conclusions.
The Compensation Committee considered risk implications of our compensation programs during its deliberations on the design of our 2023 executive compensation programs, with the goal of appropriately balancing short-term and long-term performance.

The following table summarizes V2X compensation components or policies and relevant risk mitigation measures for 2023 with respect to our NEOs:
RISK ASSESSMENT ACROSS THE ENTERPRISE
V2X COMPENSATION COMPONENT OR POLICY	RISK MITIGATION MEASURES
Base Salary	Based on market rates. Provides stability and minimizes risk-taking incentives.
AIP	• AIP design emphasizes overall performance and collaboration across the enterprise.
• AIP components focus on metrics that encourage short-term operating performance and that differ from those used for long-term incentive awards.
• Individual AIP components and total AIP awards are capped.
• Payments are made only after internal audit’s review and Compensation Committee review and approval of the performance, adjustments, achievement, and payments.
Long-Term Incentive Awards — RSUs — PSUs	• RSUs vest annually in one-third increments over a three-year period.

•
PSUs are performance-based equity awards that vest at the end of a three-year period based on the attainment of relative TSR performance and absolute stock price performance, as described above, so as to provide a balanced view of long-term performance and to encourage behaviors focused on long-term shareholder return, while discouraging behaviors focused on the short-term.

Perquisites	Perquisites are based on competitive market data. See “Employee Benefits — Perquisites for NEOs” above.
Severance	Severance plans are maintained by the Company in the event of termination without cause or in certain circumstances following a change in control of the Company.
Compensation Clawback and Recoupment Policies
Provides mechanism for the Board to seek recoupment of performance-based compensation, including cash/incentives and equity-based compensation, from an employee that has engaged in gross negligence, intentional misconduct, fraud, theft or embezzlement, and to seek clawback, from Section 16 officers, of compensation in the event of a material accounting restatement of the Company’s financial results, irrespective of fraud or misconduct, pursuant to the policy.

Officer Share Ownership Guidelines
V2X executive officers are required to own V2X shares or share equivalents up to 5X base salary, depending on the level of the officer. Share ownership guidelines are designed to align executive and shareholder interests and discourage executives from focusing on short-term results without regard to longer-term consequences.

Prohibition Against Pledging or Hedging or Speculation in V2X Securities
V2X policy prohibits Directors and executive officers at the level of Corporate Vice Presidents and above from pledging or hedging or speculative trading in and out of V2X securities, including short sales, forward contracts, equity swaps, collars, puts, calls or other derivative securities that are speculative in nature or designed to hedge or offset a decrease in market value of any V2X security (does not restrict exercises of Company-granted stock options).

2014 Omnibus Plan
Under the 2014 Omnibus Plan and award agreements, a double trigger change in control vesting provision is included, which requires both consummation of the transaction and a qualifying termination for accelerated vesting of outstanding long-term incentive grants.

Pension Plans	V2X does not provide a traditional pension plan.

COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
The following table summarizes the compensation of our NEOs for 2021, 2022 and 2023.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Charles L. Prow President and Chief Executive Officer	2023	926,919	5,285,471	1,303,115	40,120	7,555,625
	2022	831,310	2,500,013	1,251,965	36,391	4,619,679
	2021	764,619	2,099,972	1,185,106	33,844	4,083,541
Shawn M. Mural SVP and Chief Financial Officer	2023	149,759	1,397,217	174,580	1,433	1,722,989
	—	—	—	—	—	—
	—	—	—	—	—	—
Susan D. Lynch(4) Former Chief Financial Officer	2023	475,675	1,225,112	—	1,944,736	3,645,523
	2022	486,379	600,016	502,125	17,507	1,606,027
	2021	438,452	450,019	451,011	17,393	1,356,875
Susan L. Deagle(5) SVP and Chief Growth and Client Service Officer	2023	513,462	1,195,378	491,069	21,091	2,221,000
	—	—	—	—	—	—
	—	—	—	—	—	—
Kenneth W. Shreves SVP, Global Mission Solutions	2023	438,458	790,173	382,985	19,171	1,630,787
	—	—	—	—	—	—
	—	—	—	—	—	—
William W. Beard(6) SVP, Aerospace Solutions	2023	428,165	834,773	357,453	24,852	1,645,243
	2022	173,389	3,977,391	289,121	4,656	4,444,557
	—	—	—	—	—	—

(1)
Amounts in this column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for target PSUs and RSUs. The assumptions used in calculating these amounts are incorporated herein by reference to Note 16 to the consolidated financial statements in the V2X Form 10-K for the year ended December 31, 2023. For the maximum value of PSU awards, see the “Grants of Plan-Based Awards in 2023” table below.

(2)
Amounts in this column reflect the AIP awards, as applicable, that were earned for the applicable performance year.

(3)
Amounts in this column for 2023 represent items specified in the All Other Compensation table below.

(4)
Ms. Lynch’s employment with the Company ended as of September 28, 2023.

(5)
Ms. Deagle’s employment with the Company ended as of January 12, 2024.

(6)
Mr. Beard’s employment with the Company ended as of January 12, 2024.

ALL OTHER COMPENSATION TABLE
Name	Year	Perquisites(1) ($)	Severance(2) ($)	Excess Savings Plan Contributions(3) ($)	401(k) Matching Contributions(4) ($)	Other(5) ($)	Total All Other Compensation ($)
Charles L. Prow	2023	—	—	23,877	12,222	4,021	40,120
Shawn M. Mural	2023	—	—	—	1,077	356	1,433
Susan D. Lynch	2023	—	1,925,000	3,671	13,262	2,803	1,944,736
Susan L. Deagle	2023	—	—	7,338	11,550	2,203	21,091
Kenneth W. Shreves	2023	—	—	4,338	12,000	2,833	19,171
William W. Beard	2023	—	—	—	22,500	2,352	24,852

(1)
The amounts in this column represent perquisite payments. None of the NEOs individually received perquisites during 2023 which exceeded $10,000 in the aggregate.

(2)
The amounts in this column represent severance payments.

(3)
Contributions to the Vectrus Systems Corporation Excess Savings Plan are unfunded and earnings are credited at the same rate as the Stable Value Fund available to participants in the Vectrus 401(k) Plan. Messrs. Mural and Beard did not participate in the Vectrus Systems Corporation Excess Savings Plan.

(4)
Amounts represent company matching contributions during 2023 in the Vectrus 401(k) Plan.

(5)
Amounts represent taxable group term life insurance premiums paid for each NEO.

GRANTS OF PLAN-BASED AWARDS IN 2023
The following table summarizes awards made to our NEOs during the year ended December 31, 2023. Grants made to NEOs during 2023 were made under the 2014 Omnibus Plan. The table includes the grant date fair value for equity-based awards, the estimated future payouts under non-equity incentive plan awards (which consist of potential payouts for 2023 under the AIP), and estimated future payouts under the long-term incentive awards, which consist of potential payouts related to the PSU Group 1 and Group 2 Awards granted in 2023 for the 2023 – 2025 performance period. The table also provides the number of shares underlying all other stock awards, which consist of PSU Group 1 and Group 2 Awards and RSU awards, and the grant date fair value of such equity awards computed under FASB ASC Topic 718. No stock options were awarded in 2023.
Name	Award Type	Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles L. Prow	Cash			522,500	1,045,000	2,090,000
	PSU Group 1 Award	2/21/2023	3/10/2023				22,214	44,428	88,856		2,048,575
	PSU Group 2 Award	2/21/2023	3/10/2023				15,392	51,307	51,307		1,486,877
	RSU	2/21/2023	3/10/2023							44,428	1,750,019
Shawn M. Mural	Cash			280,000	560,000	1,120,000
	PSU Group 1 Award	9/28/2023	10/9/2023				3,424	6,848	13,696		531,747
	PSU Group 2 Award(5)	9/28/2023	10/9/2023				2,052	6,840	6,840		240,494
	RSU(5)	9/28/2023	10/9/2023							11,413	624,976
Susan D. Lynch	Cash			206,250	412,500	825,000
	PSU Group 1 Award	2/21/2023	3/10/2023				5,078	10,155	20,310		468,247
	PSU Group 2 Award	2/21/2023	3/10/2023				3,694	12,314	12,314		356,860
	RSU	2/21/2023	3/10/2023							10,155	400,005
Susan L. Deagle	Cash			196,875	393,750	787,500
	PSU Group 1 Award	2/21/2023	3/10/2023				5,078	10,155	20,310		468,247
	PSU Group 2 Award	2/21/2023	3/10/2023				3,386	11,288	11,288		327,126
	RSU	2/21/2023	3/10/2023							10,155	400,005
Kenneth W. Shreves	Cash			146,250	292,500	585,000
	PSU Group 1 Award	2/21/2023	3/10/2023				3,491	6,981	13,962		321,894
	PSU Group 2 Award	2/21/2023	3/10/2023				2,001	6,670	6,670		193,297
	RSU	2/21/2023	3/10/2023							6,981	274,982
William W. Beard	Cash			112,703	225,405	450,810
	PSU Group 1 Award	2/21/2023	3/10/2023				3,491	6,981	13,962		321,894
	PSU Group 2 Award	2/21/2023	3/10/2023				2,463	8,209	9,209		237,897
	RSU	2/21/2023	3/10/2023							6,981	274,982

(1)
Amounts reflect the threshold, target, and maximum payment levels for commensurate performance under the AIP described under “Compensation Discussion and Analysis — Compensation Program Objectives” above if certain performance metrics are met. These potential payments are based on achievement of specific performance metrics and individual goals and are completely at risk. The target award is computed based upon the applicable range of net estimated payments denominated in dollars where the target award is equal to 100% of the award potential, the threshold is equal to 50% of target and the maximum is equal to 200% of target. The approved AIP formula for 2023 was based on performance measures and totals that would pay 100% of target for 100% achievement of the approved goals. Actual AIP awards for 2023 are shown in the Summary Compensation Table.

(2)
Amounts reflect the threshold, target, and maximum payment levels, respectively, which are denominated in shares, if an award payout is achieved under the PSU Group 1 and PSU Group 2 Awards. The PSU Group 1 and the PSU Group 2 Awards are subject to a three-year performance period from January 1, 2023 to December 31, 2025. The potential payments are based on achievement of specific approved performance as further described under “Compensation Discussion and Analysis — Long-Term

Incentive Program — Performance Stock Unit Component” above. These PSU awards are completely at-risk compensation and payments, if any, are made in shares after the end of the performance period. The target amount shown is the grant date fair value.
(3)
Amounts reflect the number of RSUs granted in 2023 to the NEOs. RSUs granted to NEOs on March 10, 2023 vest in one-third annual installments on the first, second and third anniversaries of the grant date. The number of shares underlying the RSU awards granted on March 10, 2023 were determined based on $39.39, the closing price of V2X common stock on March 10, 2023. RSUs granted to Mr. Mural on October 9, 2023, vest in one-third annual installments on the first, second and third anniversaries of the grant date. The number of shares underlying the RSU awards granted on October 9, 2023 were determined based on $54.76, the closing price of V2X common stock on October 9, 2023. During the restriction period, holders of RSUs do not have voting rights.

(4)
Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for equity awards granted to the NEOs in 2023.

(5)
Includes PSU Group 2 Award and one-time sign-on RSU award in the amounts of 6,840 shares and 4,565 shares, respectively, each as described under “Special Compensation Arrangements” below.

SPECIAL COMPENSATION
ARRANGEMENTS
CHARLES L. PROW EMPLOYMENT LETTER AND OTHER MATTERS
On November 30, 2016, V2X and Charles L. Prow entered into an employment letter (the “Prow Employment Letter”) setting forth the terms and conditions of his employment as President and Chief Executive Officer of the Company. The material terms of the Prow Employment Letter are set forth below.
1.
Compensation and Benefits.

a.
Annual Base Salary. Mr. Prow’s initial annual base salary was $600,000 (it is currently $950,000).

b.
2017 Target Annual Incentive. Mr. Prow is eligible to participate in the Company’s AIP with a target award of 100% of his annual base salary (it is currently 110%).

c.
Long-Term Incentives. Mr. Prow is eligible for annual long-term incentive awards with an aggregate long-term incentive target for 2017 of $900,000 under the Company’s long-term incentive program, subject to approval by the Compensation Committee (target is currently $3,500,000).

d.
Other Benefit Programs. Mr. Prow is eligible to participate in the Company’s compensation and benefit plans, policies and arrangements that are applicable to other executives, including the Company’s Senior Executive Severance Pay Plan and Special Senior Executive Severance Pay Plan. Mr. Prow is an at-will employee.

SHAWN M. MURAL EMPLOYMENT LETTER AND OTHER MATTERS
On October 2, 2023, V2X and Shawn M. Mural entered into an employment letter (the “Mural Employment Letter”) setting forth the terms and conditions of his employment as SVP and Chief Financial Officer of the Company. The material terms of the Mural Employment Letter are set forth below.
1.
Compensation and Benefits.

a.
Annual Base Salary. Mr. Mural’s initial annual base salary was $700,000.

b.
2023 Target Annual Incentive. Mr. Mural is eligible to participate in the Company’s AIP with a target award of 80% of his annual base salary.

c.
Long-Term Incentives. Mr. Mural is eligible for annual long-term incentive awards with an aggregate long-term incentive target for 2023 of $750,000 under the Company’s long-term incentive program, subject to approval by the Compensation Committee. Mr. Mural also received a PSU Group 2 Award in the amount of 6,840 shares. These PSUs will be eligible for vesting if the performance metrics, as described above, are achieved after a three-year performance period. Mr. Mural is eligible for annual long-term incentive awards with an aggregate long-term incentive target for 2024 of $1,340,000 under the Company’s long-term incentive program, subject to approval by the Compensation Committee.

d.
Long-Term Sign-on Awards. To induce Mr. Mural to join the Company and to replace the value of equity awards that he would forfeit upon his departure from his prior employment, the Compensation Committee approved Mr. Mural’s one-time sign-on RSU award. Mr. Mural received an

RSU award of $250,000 vesting in one-third installments on the first, second and third anniversaries of the grant date.
e.
Other Benefit Programs. Mr. Mural is eligible to participate in the Company’s compensation and benefit plans, policies and arrangements that are applicable to other executives, including the Company’s Senior Executive Severance Pay Plan and Special Senior Executive Severance Pay Plan. Mr. Mural is an at-will employee.

f.
Relocation Benefit. Mr. Mural is eligible to receive reimbursement for moving expenses, taxable according to IRS guidelines. The reimbursement will not include closing costs or other real estate related fees.

SUSAN D. LYNCH EMPLOYMENT LETTER AND OTHER MATTERS
On July 7, 2019, V2X and Ms. Lynch entered into an employment letter (the “Lynch Employment Letter”) setting forth the terms and conditions of her employment. Ms. Lynch was appointed Senior Vice President and Chief Financial Officer of the Company effective August 8, 2019. The material terms of the Lynch Employment Letter are set forth below.
1.
Compensation and Benefits.

a.
Annual Base Salary. Ms. Lynch’s initial base salary was $430,019 (it was $550,000 during fiscal 2023).

b.
2019 Target Annual Incentive. Ms. Lynch was eligible to participate in the Company’s AIP.

c.
Long-Term Incentives. Ms. Lynch was eligible to participate in the Company’s long-term incentive program, subject to approval of her awards by the Compensation Committee.

d.
Benefit Programs. Ms. Lynch was eligible to participate in the Company’s benefit plans that are applicable to other employees.

As described in more detail under “Potential Post-Employment Compensation” below, the Company entered into a Separation Agreement and Release of Claims with Ms. Lynch effective October 27, 2023 (the “Lynch Separation Agreement”).
SUSAN L. DEAGLE EMPLOYMENT LETTER AND OTHER MATTERS
On March 13, 2017, V2X and Ms. Deagle entered into an employment letter (the “Deagle
Employment Letter”) setting forth the terms and conditions of her employment as Chief Growth Officer of the Company. Ms. Deagle joined the Company on May 1, 2017. The material terms of the Deagle Employment Letter are set forth below.
1.
Compensation and Benefits.

a.
Annual Base Salary. Ms. Deagle’s initial base salary was $300,019 (it was $525,000 during fiscal 2023).

b.
Cash Sign-on Payment. Ms. Deagle received a cash sign-on payment (for equity that she forfeited at her then-current employer) of $75,000.

c.
2017 Target Annual Incentive. Ms. Deagle was eligible to participate in the Company’s AIP with a target award of 50% of her annual base salary (it was 75% during fiscal 2023).

d.
Long-Term Incentives. Ms. Deagle was eligible to participate in the Company’s long-term incentive program, subject to approval of her awards by the Compensation Committee. For 2017, she was recommended for a total target award of $250,000 (target was $800,000 during fiscal 2023).

e.
Benefit Programs. Ms. Deagle was eligible to participate in the Company’s benefit plans that are applicable to other employees, including the Company’s Senior Executive Severance Pay Plan and Special Senior Executive Severance Pay Plan. Ms. Deagle was an at-will employee.

KENNETH W. SHREVES EMPLOYMENT LETTER AND OTHER MATTERS
On October 1, 2017, V2X and Mr. Shreves entered into an employment letter (the “Shreves Employment Letter”) setting forth the terms and conditions of his employment as Vice President, Business Development for Facilities of the Company. Mr. Shreves joined the Company on October 23, 2017 and was appointed Senior Vice President, Global Mission Solutions in January 2024. The material terms of the Shreves Employment Letter are set forth below.
1.
Compensation and Benefits.

a.
Annual Base Salary. Mr. Shreves’ initial base salary was $250,016 (it is currently $450,000).

b.
2017 Target Annual Incentive. Mr. Shreves is eligible to participate in the Company’s AIP with a target award of 40% of his annual base salary (it is currently 65%).

c.
Long-Term Incentives. Mr. Shreves is eligible to participate in the Company’s long-term incentive program, subject to approval of his awards by the Compensation Committee. For 2017, he was recommended for a total target award of $145,000 (target is currently $550,000).

d.
Benefit Programs. Mr. Shreves is eligible to participate in the Company’s benefit plans that are applicable to other employees,

including the Company’s Senior Executive Severance Pay Plan and Special Senior Executive Severance Pay Plan. Mr. Shreves is an at-will employee.
WILLIAM W. BEARD EMPLOYMENT LETTER
Mr. Beard did not enter into an employment letter upon joining the Company.

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR END
The following table sets forth summary information regarding the outstanding equity awards held by our NEOs at December 31, 2023.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Charles L. Prow	3/3/2017	21,898	—	21.98	3/3/2027	—	—	—	—
	3/4/2021	—	—	—	—	6,005	278,872	—	—
	3/10/2022	—	—	—	—	23,090	1,072,300	—	—
	3/10/2023	—	—	—	—	44,428	2,063,236	—	—
	3/10/2023	—	—	—	—	—	—	44,428(2)	2,063,236
	3/10/2023	—	—	—	—	—	—	51,307(3)	2,382,697
Shawn M. Mural	10/9/2023	—	—	—	—	4,565	211,999	—	—
	10/9/2023	—	—	—	—	6,848	318,021	—	—
	10/9/2023	—	—	—	—	—	—	6,848(2)	318,021
	10/9/2023	—	—	—	—	—	—	6,840(3)	317,650
Susan D. Lynch	3/10/2023	—	—	—	—	10,155(4)	471,598	—	—
	3/10/2023	—	—	—	—	—	—	10,155(2)(4)	471,598
Susan L. Deagle	5/8/2017	5,618	—	26.05	5/8/2027	—	—	—	—
	3/4/2021	—	—	—	—	1,115	51,781	—	—
	3/10/2022	—	—	—	—	5,080	235,915	—	—
	3/10/2023	—	—	—	—	10,155	471,598	—	—
	3/10/2023	—	—	—	—	—	—	10,155(2)	471,598
	3/10/2023	—	—	—	—	—	—	11,288(3)	524,215
Kenneth W. Shreves	3/4/2021	—	—	—	—	715	33,205	—	—
	3/10/2022	—	—	—	—	3,002	139,413	—	—
	3/10/2023	—	—	—	—	6,981	324,198	—	—
	3/10/2023	—	—	—	—	—	—	6,981(2)	324,198
	3/10/2023	—	—	—	—	—	—	6,670(3)	309,755
William W. Beard	7/5/2022	—	—	—	—	58,629	2,722,731	—	—
	3/10/2023	—	—	—	—	6,981	324,198	—	—
	3/10/2023	—	—	—	—	—	—	6,981(2)	324,198
	3/10/2023	—	—	—	—	—	—	8,209(3)	381,226

(1)
Reflects the Company’s closing stock price of $46.44 per share at December 29, 2023.

(2)
The PSU Group 1 Awards granted in 2023 have a three-year performance period from the start of the 2023 fiscal year and will vest based on achievement of specific approved performance as further described under “Compensation Discussion and Analysis — Long-Term Incentive Program — Performance Stock Unit Component” above.

(3)
The PSU Group 2 Awards have a three-year performance period from the start of the 2023 fiscal year and will vest based on achievement of specific approved performance as further described above under “Compensation Discussion and Analysis — Long-Term Incentive Program — Performance Stock Unit Component” above.

(4)
Ms. Lynch’s equity awards will be eligible to vest per the original vesting schedule provided at the time of grant.

RESTRICTED STOCK UNIT VESTING SCHEDULE
The following table sets forth the vesting schedule for RSUs that were outstanding on December 31, 2023. Generally, RSUs vest on the applicable anniversary of the grant date. Except as otherwise noted, RSUs vest in one-third annual installments on the first, second and third anniversaries of the grant date.
		Vesting Schedule (#)
Name	Grant Date	2024	2025	2026
Charles L. Prow	3/4/2021	6,005	—	—
	3/10/2022	11,545	11,545	—
	3/10/2023	14,810	14,809	14,809
Shawn M. Mural	10/9/2023	2,283	2,283	2,282
	10/9/2023	1,522	1,522	1,521
Susan D. Lynch	3/10/2023	3,385	3,385	3,385
Susan L. Deagle	3/4/2021	1,115	—	—
	3/10/2022	2,540	2,540	—
	3/10/2023	3,385	3,385	3,385
Kenneth W. Shreves	3/4/2021	715	—	—
	3/10/2022	1,501	1,501	—
	3/10/2023	2,327	2,327	2,327
William W. Beard	7/5/2022	58,629	—	—
	3/10/2023	2,327	2,327	2,327
OPTION EXERCISES AND STOCK VESTED
The following table summarizes the vesting of RSUs for each of our NEOs in 2023. No V2X options were exercised by NEOs in 2023.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Charles L. Prow	23,520	1,021,163
Shawn M. Mural	—	—
Susan D. Lynch(2)	12,300	588,443
Susan L. Deagle	4,754	205,003
Kenneth W. Shreves	2,687	115,425
William W. Beard(3)	58,629	2,656,769

(1)
The aggregate value realized on the date of vesting of the RSUs is based on the average of high and low prices of V2X common stock on the date of vesting, multiplied by the number of shares acquired upon vesting. The value realized for these NEOs is based on $46.75 per share on the vesting date of March 4, 2023, $46.75 per share on the vesting date of March 5, 2023 and $39.96 per share on the vesting date of March 10, 2023.

(2)
The value realized for Ms. Lynch includes $51.47 per share for the 6,829 shares that vested upon her separation date of September 28, 2023.

(3)
The value realized for Mr. Beard is based on $41.64 per share on the vesting date of January 5, 2023 and $48.99 per share on the vesting date of July 5, 2023.

PENSION BENEFITS
V2X has not adopted a pension plan and does not provide pension benefits to the NEOs.
NON-QUALIFIED DEFERRED
COMPENSATION FOR 2023
EXCESS SAVINGS PLAN
The Vectrus Systems Corporation Excess Savings Plan provides our key employees with an opportunity to earn retirement savings benefits in excess of the retirement benefits they may contribute under our 401(k) Plan. Section 415 of the Code limits the amount of compensation that can be used to determine employee and employer contribution amounts ($330,000 in 2023) to the 401(k) Plan. The benefit that is provided to an employee under an excess benefit plan generally amounts to the difference between what the employee would have received under the employer’s qualified retirement plan without applying the Section 415 limitations and what the employee actually receives under the qualified retirement plan.
The Vectrus Systems Corporation Excess Savings Plan is a non-qualified unfunded savings plan. All balances under this plan are maintained on the books of V2X. V2X contributes to the participant’s excess savings account at 4% of eligible base compensation. Participant investment earnings are based on the Guaranteed Income Fund — Stable Value Fund in the Vectrus 401(k) Plan. Benefits will be paid to the NEO in a lump sum in the seventh month following the last day worked by such NEO.
NON-QUALIFIED DEFERRED COMPENSATION PLAN
The Vectrus Systems Corporation Non-Qualified Deferred Compensation Plan allows certain eligible employees to defer and invest a portion of their compensation for retirement and other life events.
Each year, employees are eligible to defer up to 70% of their eligible salary and/or incentive plan compensation. Employee deferrals and associated earnings are 100% vested at all times. Employees may designate an in-service distribution date on their compensation deferrals. In addition, employees may designate either a lump sum payment or annual installments on their compensation deferrals following their retirement from the Company.
In the event the employee separates from service prior to an in-service distribution date and does not qualify for retirement, their account balance will be distributed as a lump sum payment six months following the last day worked.

Non-Qualified Deferred Compensation
The following table shows the activity within the Non-Qualified Deferred Compensation Plans for the NEOs for 2023.
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(3)
Charles L. Prow	74,153	23,877	30,008	—	257,726
Shawn M. Mural	—	—	—	—	—
Susan D. Lynch	—	3,671	161	—	11,111
Susan L. Deagle	—	7,338	145	—	13,693
Kenneth W. Shreves	—	4,338	84	—	8,230
William W. Beard	—	—	—	—	—

(1)
The amounts in this column are also included in the Summary Compensation Table as Salary.

(2)
The amounts in this column are also included in the Summary Compensation Table and in the All Other Compensation Table as Excess Savings Plan Contributions.

(3)
The following amounts of the aggregate balance from the table were reported in previous summary compensation tables: Mr. Prow — $129,688 and Ms. Lynch $7,278.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
In this section, we discuss the compensation payable (including accelerated vesting of equity awards) in the event of a change in control and employment termination under several different circumstances, including voluntary termination, termination for cause, death, disability, termination without cause and termination in connection with a change in control. The term used for change in control under the 2014 Omnibus Plan is “Acceleration Event” as further described below.
The amounts shown in the Potential Post-Employment Compensation table are estimates, assuming the triggering event occurred on December 31, 2023, as required by SEC rules. Values attributed to accelerated vesting of equity-based awards are based on V2X’s closing stock price on December 29, 2023, which was $46.44.
PAYMENTS AND BENEFITS PROVIDED GENERALLY TO SALARIED EMPLOYEES
The amounts shown in the table below do not include payments and benefits to the extent these payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:
•
Accrued salary and paid time off; and

•
Amounts currently vested under the Vectrus Systems Corporation Excess Savings Plan.

No perquisites are provided to the NEOs upon a change in control or in any of the post-employment circumstances shown in the table below.
SEVERANCE AND CHANGE IN
CONTROL
SENIOR EXECUTIVE SEVERANCE PAY PLAN
The purpose of this plan is to provide a period of transition for covered executives, including the NEOs. Generally, covered executives who are U.S. citizens or who are employed in the United States are covered by this plan. The plan generally provides for severance payments if V2X terminates a senior executive’s employment without cause. The amount of severance pay under this plan depends on the executive’s base salary (and, in the case of Mr. Prow, target annual incentive opportunity) and years of service. The severance benefit begins at 12 months of pay for less than four years of service and increases up to 18 months of pay for service of nine years or more. The executives are also eligible to continue receiving subsidized health and welfare benefits during the severance payment period. V2X considers these severance pay provisions appropriate given the job responsibilities and competitive market in which senior executives function. V2X’s obligation to continue severance payments stops if the executive does not comply with the V2X Code of Conduct or applicable V2X corporate policies. V2X considers this cessation provision to be critical to V2X’s emphasis on ethical behavior. V2X’s obligation to continue severance payments also ends if the executive engages in any activity inimical to the best interests of V2X, disparages V2X, induces employees to leave V2X without our consent or does not comply with non-competition provisions of this plan. These provisions protect the integrity of our business and are consistent with typical business arrangements. If a covered executive receives or is entitled to receive other severance or similar compensation under another V2X plan or agreement or under applicable law, the amount of that other compensation will reduce amounts otherwise payable under this plan, to the extent such offsetting would not violate Code Section 409A. The severance is paid in equal installments over the applicable severance period.
The exceptions to severance payments are:
•
the executive terminates his or her own employment;

•
the executive’s employment is terminated for cause, death or disability; or

•
the executive accepts employment or refuses comparable employment with a purchaser in a divestiture situation.

Assuming a termination by V2X without cause on December 31, 2023, Mr. Prow would have been entitled to 16 months of severance, Ms. Deagle and Mr. Shreves would have been entitled to 15 months of severance, Messrs. Mural and Beard would have been entitled to 12 months of severance.
SPECIAL SENIOR EXECUTIVE SEVERANCE PAY PLAN
The purpose of this plan is to provide compensation in the case of termination of employment in connection with an Acceleration Event (as described below). The plan is structured to encourage executives to act in the best interests of shareholders without regard to the potential impact a change in control transaction might have with respect to his or her employment by providing severance protections for terminations that arise in connection with a change in control transaction.

The purposes of these provisions are to:
•
provide for continuing cohesive operations as executives evaluate a transaction, which, without change in control protection, could be personally adverse to the executive;

•
keep executives focused on shareholder value;

•
retain key talent in the face of potential transactions; and

•
attract talented employees in the competitive marketplace.

As discussed above, this plan provides severance benefits for covered executives, including the NEOs, if their employment is terminated (i) by the Company without cause within two years after a change in control transaction or prior to a change in control transaction if the termination occurs after public announcement of the change in control transaction, or (ii) where the covered executive terminates his or her employment for good reason (including a termination due to death or disability if at the time of such termination the executive could have resigned for good reason) within two years after a change in control transaction.
This plan provides four tiers of benefits for covered executives, based on their position within the Company and the criticality of their role in a change in control transaction. In the event of a covered termination under this plan on December 31, 2023, the executive would have been entitled to:
•
any accrued but unpaid base salary and paid time off, any earned but unpaid incentive award (AIP payment) relating to the preceding year, unreimbursed expenses and any amounts to which the executive is entitled under applicable employee benefit plans;

•
two and a half (2.5), two (2.0) and one and a half (1.5) times the executive’s annual base salary and target annual incentive opportunity at the time of the termination, paid in a lump sum; and

•
continuation of health insurance benefits at the same levels for the length of the COBRA continuation period.

If payments triggered by a change in control transaction would constitute excess parachute payments for purposes of Code Section 280G, then either: (1) payments would be reduced by the amount needed to avoid triggering Code Section 280G, or (2) no reduction of payments would occur, depending on which alternative leaves the executive in a better after-tax position.
As of December 31, 2023, Mr. Prow is covered at the Tier 1 level of benefits of 2.5 times, Mr. Mural and Ms. Deagle are covered at the Tier 2 level of benefits of 2.0 times and Messrs. Shreves and Beard are covered at the Tier 3 level of benefits of 1.5 times.
SEPARATION AGREEMENT
V2X and Ms. Lynch entered into the Lynch Separation Agreement in connection with her separation and retirement, pursuant to which Ms. Lynch received the following benefits in accordance with applicable senior executive severance pay plans as described above and in consideration for her execution of a release of claims in favor of the Company and agreeing to a non-solicit and non-compete: two times annual base salary and target cash bonus, $111,983.00 in settlement of her 2021 – 2023 TSR awards, $249,360 in settlement of her 2022 – 2024 TSR awards, continued benefit coverage for 18 months post-employment, continued vesting of the 10,155 PSUs granted in March 2023 through the end of their 3-year performance period, immediate vesting of her 2021 and 2022 RSU grants, of which 6,820 shares were outstanding, and continued vesting of the 10,155 RSU awards granted in March 2023 through their performance period.
EFFECT OF A CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT ON ANNUAL INCENTIVE AWARDS, EQUITY AWARDS, THE EXCESS SAVINGS PLAN AND THE NON-QUALIFIED DEFERRED COMPENSATION PLAN
Annual Incentive Awards.   For 2023, our AIP did not contain a change in control trigger, and therefore, no annual incentive award amount is reflected in the table below. The NEO’s AIP awards for 2023, including the target opportunities and the actual amounts earned, are discussed under “Compensation Discussion and Analysis” above.
Long-Term Incentive Awards. No outstanding long-term incentive awards accelerate solely upon a change in control transaction; however, vesting is accelerated in the event of certain termination of employment scenarios. Following is a description of how the awards are treated upon different termination events.
Stock Options. The stock options become fully vested upon termination due to death or disability. Upon termination due to retirement (termination at or after age 60 with at least 5 years of service, other than termination by the Company for cause or due to death or disability), a prorated portion of the option will continue to vest on the applicable vesting dates based on the number of full months of employment during the vesting period, and any remaining unvested portion will expire unless the option holder agrees to comply with the non-competition covenants contained in the stock option agreement, in which case the option will vest without proration on each subsequent vesting date as if employment had continued. If the option holder is not retirement eligible upon voluntary resignation or termination by the Company without cause, the unvested portions of the option expire immediately, except that if employment is terminated by the Company without cause or by the option holder for good reason within 24 months following a change in control transaction, the options become fully vested.
RSUs. The RSUs for NEOs become fully vested upon termination due to death or disability. For RSUs granted prior to 2023, upon termination due to retirement (termination at or after age 60 with at least 5 years of service, other than termination by the Company for cause or due to death or disability) or termination by the Company without cause, a prorated portion of the RSUs will continue to vest on the applicable vesting dates based on the number of full months of employment during the vesting period, and any remaining unvested portion will be forfeited unless, in the case of a termination due to retirement, the RSU holder agrees to comply with the non-competition and non-solicitation covenants contained in the RSU agreement, in which case the RSUs will vest without proration on each subsequent vesting date as if employment had continued. For RSUs granted in 2023, upon termination by the Company without cause, a prorated portion of the RSUs will continue to vest as described in the preceding sentence, and if termination is due to retirement (as defined in the preceding sentence) the RSUs will continue to vest on the applicable vesting dates during the vesting period as if employment had continued, provided that the RSU holder complies with the non-competition and non-solicitation covenants contained in the RSU agreement. If the RSU holder is not retirement eligible upon voluntary resignation, the unvested portions of the RSUs will be forfeited. If employment is terminated by the Company without cause or by the option holder for good reason within 24 months following a change in control transaction, the RSUs become fully vested. Messrs. Prow and Shreves were retirement eligible (age 60 with 5 years of service) for purposes of their RSU awards on December 31, 2023.
TSR Awards. Upon termination due to death or disability, the 2022 – 2024 TSR awards remain eligible to vest based on actual performance over the performance period (or as determined upon a change in control event as described below if such an event occurs during the performance period) as if the award holder had remained employed. Upon termination due to retirement (termination at or after age 60 with at least 5 years of service, other than termination by the Company for cause or due to death or disability) or termination by the Company without cause, a prorated portion of the
2022 – 2024 TSR award will remain eligible to vest based on actual performance over the performance period (or as determined upon a change in control event as described below if such an event occurs during the performance period) as if employment had continued, and any remaining unvested portion will expire unless the termination was due to retirement and the award holder agrees to comply with the non-competition covenants contained in the 2022 – 2024 TSR award agreement, in which case the portion of the award that vests will not be prorated. If the award holder is not retirement eligible upon voluntary resignation, the unvested portions of the award will be forfeited. If employment is terminated by the Company without cause or by the award holder for good reason within 24 months following a change in control transaction, the award becomes fully vested, with a prorated portion of the award determined by calculating the average performance over any completed and open performance periods (based on actual performance through the date of the change in control event) and the remainder based on assumed target performance.
Each of the NEOs has accepted the terms and conditions with respect to their awards, including restrictive covenants. Messrs. Prow and Shreves were retirement eligible (age 60 with 5 years of service) for purposes of their 2022 – 2024 TSR Awards on December 31, 2023.
PSU Group 1 Awards. Upon termination due to death or disability, the PSU Group 1 Awards vest on a prorated portion based on the actual performance through the date of the termination and the remaining portion of the award shall be determined by reference to the target award. Upon termination due to retirement (termination at or after age 60 with at least 5 years of service) the PSU Group 1 Awards will remain eligible to vest based on the actual performance over the performance period (or as determined upon a change in control event as described below if such an event occurs during the performance period) as if employment had continued, so long as the award holder agrees to comply with the restrictive covenants contained in the PSU Group 1 Award agreement. If the award holder violates the restrictive covenants at any time before delivery of the shares, the award will terminate and expire in all respects. If the award holder is not retirement eligible upon voluntary resignation, the award will be forfeited. If employment is terminated by the Company without cause, a prorated portion of the PSU Group 1 Award will remain eligible to vest based on actual performance over the performance period as if employment had continued, and any remaining unvested portion will expire. If employment is terminated by the Company without cause or by the award holder for good reason within 24 months following a change in control transaction, the award becomes fully vested, with a prorated portion of the award determined by calculating the average performance over any completed and open performance periods (based on actual performance through the date of the change in control event) and the remainder based on assumed target performance.
Each of the NEOs has accepted the terms and conditions with respect to their awards, including restrictive covenants. Messrs. Prow and Shreves were retirement eligible (age 60 with 5 years of service) for purposes of their PSU Group 1 Awards on December 31, 2023.
PSU Group 2 Awards. Upon termination due to death or disability, or if employment is terminated by the Company without cause or by the award holder for good reason within 24 months following a change in control transaction, the PSU Group 2 award shall be eligible to vest on a prorated portion based on the actual performance through the date of termination (for a termination due to death or disability) or the date of the change in control (for a termination without cause or good reason resignation within 24 months following a change in control) and the remaining portion of the award is forfeited. Upon termination due to any other reason, the PSU Group 2 Award is forfeited.
Vectrus Systems Corporation Excess Savings Plan. The NEOs’ accounts under this plan would be paid out upon a change in control or a termination of employment or death of the NEO. The definition of change in control under this plan is consistent with the corresponding definition under Code Section 409A. Since there is no accelerated vesting or other enhancement of benefits under the plan in connection with a termination or change in control, we have not disclosed the NEOs’ accounts in the table below. For information regarding this plan and the NEOs’ aggregate balances as of December 31, 2023, see the Non-Qualified Deferred Compensation Plan table above.
Vectrus Systems Corporation Non-Qualified Deferred Compensation Plan. The NEOs’ accounts under this plan would be paid out upon a change in control or a termination of employment or death of the NEO. Since there is no accelerated vesting or other enhancement of benefits under the plan, we have not disclosed the NEOs’ accounts in the table below. For information regarding this plan and the NEOs’ aggregate balances as of December 31, 2023, see the Non-Qualified Deferred Compensation Plan table above.
Additional Information.   The change in control and employment termination provisions in these plans and agreements are intended to provide protections in the context of change in control transaction and certain termination events so that the executives can focus on preserving value for shareholders when evaluating situations that, without these provisions, could be personally adverse to the executive. Except for the Vectrus Systems Corporation Excess Savings Plan, which defines a change in control by reference to the corresponding definition under Code Section 409A, as of December 31, 2023, change in control was generally defined as one of the following acceleration events (each, an “Acceleration Event”) for purposes of these plans and agreements:
1.
A report on Schedule 13D was filed with the SEC disclosing that any person, other than V2X or one of its subsidiaries or any employee benefit plan that is sponsored by V2X or a subsidiary, had become the beneficial owner of 30% or more of V2X outstanding stock;

2.
A person other than V2X or one of its subsidiaries or any employee benefit plan that is sponsored by V2X or a subsidiary purchased V2X shares in connection with a tender or exchange offer, if after consummation of the offer the person purchasing the shares is the beneficial owner of 30% or more of V2X outstanding stock;

3.
The consummation of:

(a)
any consolidation, business combination or merger of V2X other than a consolidation, business combination or merger in which the shareholders of V2X immediately prior to the merger would hold 50% or more of the combined voting power of V2X or the surviving corporation of the merger and would have the same proportionate ownership of common stock of the surviving corporation that they held in V2X immediately prior to the merger;

(b)
any sale, lease, exchange or other transfer of all or substantially all of the assets of V2X;

(c)
A majority of the members of the Board of Directors of V2X changed within a 12-month period, unless the election or nomination for election of each of the new Directors by V2X’s shareholders had been approved by two-thirds of the Directors still in office who had been Directors at the beginning of the 12-month period or whose nomination for election or election was recommended or approved by a majority of Directors who were Directors at the beginning of the 12-month period; or

(d)
Any person other than V2X or one of its subsidiaries or any employee benefit plan sponsored by V2X or a subsidiary became the beneficial owner of 30% or more of V2X outstanding stock.

POTENTIAL POST-EMPLOYMENT COMPENSATION
The Potential Post-Employment Compensation table below provides additional information assuming the applicable termination of employment took place on the last day of fiscal 2023 (and for Ms. Lynch, information regarding what was provided to her pursuant to the Lynch Separation Agreement).
Executive	Resignation (a)($)	Termination for Cause (b)($)	Death (c)($)	Disability (d)($)	Termination Not For Cause (e)($)	Change in Control and Termination Not For Cause or With Good Reason (f)($)
Charles L. Prow
Severance(1)	—	—	—	—	2,675,499	5,017,688
2022 – 2024 TSR Award(2)	1,039,000	—	1,039,000	1,039,000	1,039,000	1,039,000
2023 – 2025 PSU Group 1 Award(2)	2,063,236	—	2,063,236	2,063,236	2,063,236	2,063,236
2023 – 2025 PSU Group 2 Award(3)	—	—	794,170	794,170	—	794,170
Unvested RSUs(4)	3,414,408	—	3,414,408	3,414,408	3,414,408	3,414,408
Total	6,516,644	—	7,310,814	7,310,814	9,192,143	12,328,502
Shawn M. Mural
Severance(1)	—	—	—	—	715,922	2,552,942
2023 – 2025 PSU Group 1 Award(2)	—	—	318,021	318,021	105,976	318,021
2023 – 2025 PSU Group 2 Award(3)	—	—	105,883	105,883	—	105,883
Unvested RSUs(4)	—	—	530,020	530,020	29,443	530,020
Total	—	—	953,924	953,924	851,341	3,506,866
Susan L. Deagle
Severance(1)	—	—	—	—	669,743	1,859,530
2022 – 2024 TSR Award(2)	—	—	228,580	228,580	137,507	228,580
2023 – 2025 PSU Group 1 Award(2)	—	—	471,598	471,598	157,199	471,598
2023 – 2025 PSU Group 2 Award(3)	—	—	174,707	174,707	—	174,707
Unvested RSUs(4)	—	—	759,294	759,294	245,203	759,294
Total	—	—	1,634,179	1,634,179	1,209,652	3,493,709
Kenneth W. Shreves
Severance(1)	—	—	—	—	563,067	1,114,435
2022 – 2024 TSR Award(2)	135,070	—	135,070	135,070	135,070	135,070
2023 – 2025 PSU Group 1 Award(2)	324,198	—	324,198	324,198	324,198	324,198
2023 – 2025 PSU Group 2 Award(3)	—	—	103,236	103,236	—	103,236
Unvested RSUs(4)	496,815	—	496,815	496,815	496,815	496,815
Total	956,083	—	1,059,319	1,059,319	1,519,150	2,173,754

Executive	Resignation (a)($)	Termination for Cause (b)($)	Death (c)($)	Disability (d)($)	Termination Not For Cause (e)($)	Change in Control and Termination Not For Cause or With Good Reason (f)($)
William W. Beard
Severance(1)	—	—	—	0	450,449	1,114,435
2023 – 2025 PSU Group 1 Award(2)	—	—	324,198	324,198	108,066	324,198
2023 – 2025 PSU Group 2 Award(3)	—	—	127,060	127,060	—	127,060
Unvested RSUs(4)	—	—	3,046,928	3,046,928	2,803,769	3,046,928
Total	—	—	3,498,186	3,498,186	3,362,284	4,612,621

(1)
Amounts shown in column (e) reflect the cash severance and estimated cost to V2X of the continuation of benefits under the Senior Executive Severance Pay Plan, which would have been as follows: Mr. Prow ($2,660,000 the combination of the CEO’s base salary and target annual incentive opportunity multiplied by the months of severance earned under the Plan and $15,499); Mr. Mural ($700,000 and $15,922); Ms. Deagle ($656,250 and $13,493); Mr. Shreves ($562,500 and $567) and Mr. Beard ($450,000 and $449). Amounts shown in column (f) reflect the cash severance and estimated cost to V2X of the continuation of benefits under the Special Senior Executive Severance Pay Plan, which would have been as follows: Mr. Prow ($4,987,500 and $30,188); Mr. Mural ($2,520,000 and $32,942); Ms. Deagle ($1,837,500 and $22,030); Mr. Shreves ($1,113,750 and $685) and Mr. Beard ($1,113,750 and $685).

(2)
Amounts shown in columns (c), (d), (e) and (f) for the 2022-2024 TSR awards are based on actual performance for the period of January 1, 2022 to July 5, 2022, and target performance (100%) for the period of July 5, 2022 through December 31, 2023 and for the remaining two measurement periods, with the amount in column (e) prorated to reflect the two thirds of the performance period that would have been completed on December 31, 2023. Amounts shown in columns (c), (d), (e) and (f) for the 2023-2025 PSU Group 1 Awards reflect the target amount of shares valued at $46.44 per share, the closing price of V2X common stock on December 29, 2023, with the amount in column (e) prorated to reflect the one third of the performance period that would have been completed on December 31, 2023. At December 31, 2023, Mr. Prow and Mr. Shreves were eligible for retirement treatment (age 60 with 5 years of service) for purposes of their outstanding PSU Group 1 Awards.

(3)
Amounts shown in columns (c), (d) and (f) for the 2023-2025 PSU Group 2 Awards reflect the one third of the performance period that would have been completed on December 31, 2023.

(4)
Amounts shown in columns (c), (d) and (f) reflect the market value of unvested RSUs based on a $46.44 per share value, the closing price of V2X common stock on December 29, 2023. Amounts shown in column (e) reflect the prorated portion of the unvested RSUs based on the number of full months of employment between the grant date and the end of the applicable vesting period. At December 31, 2023, Mr. Prow and Mr. Shreves were eligible for retirement treatment (age 60 with 5 years of service) for purposes of their outstanding RSUs.

Upon Ms. Lynch’s separation on September 28, 2023, she received a total cash severance payment of $1,925,000, which consisted of two times her current annual base salary plus two times her current target annual bonus, a payment of $111,983 in settlement of her 2021-2023 TSR Award, and a payment of $249,360 in settlement of her 2022-2024 TSR Award. In addition, Ms. Lynch received 6,829 shares from the accelerated vesting of RSUs valued at $351,489 based on the Company’s stock price, on the separation date, of $51.47 per share.
CEO PAY RATIO
In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to calculate and report an estimate of the ratio of the total compensation of our CEO to the total compensation of our median employee. The intended purpose of the disclosure is to provide a reasonable measure of the relationship of pay between the CEO and the median paid employee. Our CEO’s compensation is discussed in detail under “2023 Compensation Information for NEOs” above. The Company believes its compensation philosophy and process represent a responsible approach toward CEO pay. The required disclosure is presented as follows:
Median Employee Total Annual Compensation:	$75,448
CEO Total Annual Compensation:	$7,555,625
Ratio of CEO Pay to Median Employee Compensation:	100.1 to 1.0
In determining the median employee, the Company prepared a listing of all employees as of October 31, 2022. This included U.S. and non-U.S. employees who were full-time, part-time, or temporary employees and those on an approved leave of absence. Approximately 6,500 subcontractors were not included in the analysis because they were not employed by the Company and their compensation is determined by unaffiliated third parties. The data examined were W-2 wages or foreign equivalent compensation paid from November 1, 2021 through October 31, 2022. The median was calculated directly from the arrayed data using taxable wages as the chosen consistently applied compensation measure. Once the median employee was determined, annual total compensation was calculated for that individual using the Summary Compensation Table rules for both the CEO and the median employee. We elected to identify our median employee every three years unless a significant change in our employee population or employee compensation arrangements has occurred. We determined that there has been no change in our employee population or employee compensation arrangements in 2023 that we reasonably believe would result in significant change to our pay ratio disclosure. Our median employee identified in 2022, departed the Company in 2023, and as such, we replaced that individual with a similar median employee whose compensation is substantially similar to the original median employee. As of December 31, 2023, the Company employed approximately 16,000 employees, excluding the CEO and subcontractors.
PAY VERSUS PERFORMANCE
EXECUTIVE COMPENSATION
Our compensation philosophy is to support V2X’s business strategy within the principles of competitiveness, full disclosure, and consistent alignment with long-term value creation. We believe our philosophy encourages individual and group behaviors that balance risk and reward while supporting sustained growth and earnings performance. A substantial portion of our executive compensation is tied to the Company’s internal business and financial performance and share price performance. If internal business and financial performance or share price performance falls below identified thresholds, at-risk incentive compensation is reduced or not paid at all.
As required by Item 402(v) of Regulation S-K, the following table and accompanying footnotes and discussion provide certain information regarding executive compensation and measures of Company performance in the last four fiscal years.
Pay Versus Performance Table
Fiscal Year(1)	Summary Compensation Table Total for CEO ($)(2)	Compensation Actually Paid to CEO ($)(3)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(4)	Average Compensation Actually Paid for Non-CEO NEOs ($)(5)	Value of Initial Fixed $100 Investment Based on:		GAAP Net (Loss) Income ($)(8)	Adjusted EBITDA ($)(9)
					Company Total Shareholder Return ($)(6)	Peer Group Total Shareholder Return ($)(7)
2023	7,555,625	7,471,120	2,174,613	2,015,800	90.60	125.44	(22,573,000)	293,857,000
2022	4,619,679	4,505,434	6,866,764	8,171,106	80.55	101.87	(14,330,000)	204,994,000
2021	4,083,541	3,185,883	1,049,196	854,711	89.29	107.72	45,728,000	83,089,000
2020	3,441,257	3,301,633	1,011,132	993,030	97.00	105.62	36,951,000	56,313,000

(1)
Year-ended December 31.

(2)
Amounts in this column reflect the total compensation as reported in the Summary Compensation Table (“SCT”) for Charles L. Prow, President and Chief Executive Officer.

(3)
Amounts in this column reflect the SCT total for Charles L. Prow, President and Chief Executive Officer minus the value of Stock Awards and Option Awards granted in the year (as reported in the SCT), plus the fair value of equity awards at year-end for awards granted in the year, the change in fair value of equity awards at year-end (from the end of the prior year) for equity awards granted in previous years, the fair value of equity awards on the vest date for equity awards which were granted and vested in the year, and the change in fair value of equity awards at year-end (from the vest date) for equity awards which vested in the year. For a reconciliation, see the table below.
(4)
Amounts in this column reflect the average total compensation as reported in the SCT for the following Non-CEO NEOs:

•
for fiscal year 2023, Shawn M. Mural, SVP and Chief Financial Officer, Susan D. Lynch, (Former) SVP and Chief Financial Officer, Susan L. Deagle, SVP and Chief Growth and Client Service Officer, Kenneth W. Shreves, SVP, Global Mission Solutions and William W. Beard, SVP, Aerospace Solutions.

•
for fiscal year 2022, Susan D. Lynch, (Former) SVP and Chief Financial Officer, John “Ed” Boyington, Jr. (Former) President, Vertex Aerospace LLC, William W. Beard, SVP, Aerospace Solutions and Richard Mendoza, (Former) SVP and Chief People Officer;

•
for fiscal year 2021, Susan D. Lynch, (Former) SVP and Chief Financial Officer, Susan L. Deagle, SVP, Growth and Enterprise Operations, David A. Hathaway, (Former) SVP, Vectrus Programs, Kevin T. Boyle, SVP, Chief Legal Officer, General Counsel and Corporate Secretary and Kenneth W. Shreves, SVP, Organic Growth and Operational Enablement; and

•
for fiscal year 2020, Susan D. Lynch, (Former) SVP and Chief Financial Officer, Susan L. Deagle, SVP, Growth and Enterprise Operations, David A. Hathaway, SVP, Vectrus Programs and Kevin T. Boyle, SVP, Chief Legal Officer, General Counsel and Corporate Secretary.

Amounts also reflect the one-time grant of RSU awards to Messrs. Boyington, Beard and Mendoza who joined the Company in 2022 in connection with the Merger (the “Vertex Merger Grant”) that impacts the average SCT total for Non-CEO NEOs in 2022.
(5)
Amounts in this column reflect the average SCT total for all Non-CEO NEOs (as disclosed in footnote 4 above) minus the value of Stock Awards and Option Awards granted in the year (as reported in the SCT), plus the fair value of equity awards at year-end for awards granted in the year, the change in fair value of equity awards at year-end (from the end of the prior year) for equity awards granted in previous years, the fair value of equity awards on the vest date for equity awards which were granted and vested in the year, and the change in fair value of equity awards at year-end (from the vest date) for equity awards which vested in the year. For fiscal year 2022, amounts reflect the one-time Vertex Merger Grant in 2022 that impacts the average Compensation Actually Paid for the Non-CEO NEOs for 2022. For a reconciliation of the SCT to compensation actually paid (“CAP”), see the table below.

(6)
As of year-ended December 31, assuming an initial investment of $100 on December 31, 2019.

(7)
Reflects S&P Aerospace and Defense Select Industry Index.

(8)
As of year-ended December 31.

(9)
Year-ended December 31.

The following tables provide reconciliations of the CEO’s and the average non-CEO NEOs’ compensation reported in the SCT to CAP, each as described in the table above and the accompanying footnotes.
CEO SCT Total to CAP Reconciliation
Fiscal Year	Salary ($)	Non-Equity Incentive Compensation ($)	Other Compensation ($)(1)	SCT Total ($)	Deductions from SCT Total ($)(2)	Additions to SCT Total ($)(3)	CAP ($)
2023	926,919	1,303,115	40,120	7,555,625	(5,285,471)	5,200,966	7,471,120
2022	831,310	1,251,965	36,391	4,619,679	(2,500,013)	2,385,768	4,505,434
2021	764,619	1,185,106	33,844	4,083,541	(2,099,972)	1,202,314	3,185,883
2020	738,467	769,400	33,371	3,441,257	(1,900,019)	1,760,395	3,301,633

(1)
Reflects “all other compensation” reported in the SCT for each year shown.

(2)
Represents the grant date fair value of equity-based awards granted each year. We do not offer a pension plan, therefore, no adjustment for pension value needed.

(3)
Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown.

Average Non-CEO NEOs SCT Total to CAP Reconciliation
Fiscal Year	Salary ($)	Non-Equity Incentive Compensation ($)	Other Compensation ($)(1)	SCT Total ($)	Deductions from SCT Total ($)(2)	Additions to SCT Total ($)(3)	CAP ($)
2023	401,104	281,217	403,761	2,174,613	(1,088,531)	929,718	2,015,800
2022	286,439	410,925	15,530	6,866,764	(6,153,870)	7,458,212	8,171,106
2021	375,981	298,504	13,706	1,049,196	(361,005)	166,520	854,711
2020	397,271	235,775	15,577	1,011,132	(362,509)	344,407	993,030

(1)
Reflects “all other compensation” reported in the SCT for each year shown.

(2)
Represents the grant date fair value of equity-based awards granted each year. We do not offer a pension plan, therefore, no adjustment for pension value needed.

(3)
Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown.

As required by Item 402(v) of Regulation S-K, the following graphs illustrate the relationship (in each case for the 2020-2023 period) between (1) our TSR and that of the S&P Aerospace and Defense Select Industry Index and (2) the compensation actually paid to our CEO and other NEOs versus each of our TSR, our net income and our Adjusted EBITDA.
Company TSR versus Peer Group TSR

CAP versus TSR
CAP versus Net Income/(Loss)
CAP versus Adjusted EBITDA

Performance Measures to Determine CAP for 2023
The five items listed below represent the most important metrics we used to determine CAP for 2023 as further described in our “Compensation Discussion and Analysis.”
Most Important Performance Measures
Total Revenue
New Business Wins
Adjusted EBITDA
Days Sales Outstanding
Individual Strategic Achievements

HOW TO ATTEND THE VIRTUAL 2024 ANNUAL MEETING OF
SHAREHOLDERS
To be admitted to the 2024 Annual Meeting, please visit www.virtualshareholdermeeting.com/VVX2024. When prompted, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you receive with these proxy materials. You may vote or ask questions during the 2024 Annual Meeting by following the instructions available on www.virtualshareholdermeeting.com/VVX2024. Persons without a control number may attend the 2024 Annual Meeting as guests, but they will not have the option to vote shares or ask questions. Whether or not you plan to attend the 2024 Annual Meeting, we urge you to vote and submit your proxy in advance of the 2024 Annual Meeting by one of the methods described in these proxy materials.
You may begin to log into the virtual meeting platform at www.virtualshareholdermeeting.com/VVX2024 and enter your control number beginning at 7:45 a.m. Eastern Time on May 9, 2024. The meeting platform is fully supported across browsers (Firefox, Chrome, Microsoft Edge, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. A replay of the webcast will be available on the Investor Relations page of the Company’s website 24 hours after the 2024 Annual Meeting at https://investors.gov2x.com/overview/default.aspx until May 9, 2025.

V2X, INC.7901 JONES BRANCH DRIVE SUITE 700MCLEAN, VA 22102 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/VVX2024You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V31096-P04386 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY V2X, INC.THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3. 1.Election of Four Class I DirectorsNominees:For Against Abstain 1a.Dino M. Cusumano!!!1b.Lee E. Evangelakos!!!1c.Charles L. Prow!!!1d.Phillip C. Widman!!!For Against Abstain 2.Ratification of the appointment of RSM US LLP as the V2X, Inc. Independent Registered Public Accounting Firm for 2024. !!!3.Approval, on an advisory basis, of the compensation paid to our named executive officers. !!!Yes No Please indicate if you plan to virtually attend this meeting!! Please sign your name(s) exactly as it/they appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

V2X, INC.Annual Meeting of Shareholders8:00 a.m., Eastern Time, May 9, 2024Virtual Shareholder Meetingwww.virtualshareholdermeeting.com/VVX2024PLEASE PRESENT THE 16 DIGIT CONTROL NUMBER FOUND ON THIS CARD TO ENTER TO THEVIRTUAL MEETING ROOMNote: If you plan to virtually attend the Annual Meeting of Shareholders, please so indicate by marking the appropriatebox on the attached proxy card. If you plan to attend the Annual Meeting of Shareholders through the virtual meetingplatform, please keep this Admission Ticket, as you will be required to enter the 16-digit control number found onyour proxy card to access the virtual meeting platform. The use of video, still photography or audio recording at theAnnual Meeting of Shareholders is not permitted. Your compliance is appreciated.This Admission Ticket should not be returned with your proxy but should be retained as you will need itto gain access to the virtual Annual Meeting of Shareholders. SEC E-Proxy Notice Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be held onMay 9, 2024 at 8:00 a.m. virtually at www.virtualshareholdermeeting.com/VVX2024The proxy materials for the V2X 2024 Annual Meeting of Shareholders, including the 2024 Proxy Statement andthe 2023 Annual Report to Shareholders, are available on the Internet. To view these proxy materials, please visitwww.proxyvote.com. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OFV2X, INC. FOR THEANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 9, 2024 AT 8:00 AM ETThe shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Kevin T. Boyle andCharles L. Prow, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s)them to represent and to vote, as designated on the reverse side of this form, all of the shares of Common Stock of V2X, Inc.that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., Eastern Time,on May 9, 2024 virtually at www.virtualshareholdermeeting.com/VVX2024, and any adjournments, postponements orcontinuations thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCHDIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. In eithercase, if this form is signed and returned, the proxies will be authorized to vote in their discretion on any other matters that maybe presented for a vote at the Annual Meeting of Shareholders.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPECONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE